EXHIBIT I Other U5S Information for Consolidated Natural Gas Company

  The information presented below is provided as part of this Form U5B in lieu of Consolidated Natural Gas Company filing a separate Form U5S for the year ended December 31, 1999. This information consists of the item numbers and captions of each item of Form U5S, along with the related disclosures. If the information required by an item has been provided in this Form U5B, the appropriate cross-reference is provided.

Item 1. System Companies and Investment Therein at December 31, 1999

  The information required under Item 1 for Consolidated Natural Gas Company and its subsidiaries is included in Item 4 and Item 9 of Dominion Resources' Registration Statement on Form U5B, and reference is made thereto as follows:

  Name of Company and Business--Item 4
  Number of Common Shares Owned, Issuer's Book Value and Owner's Book Value--
  Item 9

  Consolidated Natural Gas Company has 100 percent voting power in its subsidiaries, and each of its subsidiary companies has 100 percent voting power in their subsidiaries.

  In September 1999, CNG Power provided the initial financing to its new subsidiary company, CNG Kauai. CNG Kauai was incorporated in Delaware on March 7, 1997, as a special purpose subsidiary to hold Consolidated's interest in an independent power project under development on the Hawaiian island of Kauai. In October 1999, CNG Power sold its investment in CNG Kauai to CNG International at net book value. CNG Kauai is an exempt wholesale generator.

Item 2. Acquisitions or Sales of Utility Assets

  None.

Item 3. Issue, Sale, Pledge, Guarantee or Assumption of System Securities

  CNG Transmission had during 1999 several letters of credit outstanding to provide security to the Commonwealth of Pennsylvania for the company's obligation to plug and reclaim gas wells as part of the process of abandonment of gas storage properties. One-half the cost of one letter of credit is shared by nonaffiliated pipeline companies. The maximum balance on CNG Transmission's portion of all letters of credit during 1999 was $8,000,000 with $3,000,000 remaining outstanding as of December 31, 1999.

  The Company has issued guarantees to the states of Pennsylvania, Virginia and West Virginia to maintain worker's compensation self-insured status for CNG Transmission, Virginia Natural Gas and Hope Gas. Self-insured status means that the subsidiary pays the worker's compensation claims directly instead of paying into the state maintained fund. In recent years these states have revised their worker's compensation programs and now require parent company guarantees--in addition to surety bonds--for subsidiary companies to maintain self-insured status.

  All of the above transactions are exempt pursuant to Rule 45(b)(6).

Item 4. Acquisition, Redemption or Retirement of System Securities

                               Calendar Year 1999
                             (Thousands of Dollars)

                                                             Number of
                                                             Shares or
                                                             Principal
                                                   Number of  Amount
                                                   Shares or Redeemed
                              Name of Company      Principal    or
   Name of Issuer and     Acquiring, Redeeming or   Amount    Retired                      Commission
     Title of Issue         Retiring Securities    Acquired  (Note 1)  Consideration Authorization (Note 2)
   ------------------     ------------------------ --------- --------- ------------- ----------------------
Registered Holding
 Company:
Consolidated Natural Gas
 Common stock, par value
 $2.75 per share........  Consolidated Natural Gas  225,356              $ 12,205     Rule 42 (Note 3)
                                                     shares
                                                   (Note 3)

Service Company:
 7.5% Non-negotiable
  note due 9/30/04......  Consolidated Natural Gas $ 20,000              $ 20,000     Rule 52

East Ohio Gas:
 6.2% Non-negotiable
  note due 9/30/10......  Consolidated Natural Gas $ 80,000              $ 80,000     Rule 52
 7.5% Non-negotiable
  note due 9/30/04......  Consolidated Natural Gas $ 55,000              $ 55,000     Rule 52

Virginia Natural Gas:
 7.5% Non-negotiable
  note due 9/30/04......  Consolidated Natural Gas $ 37,000              $ 37,000     Rule 52

Hope Gas:
 Capital stock, par
  value $100 per share..  Consolidated Natural Gas   40,000              $  4,000     Rule 52
                                                     shares
 7.5% Non-negotiable
  note due 9/30/04......  Consolidated Natural Gas $  4,200              $  4,200     Rule 52

CNG Producing:
 Capital stock, par
  value $10,000 per
  share.................  Consolidated Natural Gas   11,300              $113,000     Rule 52
                                                     shares
 7.5% Non-negotiable
  note due 9/30/04......  Consolidated Natural Gas $195,000              $195,000     Rule 52
CNG International:
 Capital stock, par
  value $10,000 per
  share.................  Consolidated Natural Gas    2,300              $ 23,000     Rule 52
                                                     shares
                                                                         --------
 Total Consolidated
  Natural Gas...........                                                 $543,405
                                                                         ========
Subsidiaries of
 Registered Holding
 Company:
CNG Service Company:
 8.9% Non-negotiable
  note due 5/31/99......  CNG Service Company                 $ 5,000    $  5,000     Rule 42
 9.5% Non-negotiable
  note due 11/30/99.....  CNG Service Company                 $   240    $    240     Rule 42


CNG Transmission:
 9.5% Non-negotiable
  note due 11/30/99.....  CNG Transmission                    $ 2,077    $  2,077     Rule 42

East Ohio Gas:
 8.9% Non-negotiable
  note due 5/31/99......  East Ohio Gas                       $15,000    $ 15,000     Rule 42
 9.5% Non-negotiable
  note due 11/30/99.....  East Ohio Gas                       $   690    $    690     Rule 42

Peoples Natural Gas:
 8.9% Non-negotiable
  note due 5/31/99......  Peoples Natural Gas                 $10,000    $ 10,000     Rule 42
 9.5% Non-negotiable
  note due 11/30/99.....  Peoples Natural Gas                 $   511    $    511     Rule 42

Virginia Natural Gas:
 9.94% Unsecured loan
  due 1/1/99............  Virginia Natural Gas                $ 4,000    $  4,000     Rule 42
 8.9% Non-negotiable
  note due 5/31/99......  Virginia Natural Gas                $33,318    $ 33,318     Rule 42

Hope Gas:
 9.5% Non-negotiable
  note due 11/30/99.....  Hope Gas                            $   224    $    224     Rule 42

CNG Producing:
 8.9% Non-negotiable
  note due 5/31/99......  CNG Producing                       $35,000    $ 35,000     Rule 42
 8.95% Non-negotiable
  note due 9/30/99......  CNG Producing                       $ 4,450    $  4,450     Rule 42

                                                         Number of
                                                         Shares or
                                                         Principal
                                               Number of  Amount
                            Name of Company    Shares or Redeemed
                          Acquiring, Redeeming Principal    or
   Name of Issuer and         or Retiring       Amount    Retired                      Commission
     Title of Issue            Securities      Acquired  (Note 1)  Consideration Authorization (Note 2)
   ------------------     -------------------- --------- --------- ------------- ----------------------
CNG Power:
Capital stock, par value
 $1,000 per share.......   CNG Power                       14,100    $ 14,100     Rule 42
                                                           shares
 6.75% Non-negotiable
  note due 11/30/08.....   CNG Power                     $    223    $    223     Rule 42
 7.4% Non-negotiable
  notes due 11/30/00 to
  11/30/15..............   CNG Power                     $  2,160    $  2,160     Rule 42
 8.75% Non-negotiable
  notes due 11/30/99 to
  11/30/14..............   CNG Power                     $  5,712    $  5,712     Rule 42
 8.95% Non-negotiable
  notes due 9/30/09 to
  9/30/19...............   CNG Power                     $  4,000    $  4,000     Rule 42
 9.5% Non-negotiable
  notes due 11/30/99 to
  11/30/05..............   CNG Power                     $    208    $    208     Rule 42

Consolidated LNG:
Capital stock, par value
 $10,000 per share......   Consolidated LNG                   740    $  7,400     Rule 42
                                                           shares
                                                                     --------
 Total subsidiaries.....                                             $144,313
                                                                     ========
CNG Power:
CNG Kauai
 Capital stock, par        CNG Power                  1              $     10     Acquisition of an
  value $10,000 per                               share              ========     interest in an
  share.................                       (Note 4)                           exempt wholesale
                                                                                  generator pursuant
                                                                                  to Section 32 (g)
                                                                                  of the Act
 Capital stock, par        CNG Power                            1    $     10     Rule 43(b)
  value $10,000 per                                         share    ========
  share.................                                 (Note 4)
CNG International:
CNG Kauai
 Capital stock, par        CNG International          1              $     10     Acquisition of an
  value $10,000 per                               share              ========     interest in an
  share.................                       (Note 4)                           exempt wholesale
                                                                                  generator pursuant
                                                                                  to Section 32 (g)
                                                                                  of the Act

-------
Notes:
(1) Except as noted, all securities redeemed or retired have been cancelled.
(2) Public Utility Holding Company Act of 1935.
(3) Consolidated Natural Gas acquired 225,356 shares of treasury stock during 1999 at a cost of $12,205,000, or an average price of $54.16 a share. During 1999, 710,036 shares of treasury stock were sold to the System's employee incentive plans at an average price of $53.48, which amounted to $37,970,000. At December 31, 1999, a total of 10,443 shares were being held as treasury stock.
(4) In September 1999, CNG Power provided the initial financing to its new subsidiary, CNG Kauai. In October 1999, CNG Power sold its investment in CNG Kauai to CNG International.

Item 5. Investments in Securities of Non-System Companies

  The aggregate amounts of investments at December 31, 1999, in persons operating in the system's retail service area are shown below.

                             Number                                   Aggregate
Name of Owner              of Persons       Business of Persons       Investment
-------------              ----------       -------------------       ----------
CNG Transmission..........    One     State Development Fund          $  100,000
Hope Gas..................    One     State Development Fund          $  100,000
Hope Gas..................    One     Economic Development Small      $1,125,000
                                      Business Investment Company
                                      (Note)
Virginia Natural Gas......    One     State Development Fund          $   56,367

--------
Note: Investment made pursuant to the West Virginia Capital Companies Act and under Rule 40(a)(5).

  The above do not include investments in securities of non-system companies which have been authorized by Commission order under the Public Utility Holding Company Act of 1935 and which are subject to Rule 24 Certificate filing requirements.

Item 6. Officers and Directors

  By permission of the Staff, information required to be disclosed pursuant to
Item 6 has been omitted. Information regarding the officers and directors of Dominion Resources is included in Item 16 of Form U5B or in Dominion Resources' 2000 Proxy Statement dated March 16, 2000, which is included as Exhibit F-4 to this Form U5B.

Item 7. Contributions and Public Relations

  Tabulated below for each system company are the expenditures, disbursements, or payments made during the year 1999, directly or indirectly, to or for the account of any citizens group, or public relations counsel. There were no payments made to any political party, candidate for public office or holder of such office, or any committee or agent therefor by the system companies during the year 1999.

                                                                  Accounts Charged
                               Name or Number                       Per Books of
Name of Company             of Beneficiary(ies)       Purpose    Disbursing Company    Amount
---------------             -------------------      ---------   ------------------    -------
Parent Company.......... Democratic Leadership       Civic     Other income deductions $10,000
                         Council (Note 1)
Parent Company.......... Hayes & Associates          Public    Other income deductions $13,000
                                                     Relations
East Ohio Gas........... Four beneficiaries (Note 1) Civic     Other income deductions $ 5,500

--------
Notes:
(1) Beneficiaries are nonprofit and nonpartisan civic organizations tax-exempt under Section 501(c)(4) of the Internal Revenue Code.
(2) The information set forth above with respect to the subsidiary companies of Consolidated Natural Gas is based upon memoranda submitted to Consolidated Natural Gas for such purpose by each of its subsidiary companies, which memoranda are in the certified form required by Instruction 2 to ITEM 7. Consolidated Natural Gas is preserving such memoranda.

Item 8. Service, Sales and Construction Contracts

  Part I. Contracts for services, including engineering or construction services, or goods supplied or sold between system companies during the year 1999 are as follows:

                                                                               Date of
                                                                             Contract(s)
Transaction (Note 1)     Serving Company   Receiving Company  Compensation    (Note 2)
--------------------     ---------------- ------------------- ------------ ---------------
Management services..... CNG Transmission Hope Gas             $1,425,576  January 1, 1984
Management services..... CNG Transmission CNG Field Services   $  566,247  July 1, 1991
Management services..... CNG Transmission CNG Power            $  125,264  August 15, 1983
Management services..... CNB Transmission Peoples Natural Gas  $  211,542  June 16, 1989

--------
Notes:
(1) Contracts for management services with aggregate consideration passing between the same companies of less than $100,000 have been omitted.
(2)  All contracts were in effect at December 31, 1999.

  Part II. Contracts to purchase services or goods between any system company and any affiliate (other than a system company) or any company in which any officer or director of the receiving company is a partner or owns 5 percent or more of any class of equity securities:

  None.
  Part III. Employment of any person by any system company for the performance on a continuing basis of management, supervisory or financial advisory services:

  None.

Item 9. Wholesale Generators and Foreign Utility Companies

  Part I. Information concerning the interests held by system companies in exempt wholesale generators or foreign utility companies:

  1. Information concerning the interests held by system companies in exempt wholesale generators follows.

  (a) Kauai Power Partners, L.P. CNG International holds a 1% limited partnership interest in Kauai Power Partners, L.P. (KPP), and CNG Kauai, a subsidiary of CNG International, holds a 1% general partnership interest and a 98% limited partnership interest in KPP. KPP is involved in the greenfield development of a 26-megawatt advanced steam-injected combustion turbine power plant on the island of Kauai, Hawaii.

  The name and business address of KPP are as follows:

    Kauai Power Partners, L.P.
    11921 Freedom Drive
    Suite 600
    Reston, VA 20190

  (b) At December 31, 1999, CNG International's and CNG Kauai's investment in KPP totaled $1,805,000, which represents primarily costs incurred for the project prior to construction.

  (c) KPP has a capital structure consisting of equity contributed by its partners and has no debt. Accordingly, there is no meaningful debt to equity ratio for KPP. Since the facility is currently in the planning stage, KPP had no earnings for the year ended December 31, 1999.

  (d) At December 31, 1999, there were no service, sales or construction contracts between KPP and any CNG system company.

  2. Information concerning the interests held by system companies in a foreign utility company (FUCO) follows.

  (a) Latin America Fund CNG International holds a 16.5% limited partnership interest in The Latin America Energy and Electricity Fund I, L.P. (Latin America Fund), a Cayman Islands exempted limited partnership, and an 8.29% general partnership interest in FondElec General Partner, L.P. (FondElec). FondElec holds a 1% general partnership interest in the Latin America Fund. The Latin America Fund's business is limited to investing in FUCOs in Latin America. As part of the transaction, CNG International obtains an ownership interest, equal to its percentage ownership interest in the partnership, in each of the Latin America Fund's investments. The Latin America Fund had investments in two FUCOs as of December 31, 1999.

  The name and business address of the Latin America Fund are as follows:

    The Latin America Energy and Electricity Fund I, L.P.
    Stamford Harbor Park
    333 Ludlow Street
    Stamford, CT 06902

  (b) At December 31, 1999, CNG International's investment in the Latin America Fund totaled $8,309,000. CNG International's total commitment for investment in the Latin America Fund was originally $10,000,000. The investment program has been completed. There have been no transfers of assets from a CNG affiliate to any FUCO in which the Latin America Fund has an interest.

  (c) The Latin America Fund is an equity investment fund and as such has a capital structure consisting of equity funds contributed by its partners. Accordingly, there is no meaningful debt to equity ratio for the Latin America Fund. The Latin America Fund had net income of $763,815 for the year ended December 31, 1999.

  (d) There are no service, sales or construction contracts between the Latin America Fund, or any FUCOs in which the Latin America Fund has an interest, and a CNG system company.

  3. Information concerning the interests held by system companies in a FUCO follows.

  (a) Argentine FUCOs At December 31, 1999, CNG International had a 21.55% ownership interest in each of two gas utility holding companies, Sodigas Pampeana and Sodigas Sur, and a 25% ownership interest in an electric utility holding company, Buenos Aires Energy company (BAECO). The gas utility holding companies have ownership interests in two gas distribution companies, Camuzzi Gas Pampeana S.A. (Camuzzi Pampeana) and Camuzzi Gas del Sur S.A. (Camuzzi del
Sur), and BAECO has an ownership interest in an electric distribution company, Empresa Distribuidora de Energia Atlantica S.A. (EDEA). Camuzzi Pampeana, Camuzzi del Sur and EDEA are FUCOs.

  Camuzzi Pampeana serves approximately 864,000 customers in Buenos Aires province (but not in the city of Buenos Aires itself). Camuzzi del Sur serves approximately 398,000 customers in Argentina to the south of Buenos Aires. Camuzzi Pampeana and Camuzzi del Sur own, in the aggregate, approximately 3,900 miles of natural gas pipelines and 15,000 miles of natural gas distribution mains and networks. Camuzzi Pampeana and Camuzzi del Sur together sell approximately 235 Bcf of natural gas per year.

  EDEA serves approximately 407,000 electric customers in the province of Buenos Aires, delivering about 1,800 gigawatt-hours a year. EDEA's electrical distribution network consists of approximately 5,900 miles of high-, medium-, and low-tension power lines with approximately 3,000 supporting substations which transform energy to lower tensions for connection to many of EDEA's customers.

  The name and business address of the Argentine FUCOs are as follows:

  Camuzzi Pampeana andCamuzzi del Sur:
                       Av. Alicia Moreau de Justo 240
                       3rd Floor
                       (1107) Buenos Aires
                       Argentina

  EDEA:                Av. Pedro Luro 2937
                       7th Floor
                       (7600) Mar del Plata
                       Buenos Aires
                       Argentina

  (b) At December 31, 1999, CNG International's investment in the Argentine holding companies was as follows:

   Sodigas Pampeana................................................ $ 78,059,000
   Sodigas Sur.....................................................   51,215,000
   BAECO...........................................................   31,407,000
                                                                    ------------
   Total........................................................... $160,681,000
                                                                    ============

  In July 1999, CNG International made a capital contribution to retire debt at Sodigas Pampeana and Sodigas Sur. The capital contribution increased CNG International's equity investment in the two companies but did not change its ownership interest.

  There have been no transfers of assets from a CNG affiliate to any of the FUCOs in which Sodigas Pampeana, Sodigas Sur or BAECO has an interest.

  (c) The capital structure and earnings for the Argentine holding companies as of and for the year ended December 31, 1999, are as follows:

                                                          Capital
                                                         Structure
                                                        ------------  Earnings
                                                        Debt  Equity   (Loss)
                                                        ----  ------ -----------
                                                                     (In Pesos)
   Sodigas Pampeana....................................  24%    76%  $18,573,870
   Sodigas Sur.........................................  21%    79%  $21,476,596
   BAECO...............................................  72%    28%  $(5,142,748)

  (d) There are no service, sales or construction contracts between the Argentine holding companies, or any FUCOs in which they hold an interest, and a CNG system company.

  Part II. Relationship of exempt wholesale generators and foreign utility companies to system companies, and financial data:

  An organization chart showing the relationship of the EWG to other system companies is filed as Attachment H-1 to this Exhibit I. Organization charts showing the relationship of the FUCOs to other system companies are filed as Attachment H-2 to this Exhibit I. The balance sheet of the EWG is filed as Attachment I-1 to this Exhibit I (there was no income activity during 1999). Financial statements of the FUCOs are filed as Attachments I-2 through I-5 to this Exhibit I.

  Part III. Investment in exempt wholesale generators and foreign utility companies:

  The Company's aggregate investment in the Latin America Fund and the Argentine holding companies totaled $168,990,000 at December 31, 1999. The ratio of the Registrant's aggregate investment in the FUCOs to the Registrant's aggregate capital investment in its domestic public utility subsidiaries was 11.2% at December 31, 1999.

Item 10. Financial Statements and Exhibits

 Financial Statements

  The consolidating financial statements of Consolidated Natural Gas Company are included as Exhibit D to this Form U5B.

 Exhibits

    SEC
  Exhibit
 Reference                        Description of Exhibit
 ---------                        ----------------------
     A.    Consolidated Natural Gas Company's Form 10-K Annual Report for the
           year ended December 31, 1999, is hereby incorporated by reference to the filing made on March 7, 2000 under File No. 1-3196, which is included as Exhibit F-4 to this Form U5B.

     B. A copy of the charter, as amended, and copy of the by-laws, as amended, of Consolidated Natural Gas Company and each subsidiary company thereof, unless otherwise indicated on the list filed herewith, are incorporated in this report by reference to previous filings with the Commission, as shown on such list.

     C.(a) The indentures of Consolidated Natural Gas Company are hereby incorporated by reference to previously filed material as indicated on the list filed herewith as Attachment C.(a).

       (b) Not applicable.

     D. Pursuant to Rule 45(c) under the Public Utility Holding Company Act of 1935, the Agreement among system companies concerning the allocation of current federal income taxes (Agreement) is incorporated in this report by reference to Consolidated Natural Gas
           Company's Annual Report on Form U5S for the year ended December 31,
           1995 (File No. 30-203). First Amendment to the Agreement is incorporated in this report by reference to Consolidated Natural Gas
           Company's Annual Report on Form U5S for the year ended December 31,
           1996 (File No. 30-203). Second Amendment to the Agreement is incorporated in this report by reference to Consolidated Natural Gas
           Company's Annual Report on Form U5S for the year ended December 31,
           1998 (File No. 30-203).

     E. Pursuant to Rule 16(c) under the Public Utility Holding Company Act of 1935, the annual report of the Iroquois Gas Transmission System, L.P., for the year ended December 31, 1999, is filed herewith as Attachment E.

     F.    Schedules supporting items of this report:

           (1) ITEM 10--Schedule of utility plant and related depreciation or amortization accounts, together with schedules of other property or investments, are filed herewith on Form SE, if applicable, for:

           CNG Transmission
           East Ohio Gas
           Peoples Natural Gas
           Virginia Natural Gas
           Hope Gas

    SEC
  Exhibit
 Reference                        Description of Exhibit
 ---------                        ----------------------
     G.    Financial Data Schedules for the CNG companies have been filed as
           Exhibit 27 to this Form U5B (filed herewith).

     H.    (1)  Organization chart showing the relationship of the exempt wholesale generator in which the system holds an interest to other system companies, is filed herewith as Attachment H-1.

           (2) Organization charts showing the relationship of the foreign utility companies in which the system holds an interest to other system companies, are filed herewith as Attachment H-2.

     I. Financial statements of the exempt wholesale generator and foreign utility companies are filed herewith as Attachments I-1 through I-5.

                                                                    ATTACHMENT B
                              CHARTERS AND BY-LAWS

                             Annual Report on
                                 Form U5S
                             (File No. 30-203)
                                Year Ended
                               December 31,         Other Commission Filing
                             -----------------      -----------------------
Consolidated Natural Gas
 Company
 Certificate of
  Incorporation as amended
  January 28, 2000.........                    Exhibit B-10(a) to this Form U5B
 By-Laws as amended January
  28, 2000.................                    Exhibit B-10(b) to this Form U5B

Consolidated Natural Gas
 Service Company, Inc.
 Charter as amended
  November 30, 1982........                    Exhibit B-11(a) to this Form U5B
 By-Laws as amended March
  1, 1993..................                    Exhibit B-11(b) to this Form U5B

Dominion Transmission, Inc.
 (formerly CNG Transmission
 Corporation)
 Charter as amended April
  11, 2000.................                    Exhibit B-5(a) to this Form U5B
 By-Laws as amended April
  11, 2000.................                    Exhibit B-5(b) to this Form U5B

Hope Gas, Inc.
 Charter as amended October
  13, 1994.................                    Exhibit B-15(a) to this form U5B
 By-Laws as amended June 1,
  1998.....................                    Exhibit B-15(b) to this Form U5B

The East Ohio Gas Company
 Charter as amended June
  17, 1993.................                    Exhibit B-14(a) to this Form U5B
 Regulations as amended
  June 17, 1993............                    Exhibit B-14(b) for this Form U5B

The Peoples Natural Gas
 Company
 Charter as amended
  September 2, 1993........                    Exhibit B-16(a) to this Form U5B
 By-Laws as amended March
  15, 1990.................                    Exhibit B-16(b) to this Form U5B

Dominion Exploration &
 Production, Inc.
 (formerly CNG Producing
 Company)
 Charter as amended April
  12, 2000.................                    Exhibit B-4(a) to this Form U5B
 By-Laws as amended April
  12, 2000.................                    Exhibit B-4(b) to this Form U5B

Consolidated System LNG
 Company
 Charter--Composite
  Certificate of
  Incorporation as amended
  July 27, 1993............        1993
 By-Laws as amended March
  17, 1997.................        1997

CNG Research Company
 Certificate of
  Incorporation dated June
  26, 1975.................        1975
 Charter Amendment dated
  May 25, 1982.............        1982
 Charter Amendment
  effective August 23,
  1991.....................        1991        (Form SE dated April 24, 1992)
 By-Laws as last amended
  May 19, 1997.............        1997

CNG Coal Company
 Certificate of
  Incorporation dated
  October 4, 1976..........        1977
 Charter Amendment dated
  July 20, 1990............        1990        (Form SE dated April 25, 1991)
 Charter Amendment
  effective August 23,
  1991.....................        1991        (Form SE dated April 24, 1992)
 By-Laws as last amended
  June 11, 1990............        1990        (Form SE dated April 25, 1991)

                              Annual Report on
                                  Form U5S
                              (File No. 30-203)
                                 Year Ended
                                December 31,        Other Commission Filing
                              -----------------     -----------------------
CNG Retail Services
 Corporation
 Certificate of
  Incorporation dated
  January 30, 1997..........                    Exhibit B-13(a) to this Form U5B
 By-Laws as adopted February
  10, 1997..................                    Exhibit B-13(b) to this Form U5B

CNG Financial Services, Inc.
 Certificate of
  Incorporation dated March
  1, 1989...................        1989        (Form SE dated April 25, 1990)
 By-Laws as adopted May 26,
  1989......................        1989        (Form SE dated April 25, 1990)

Virginia Natural Gas, Inc.
 Amended and Restated
  Articles of Incorporation
  dated December 26, 1990...                    Exhibit B-18(a) to this Form U5B
 By-Laws as last amended
  April 26, 1991............                    Exhibit B-18(b) to this Form U5B

CNG Power Services
 Corporation
 Certificate of
  Incorporation as amended
  December 30, 1996.........        1996
 By-Laws as adopted August
  8, 1994...................        1994

CNG International
 Corporation
 Certificate of
  Incorporation dated
  January 22, 1996..........                    Exhibit B-12(a) to this Form U5B
 By-Laws as adopted August
  1, 1996...................                    Exhibit B-12(b) to this Form U5B

Dominion Field Services,
 Inc.
 (formerly CNG Field
 Services Company
 Certificate of
  Incorporation as last
  amended April 1, 2000.....                    Exhibit B-6(a) to this Form U5B
 By-Laws as last amended
  April 1, 2000.............                    Exhibit B-6(b) to this Form U5B

                                                               ATTACHMENT C.(a)

                INDENTURES OF CONSOLIDATED NATURAL GAS COMPANY

  The Indentures, Supplemental Indentures and Securities Resolutions between Consolidated Natural Gas Company and its debenture Trustees, as listed below, are incorporated by reference to material previously filed with the Commission as indicated:

  Manufacturers Hanover Trust Company (now The Chase Manhattan Bank)
    Indenture dated as of May 1, 1971 (Exhibit (5) to Certificate of
     Notification at Commission File No. 70-5012)
    Fifteenth Supplemental Indenture thereto dated as of October 1, 1989
     (Exhibit (5) to Certificate of Notification at Commission File No. 70-
     7651)
    Seventeenth Supplemental Indenture thereto dated as of August 1, 1993
     (Exhibit (4) to Certificate of Notification at Commission File No. 70-
     8167)
    Eighteenth Supplemental Indenture thereto dated as of December 1, 1993
     (Exhibit (4) to Certificate of Notification at Commission File No. 70-
     8167)
    Nineteenth Supplemental Indenture dated as of January 28, 2000 among
     Consolidated Natural Gas Company, DRI New Sub II and The Chase Manhattan Bank, successor to Manufacturers Hanover Trust Company, as trustee (Exhibit 4A(iii) to Form 10-K for the year ended December 31, 1999, File No. 1-3196)

  United States Trust Company of New York
    Indenture dated as of April 1, 1995 (Exhibit (4) to Certificate of
     Notification at Commission File No. 70-8107)
    First Supplemental Indenture dated as of January 28, 2000 among
     Consolidated Natural Gas Company, DRI New Sub II and United States Trust Company of New York, as trustee (Exhibit 4A(ii) to Form 10-K for the year ended December 31, 1999, File No. 1-3196)

  Securities Resolution No. 1 effective as of April 12, 1995 (Exhibit 2 to
   Form 8-A filed April 21, 1995 under file No. 1-3196 and relating to the 7 3/8% Debentures Due April 1, 2005)

  Securities Resolution No. 2 effective as of October 16, 1996 (Exhibit 2 to
   Form 8-A filed October 18, 1996 under file No. 1-3196 and relating to the 6 7/8% Debentures Due October 15, 2026)

  Securities Resolution No. 3 effective as of December 10, 1996 (Exhibit 2 to
   Form 8-A filed December 12, 1996 under file No. 1-3196 and relating to the 6 5/8% Debentures Due December 1, 2008)

  Securities Resolution No. 4 effective as of December 9, 1997 (Exhibit 2 to
   Form 8-A filed December 12, 1997 under file No. 1-3196 and relating to the 6.80% Debentures Due December 15, 2027)

  Securities Resolution No. 5 effective as of October 20, 1998 (Exhibit 2 to
   Form 8-A filed October 22, 1998 under file No. 1-3196 and relating to the 6% Debentures Due October 15, 2010)

  Securities Resolution No. 6 effective as of September 21, 1999 under
   Indenture dated as of April 1, 1995 between the Company and United States Trust Company of New York, as trustee (Exhibit 4A (iv) to Form 10-K for the year ended December 31, 1999, File No. 1-3196)

                                                                   ATTACHMENT E

REPORT OF INDEPENDENT ACCOUNTANTS

TO THE PARTNERS OF
IROQUOIS GAS TRANSMISSION SYSTEM, L.P.:

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, changes in partners' equity and of cash flows present fairly, in all material respects, the financial position of Iroquois Gas Transmission System, L.P. and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Hartford, Connecticut
February 11, 2000

                     IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

                       CONSOLIDATED STATEMENTS OF INCOME

For the Years Ended December 31                                    1999      1998
-------------------------------                                  --------  --------
                                                                   (thousands of
                                                                     dollars)
NET OPERATING REVENUES.......................................... $123,919  $140,371
OPERATING EXPENSES:
  Operations....................................................   21,534    21,703
  Depreciation and amortization.................................   21,976    29,795
  Taxes other than income taxes.................................   11,449    10,390
                                                                 --------  --------
    TOTAL OPERATING EXPENSES....................................   54,959    61,888
                                                                 --------  --------
OPERATING INCOME................................................   68,960    78,483
                                                                 --------  --------
OTHER INCOME AND (EXPENSES):
  Interest income...............................................    1,644     1,908
  Allowance for equity funds used during construction...........      --        457
  Other, net....................................................     (225)    4,393
                                                                 --------  --------
                                                                    1,419     6,758
                                                                 --------  --------
INCOME BEFORE INTEREST CHARGES AND TAXES........................   70,379    85,241
INTEREST EXPENSE:
  Interest expense..............................................   30,621    33,169
  Allowance for borrowed funds used during construction.........      --       (693)
                                                                 --------  --------
    NET INTEREST EXPENSE........................................   30,621    32,476
                                                                 --------  --------
INCOME BEFORE TAXES.............................................   39,758    52,765
PROVISION FOR TAXES.............................................   15,580    20,788
                                                                 --------  --------
NET INCOME...................................................... $ 24,178  $ 31,977
                                                                 ========  ========




   The accompanying notes are an integral part of these financial statements.

                     IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

                          CONSOLIDATED BALANCE SHEETS

Assets at December 31                                        1999       1998
---------------------                                      ---------  ---------
                                                              (thousands of
                                                                dollars)
CURRENT ASSETS:
  Cash and temporary cash investments..................... $  27,375  $  27,356
  Accounts receivable--trade..............................     6,938      7,191
  Accounts receivable--affiliates.........................     5,440      3,835
  Other current assets....................................     3,422      2,490
                                                           ---------  ---------
    TOTAL CURRENT ASSETS..................................    43,175     40,872
                                                           ---------  ---------
NATURAL GAS TRANSMISSION PLANT:
  Natural gas plant in service............................   773,588    770,118
  Construction work in progress...........................     3,292      1,868
                                                           ---------  ---------
                                                             776,880    771,986
  Accumulated depreciation and amortization...............  (242,074)  (223,154)
                                                           ---------  ---------
    NET NATURAL GAS TRANSMISSION PLANT....................   534,806    548,832
                                                           ---------  ---------
OTHER ASSETS AND DEFERRED CHARGES:
  Regulatory assets--income tax related...................    12,767     13,838
  Regulatory assets--other................................     2,226      2,414
  Other assets and deferred charges.......................     1,877        914
                                                           ---------  ---------
    TOTAL ASSETS AND DEFERRED CHARGES.....................    16,870     17,166
                                                           ---------  ---------
    TOTAL ASSETS.......................................... $ 594,851  $ 606,870
                                                           =========  =========





   The accompanying notes are an integral part of these financial statements.

                     IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

                          CONSOLIDATED BALANCE SHEETS

Liabilities and Partners' Equity at December 31                1999      1998
-----------------------------------------------              --------  --------
                                                               (thousands of
                                                                 dollars)
CURRENT LIABILITIES:
  Accounts payable.......................................... $  3,645  $  4,228
  Accrued interest..........................................    4,781     5,211
  Short-term borrowings.....................................    3,500       --
  Current portion of long-term debt.........................   28,789    28,723
  Other current liabilities.................................    5,290     5,177
                                                             --------  --------
    TOTAL CURRENT LIABILITIES...............................   46,005    43,339
                                                             --------  --------
LONG-TERM DEBT..............................................  307,875   336,665
OTHER NON-CURRENT LIABILITIES...............................      816       398
                                                             --------  --------
                                                              308,691   337,063
                                                             --------  --------
AMOUNTS EQUIVALENT TO DEFERRED INCOME TAXES:
  Generated by Partnership..................................   70,037    62,274
  Payable by Partners.......................................  (57,270)  (48,436)
                                                             --------  --------
TOTAL AMOUNTS EQUIVALENT TO DEFERRED INCOME TAXES...........   12,767    13,838
                                                             --------  --------
COMMITMENTS AND CONTINGENCIES (NOTE 6)......................      --        --
    TOTAL LIABILITIES.......................................  367,463   394,240
                                                             --------  --------
PARTNERS' EQUITY............................................  227,388   212,630
                                                             --------  --------
    TOTAL LIABILITIES AND PARTNERS' EQUITY.................. $594,851  $606,870
                                                             ========  ========




   The accompanying notes are an integral part of these financial statements.

                     IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31                                   1999      1998
-------------------------------                                 --------  --------
                                                                  (thousands of
                                                                    dollars)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income................................................... $ 24,178  $ 31,977
  Adjusted for the following:
    Depreciation and amortization..............................   21,976    29,795
    Allowance for equity funds used during construction........      --       (457)
    Deferred regulatory assets--income tax related.............    1,071       548
    Amounts equivalent to deferred income taxes................   (1,071)     (548)
    Income and other taxes payable by Partners.................   15,580    20,788
    Other assets and deferred charges..........................   (1,007)      (28)
    Changes in working capital:
      Accounts receivable......................................   (1,352)    3,276
      Other current assets.....................................     (932)     (323)
      Accounts payable.........................................     (583)     (679)
      Accrued interest.........................................     (430)     (402)
      Other liabilities........................................      531       (48)
                                                                --------  --------
NET CASH PROVIDED BY OPERATING ACTIVITIES......................   57,961    83,899
                                                                --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.........................................   (7,718)  (14,172)
                                                                --------  --------
    NET CASH USED FOR INVESTING ACTIVITIES.....................   (7,718)  (14,172)
                                                                --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Partner distributions........................................  (25,000)  (40,000)
  Repayments of long-term debt.................................  (28,724)  (28,723)
  Short term borrowings........................................    3,500       --
                                                                --------  --------
    NET CASH USED FOR FINANCING ACTIVITIES.....................  (50,224)  (68,723)
NET INCREASE IN CASH AND TEMPORARY CASH INVESTMENTS............       19     1,004
CASH AND TEMPORARY CASH INVESTMENTS AT BEGINNING OF YEAR.......   27,356    26,352
                                                                --------  --------
CASH AND TEMPORARY CASH INVESTMENTS AT END OF YEAR............. $ 27,375  $ 27,356
                                                                ========  ========
Supplemental disclosure of cash flow information:
  Cash paid for interest....................................... $ 31,051  $ 33,571
                                                                ========  ========


   The accompanying notes are an integral part of these financial statements.

                     IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

                    STATEMENT OF CHANGES IN PARTNERS' EQUITY

                                                          (thousands of dollars)
PARTNERS' EQUITY
  BALANCE AT DECEMBER 31, 1997...........................        $199,865
  Net income 1998........................................          31,977
  Taxes payable by Partners:
    Federal income taxes.................................          17,440
    State income taxes...................................           2,127
    Other state taxes....................................           1,221
                                                                 --------
                                                                   20,788
  Equity distributions to Partners.......................         (40,000)
                                                                 --------
PARTNERS' EQUITY
  BALANCE AT DECEMBER 31, 1998...........................         212,630
  Net income 1999........................................          24,178
  Taxes payable by Partners:
    Federal income taxes.................................          13,367
    State income taxes...................................           1,089
    Other state taxes....................................           1,124
                                                                 --------
                                                                   15,580
  Equity distributions to Partners.......................         (25,000)
                                                                 --------
PARTNERS' EQUITY
  BALANCE AT DECEMBER 31, 1999...........................        $227,388
                                                                 ========




   The accompanying notes are an integral part of these financial statements.

                    IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1

 DESCRIPTION OF PARTNERSHIP:

  Iroquois Gas Transmission System, L.P., ("Iroquois" or "Company") is a Delaware limited partnership formed for the purpose of constructing, owning and operating a natural gas transmission pipeline from the Canada--United States border near Waddington, NY, to South Commack, Long Island, NY. In accordance with the limited partnership agreement, the Partnership shall continue in existence until October 31, 2089, and from year to year thereafter, until the Partners elect to dissolve the Partnership and terminate the limited partnership agreement.

  Effective December 31, 1998, Alenco Iroquois Pipeline, Inc. sold its interest in the Company to TCPL Northeast Ltd. The partners consist of TransCanada Iroquois Ltd. (29.0%), North East Transmission Co. (19.4%), CNG Iroquois, Inc. (16.0%), ANR Iroquois, Inc. (9.4%), ANR New England Pipeline Co. (6.6%), TCPL Northeast Ltd. (6.0%), JMC-Iroquois, Inc. (4.93%), TEN Transmission Company (4.87%), NJNR Pipeline Company (2.8%), and LILCO Energy Systems, Inc. (1.0%). The Iroquois Pipeline Operating Company, a wholly-owned subsidiary, is the administrative operator of the pipeline.

  Income and expenses are allocated to the Partners and credited to their respective equity accounts in accordance with the partnership agreements and their respective percentage interests.

  Distributions to Partners are made concurrently to all Partners in proportion to their respective partnership interests. Total cash distributions of $25.0 million and $40.0 million were made during 1999 and 1998, respectively.

NOTE 2

 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation The consolidated financial statements of the Company are prepared in accordance with generally accepted accounting principles and with accounting for regulated public utilities prescribed by the Federal Energy Regulatory Commission ("FERC"). Generally accepted accounting principles for regulated entities allow the Company to give accounting recognition to the actions of regulatory authorities in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 71, "Accounting for the Effects of Certain Types of Regulation". In accordance with SFAS No. 71, the Company has deferred recognition of costs (a regulatory asset) or has recognized obligations (a regulatory liability) if it is probable that such costs will be recovered or obligation relieved in the future through the rate-making process.

  Principles of Consolidation The consolidated financial statements include the accounts of the Company and Iroquois Pipeline Operating Company, a wholly-owned subsidiary. Intercompany transactions have been eliminated in consolidation.

  Cash and Temporary Cash Investments Iroquois considers all highly liquid temporary cash investments purchased with an original maturity date of three months or less to be cash equivalents. Cash and temporary cash investments of $27.4 million in 1999, consisting primarily of low-risk mutual funds, are carried at cost, which approximates market. At December 31, 1999 and 1998, $9.7 million and $11.0 million, respectively, of cash and temporary cash investments were held to satisfy the terms of the Loan Agreement (refer to Note 3).

  Natural Gas Plant In Service Natural gas plant in service is carried at original cost. The majority of the natural gas plant in service is categorized as natural gas transmission plant which was depreciated over 20 years

                    IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

on a straight line basis from the in-service date through January 31, 1995. Commencing February 1, 1995, transmission plant was depreciated over 25 years on a straight-line basis as a result of a rate case settlement. Effective August 31, 1998 the depreciation rate was changed to 2.77% (36 years average life) in accordance with the FERC rate order issued July 29, 1998. The general plant is depreciated on a straight-line basis over five years.

  Construction Work In Progress At December 31, 1999, construction work in progress included preliminary construction costs relating to the proposed Eastchester expansion project and other on-going minor capital projects.

  Allowance for Funds Used During Construction The allowance for funds used during construction ("AFUDC") represents the cost of funds used to finance natural gas transmission plant under construction. The AFUDC rate includes a component for borrowed funds as well as equity. The AFUDC is capitalized as an element of natural gas plant in service.

  Provision for Taxes The payment of income taxes is the responsibility of the Partners and such taxes are not normally reflected in the financial statements of partnerships. Iroquois' approved rates, however, include an allowance for taxes (calculated as if it were a corporation) and the FERC requires Iroquois to record such taxes in the Partnership records to reflect the taxes payable by the Partners as a result of Iroquois' operations. These taxes are recorded without regard as to whether each Partner can utilize its share of the Iroquois tax deductions. Iroquois' rate base, for rate-making purposes, is reduced by the amount equivalent to accumulated deferred income taxes in calculating the required return.

  The Company accounts for income taxes under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". Under SFAS No. 109, deferred taxes are provided based upon, among other factors, enacted tax rates which would apply in the period that the taxes become payable, and by adjusting deferred tax assets or liabilities for known changes in future tax rates. SFAS No. 109 requires recognition of a deferred income tax liability for the equity component of AFUDC.

  Estimates The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassifications Certain prior year amounts have been reclassified to conform with current year classifications.

NOTE 3

 FINANCING:

  On June 11, 1991, Iroquois entered into a loan agreement which provided a loan facility totaling $522.6 million to be amortized over a 14-year period commencing November 1, 1992.

  On August 30, 1992, the total amount of the loan became non-recourse to the Partners. However, the Partners' equity interest remained pledged until December 7, 1993, at which time the required conditions were met and the liens were extinguished.

                    IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

  During 1993, Iroquois entered into Expansion Loan Agreement No. 1 in the amount of $17.6 million to construct the Wright Compressor Station. The expansion loan conditions are substantially the same as those of the base loan and are non-recourse with respect to the Partners. The loan will mature in November 2007.

  During 1995, Iroquois entered into Expansion Loan Agreement No. 2 in the amount of $13.4 million to finance the Croghan Compressor Station. This loan is subject to similar provisions as the above noted loans. The loan will mature in November 2008.

  As of December 31, 1999, Iroquois was party to interest rate swap transactions for aggregate notional principal amounts of $537.6 million. The interest rate swaps relating to the original loan and Expansion Loan No. 1 are $537.6 million which are being amortized over 14 years in accordance with the principal repayment schedule provided in the Loan Agreement. The interest rate and margin over the term of the swaps average 7.615% and 1.159%, respectively. The interest rate swap for Expansion Loan No. 2 expired November 2, 1998 at which time the interest rate became based upon daily LIBOR plus an average margin of 1.153% over the term of the loan. The Original Loan Agreement requires that at least 50% of the original debt is hedged by interest rate swaps. The fair value of interest rate swaps is the estimated amount that Iroquois would receive or pay to terminate the swap agreements at the reporting date, taking into account current interest rates and current credit worthiness of the swap counterparties. The fair value of the interest rate swaps were ($8.6) million and ($39.2) million at December 31, 1999 and 1998, respectively.

  Iroquois is subject to risk from non-performance of the counterparties of the swap agreements. In the event of non-performance, the Company would be required to pay interest subject to the original terms of the loan agreement. This risk is substantially mitigated by the fact that the counterparties are large, highly-rated financial institutions. At December 31, 1999 the largest single swap agreement subject to exposure was $4.3 million.

  At December 31, 1999, the outstanding principal was $313.6 million on the base loan, $12.0 million on Expansion Loan Agreement No. 1 and $11.1 million on Expansion Loan No. 2 for total long-term debt of $336.7 million. The combined schedule of repayments is as follows (in millions):

            Year                      Scheduled Repayment
            ----                      -------------------
            2000.....................       $ 28.8
            2001.....................       $ 26.7
            2002.....................       $ 26.7
            2003.....................       $ 26.7
            2004.....................       $ 26.7
            Thereafter...............       $201.1

  The loan agreements are collateralized by all the assets of the Partnership and subject Iroquois to certain restrictions and covenants related to, among other things, indebtedness, investments, certain expenditures, financial ratios, and limitations on distributions to Partners. At December 31, 1999, the Company had an outstanding letter of credit in the amount of $28.9 million, which is guaranteed by the Partners.

  The short-term borrowings consist of an unsecured line of credit which permits borrowings up to a maximum of $10 million at a rate equal to the lower of the lenders' alternate base rate or one, two or three month LIBOR plus 3/8% per annum. This facility is reviewed on an annual basis with the current agreement expiring in May 2000. As of December 31, 1999, $3.5 million was outstanding under this agreement at an annual interest rate of 6.8363%. The line of credit contains a subjective acceleration clause as its most restrictive covenant.

                    IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

  Subsequent to December 31, 1999, the Company cancelled two interest rate swap agreements totaling $2.2 million. Under the provisions of SFAS No. 71, the Company intends to recover these costs and therefore will defer and amortize these amounts over the life of the existing debt agreements.

NOTE 4

 CONCENTRATIONS OF CREDIT RISK:

  Iroquois' cash and temporary cash investments and trade accounts receivable represent concentrations of credit risk. Management believes that the credit risk associated with cash and temporary cash investments is mitigated by its practice of limiting its investments to low-risk mutual funds, rated Aaa by Moody's Investors Services and AAA by Standard and Poor's, and its cash deposits to large, highly-rated financial institutions. Management also believes that the credit risk associated with trade accounts receivable is mitigated by the restrictive terms of the FERC gas tariff which requires customers to pay for service within 20 days after the end of the month of service delivery.

NOTE 5

 GAS TRANSPORTATION CONTRACTS:

  As of December 31, 1999, Iroquois was providing multi-year firm reserved transportation service to 34 shippers of 987.5 MDth/d of natural gas which breaks down as follows:

                                              Quantity in
            Remaining Term in Years             MDth/d
            -----------------------           -----------
            3-10.............................    109.2
            11-15............................    758.8
            16-20............................    119.5
                                                 -----
              Total..........................    987.5
                                                 =====

  The long-term firm service gas transportation contracts expire between October 31, 2011 and August 1, 2018.

NOTE 6

 COMMITMENTS AND CONTINGENCIES:

Regulatory Proceedings

  FERC Docket No. RP97-126 On November 29, 1996, Iroquois submitted a general rate change application to the Federal Energy Regulatory Commission ("FERC" or "Commission") in Docket No. RP97-126-000. In an order issued on December 31, 1996 ("Suspension Order"), the Commission accepted and suspended the rates, permitted them to become effective (with one exception noted below) on January 1, 1997, and established a hearing. Pursuant to that Suspension Order, the Presiding Administrative Law Judge conducted a hearing on all issues raised by Iroquois' filing, which was concluded on August 28, 1997.

  Following the December 31, 1997 issuance of an Initial Decision ("1997 Initial Decision") by the Presiding Administrative Law Judge, on January 30, 1998 Iroquois filed its brief on exceptions vigorously opposing certain aspects of the 1997 Initial Decision. On July 29, 1998 the Commission issued its "Order Affirming in Part and Reversing in Part Initial Decision" ("July 29 Order") which modified significant portions of the 1997 Initial

                    IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

Decision. Iroquois' filing in compliance with the July 29 Order was accepted and the lower rates became effective on August 31, 1998. In addition, on August 28, 1998 Iroquois filed a request for rehearing of the July 29 Order. By order issued March 11, 1999 ("March 11 Order") the Commission granted rehearing on one aspect of the July 29 Order. The March 11 Order reversed the earlier decision on Iroquois' capital structure and permitted Iroquois to utilize an equity structure of 35.21% (in place of the 31.85% required by the July 29 Order) in designing its rates. This resulted in an increase of approximately 1c (*) per dekatherm in Iroquois' 100% load factor interzone rate. All other requests for rehearing of the July 29 Order were denied. Iroquois filed a petition for review of these orders in the United States Court of Appeals for the District of Columbia Circuit docketed as DC Cir. No. 99-1175. This case has been consolidated with DC Cir. No. 99-1177, which involves a petition for review of these same orders that was filed by Selkirk Cogen Partners, L.P. and MassPower (customers of Iroquois). These matters are before the court, but the parties have agreed to stay the procedural schedule pending Commission approval of the rate settlement described below. As a result of the Commision's February 10, 2000 approval of that settlement, the petitions for review are expected to be withdrawn in March, 2000.

  The Suspension Order granted summary disposition on one issue: as a result of the Commission's December 20 Opinion in Docket No. RP94-72 (discussed below), Iroquois was ordered to remove approximately $11.7 million in plant and associated costs from its proposed rate base. This resulted in an additional reduction in Iroquois' test-period revenues of approximately $2.0 million from those set forth in the filing. Iroquois sought rehearing (on January 30, 1997) of the Suspension Order. This was denied by the Commission by an order issued August 5, 1997 ("August 5 Order"). On September 3, 1997, Iroquois filed a Petition for Review of the Commission's Suspension and August 5 Orders in the United States Court of Appeals for the District of Columbia Circuit, docketed as D.C. Cir. No. 97-1533, which was consolidated with D.C. Cir. No. 97-1276 (discussed below).

  FERC Docket No. RP94-72 The Commission, on June 19, 1995, approved a Stipulation and Consent Agreement in Iroquois' prior rate proceeding in Docket No. RP94-72, which resolved all issues except for the accounting and recovery of legal defense costs incurred in connection with certain criminal and civil investigations into the initial construction of the Iroquois facility. A hearing was held on this reserved issue on April 5, 1995. On July 19, 1995 the Presiding Administrative Law Judge issued an Initial Decision ("1995 Initial Decision") that would have permitted Iroquois to capitalize those legal defense costs and recover $4.1 million (the dollar amount of such costs which Iroquois filed to recover in Docket No. RP94-72) from its customers. Various participants, including the Commission Staff, filed exceptions to the 1995 Initial Decision with the Commission (which were opposed by Iroquois on September 7, 1995). On December 20, 1996 the Commission issued an order reversing the 1995 Initial Decision and disallowing recovery of the legal defense costs at issue. Iroquois filed a request for rehearing of the Commission's December 20 Order on January 21, 1997. By Order issued March 3, 1997, the Commission denied rehearing.

  Consolidated Proceedings Iroquois filed a petition for review of the December 20 and March 3 Orders in the United States Court of Appeals for the District of Columbia Circuit on April 18, 1997 in D.C. Cir. No. 97-1276. Following oral argument on May 14, 1998, the court on July 21, 1998 issued a decision reversing the Commission's December 20 and March 3 Orders as well as the Suspension and August 5 Orders and remanded the matter to the agency for further proceedings. The court subsequently denied rehearing of its opinion on November 13, 1998 and issued its mandate. On June 16, 1999 the Commission issued an "Order on Remand and Establishing Rehearing" ("June 16 Order"). The June 16 Order concluded that a hearing was necessary to determine whether Iroquois' incurrence of the legal expenditures was prudent and set forth the procedures and burdens which were to govern that hearing. A preliminary conference to establish a procedural schedule and to clarify the positions of the participants was convened on July 12, 1999. As a result of the Commission's February 10, 2000 approval of the rate settlement described below, these issues have been resolved, subject to rehearing of such order.

                    IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

  Settlement After extensive negotiations, on December 17, 1999 Iroquois, with the support of all active participants, filed with the Commission a settlement of all of the above outstanding rate matters. Pursuant to the settlement the parties have agreed to a rate moratorium whereby, with limited exceptions, no new rates could be placed in effect on Iroquois' system until January 1, 2004. During the period of the moratorium, Iroquois would reduce its 100% load factor inter-zone rate by approximately 4.8c(*) per dekatherm (approximately 1c(*) in 2001, an additional 2.4c(*) in 2002 and an additional 1.4c(*) in
2003). Based on 1999 long-term firm service contracts the settlement will result in the following reductions in revenues: $2.3 million in 2001, $5.7 million in 2002, and $3.4 million in 2003. In addition, Iroquois would not seek in any future rate proceedings to recover defense costs associated with the criminal and civil investigations into the initial construction of the Iroquois facility. These costs have been removed from the proposed rate base and reflected in the Company's results from operations in previous years, therefore there is no impact on the results from operations for the year ending December 31, 1999. Finally, Iroquois, Selkirk Cogen Partners, L.P. and MassPower would withdraw their petitions for review in DC Cir. Nos. 99-1175 and 99-1177. No comments in opposition to the settlement were filed. By letter order issued February 10, 2000, the Commission approved the rate settlement without modification. Any interested party may seek rehearing of such order within 30 days of the date of such order. If no rehearing is sought, the settlement becomes effective on March 10, 2000.
--------
(*) Figures rounded to the nearest hundredth

Legal Proceedings--Other

  Iroquois is party to various other legal actions incident to its business. However, management believes that no material losses will result from such proceedings.

Leases

  Iroquois leases its office space under operating lease arrangements. The leases expire at various dates through 2003 and are renewable at Iroquois' option. Iroquois also leases a right-of-way easement on Long Island, New York, from the Long Island Lighting Company ("LILCO"), a general partner, which requires annual payments escalating 5% a year over the 39-year term of the lease. In addition, Iroquois leases various equipment under non-cancelable operating leases. During the years ended December 31, 1999 and 1998, Iroquois made payments of $1.0 million and $0.9 million respectively, under operating leases which were recorded as rental expense. Future minimum rental payments under operating lease arrangements are as follows (millions of dollars):

            Year                                   Amount
            ----                                   ------
            2000..................................  $0.8
            2001..................................  $0.7
            2002..................................  $0.7
            2003..................................  $0.4
            2004..................................  $0.1
            Thereafter............................  $4.6

NOTE 7

 INCOME TAXES:

  Deferred income taxes which are the result of operations will become the obligation of the Partners when the temporary differences related to those items reverse. The Company recognizes a decrease in the Amounts Equivalent to Deferred Income Taxes account for these amounts and records a corresponding increase to Partners' equity. Deferred income taxes with respect to the equity component of AFUDC remain on the accounts of the Partnership until the related deferred regulatory asset is recognized.

                    IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

  Total income tax expense includes the following components (thousands of dollars):

                                                    U.S.          State-
      1999                                         Federal State  Other   Total
      ----                                         ------- ------ ------ -------
      Current..................................... $ 5,082 $  540 $1,124 $ 6,746
      Deferred....................................   8,285    549    --    8,834
                                                   ------- ------ ------ -------
        Total..................................... $13,367 $1,089 $1,124 $15,580
                                                   ======= ====== ====== =======
                                                    U.S.          State-
      1998                                         Federal State  Other   Total
      ----                                         ------- ------ ------ -------
      Current..................................... $ 8,910 $1,793 $1,221 $11,924
      Deferred....................................   8,530    334    --    8,864
                                                   ------- ------ ------ -------
        Total..................................... $17,440 $2,127 $1,221 $20,788
                                                   ======= ====== ====== =======

  For the years ended December 31, 1999 and 1998, the effective tax rate differs from the Federal statutory rate due principally to the impact of state taxes.

  Deferred income taxes included in the income statement relate to the following (thousands of dollars):

                                                                  1999    1998
                                                                 ------  ------
      Depreciation.............................................. $8,930  $4,224
      Deferred regulatory asset.................................    (70)    (71)
      Property taxes............................................     23      27
      Legal costs...............................................    (16)    104
      Accrued expenses..........................................     16    (104)
      Alternative minimum tax credit............................    (37)  4,487
      Other.....................................................    (12)    197
                                                                 ------  ------
        Total deferred taxes.................................... $8,834  $8,864
                                                                 ======  ======

  The components of the net deferred tax liability are as follows (thousands of dollars):

      At December 31                                          1999      1998
      --------------                                        --------  --------
      DEFERRED TAX ASSETS:
      Alternative minimum tax credit....................... $  2,773  $  1,407
      Accrued expenses.....................................    5,474     5,490
                                                            --------  --------
        Total deferred tax assets..........................    8,247     6,897
      DEFERRED TAX LIABILITIES:
      Depreciation and related items.......................  (59,072)  (48,834)
      Deferred regulatory asset............................     (883)     (953)
      Property taxes.......................................     (879)     (856)
      Legal costs..........................................   (4,662)   (4,678)
      Other................................................     (707)     (719)
                                                            --------  --------
        Total deferred tax liabilities.....................  (66,203)  (56,040)
      Net deferred tax liabilities.........................  (57,956)  (49,143)
      Less deferral of tax rate change.....................      686       707
      Deferred taxes-operations............................  (57,270)  (48,436)
      Deferred tax related to equity AFUDC.................  (12,081)  (13,131)
      Deferred tax related to change in tax rate...........     (686)     (707)
                                                            --------  --------
        Total deferred taxes............................... $(70,037) $(62,274)
                                                            ========  ========

                    IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

NOTE 8

 RELATED PARTY TRANSACTIONS:

  Operating revenues and amounts due from related parties were primarily for gas transportation services. Amounts due from related parties are shown net of payables, if any.

  The following table summarizes Iroquois' related party transactions (millions of dollars):

                                                 Payments  Due from   Revenue
                                                to Related Related  from Related
      1999                                       Parties   Parties    Parties
      ----                                      ---------- -------- ------------
      TransCanada Iroquois Ltd. ...............    $0.5      $1.3      $ 7.7
      North East Transmission Company..........     --        --         --
      CNG Iroquois, Inc........................     --        --         --
      ANR Iroquois, Inc........................     --        0.3        3.7
      JMC-Iroquois, Inc........................     --        1.4       16.4
      TEN Transmission Company.................     --        0.6        9.0
      NJNR Pipeline Company....................     --        0.7        7.1
      LILCO Energy Systems, Inc. ..............     0.1       1.0       11.4
                                                   ----      ----      -----
        Totals.................................    $0.6      $5.3      $55.3
                                                   ====      ====      =====
                                                 Payments  Due from   Revenue
                                                to Related Related  from Related
      1998                                       Parties   Parties    Parties
      ----                                      ---------- -------- ------------
      TransCanada Iroquois Ltd. ...............    $0.5      $0.2      $ 0.5
      North East Transmission Company..........     --        --        15.0
      CNG Iroquois, Inc........................     --        --         2.7
      ANR Iroquois, Inc........................     --        0.4        2.8
      JMC-Iroquois, Inc........................     --        0.9       12.7
      TEN Transmission Company.................     --        0.4        5.4
      NJNR Pipeline Company....................     --        0.6        8.6
      LILCO Energy Systems, Inc. ..............     0.1       1.0       14.5
                                                   ----      ----      -----
        Totals.................................    $0.6      $3.5      $62.2
                                                   ====      ====      =====

NOTE 9

 RETIREMENT BENEFIT PLANS:

  During 1997, the Company established a noncontributory retirement plan ("Plan") covering substantially all employees. Pension benefits are based on years of credited service and employees' career earnings, as defined in the Plan. The Company's funding policy is to contribute, annually, an amount at least equal to that which will satisfy the minimum funding requirements of the Employee Retirement Income Security Act plus such additional amounts, if any, as the Company may determine to be appropriate from time to time.

  During 1997 and 1998 the Company also adopted excess benefit plans (EBPs) that provide retirement benefits to executive officers and other key management staff. The EBPs recognize total compensation and service that would otherwise be disregarded due to Internal Revenue Code limitations on compensation in determining benefits under the regular retirement plan. The EBPs are not funded and benefits are paid when due from general corporate assets.

                    IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

   The following table represents the two plans' combined funded status and amounts included in the Consolidated balance sheets (thousands of dollars):

      At December 31                                             1999    1998
      --------------                                            ------  ------
      Benefit obligation....................................... $1,456  $  926
      Less: fair value of plan assets..........................    862     315
                                                                ------  ------
      Funded status............................................ $ (594) $ (611)
                                                                ------  ------
      Accrued benefit cost..................................... $  361  $ (323)
                                                                ======  ======

  Net Pension costs for the two plans included in the consolidated statement of income include the following components (thousands of dollars):

      At December 31                                                 1999  1998
      --------------                                                 ----- -----
      Benefit cost.................................................. $ 435 $ 367
      Employer contribution......................................... $ 520 $ 323
      Benefits paid................................................. $  20 $  33
                                                                     ===== =====

  The assumptions used in determining the pension obligation at December 31, 1999 and 1998 were:

      Discount rate....................................................... 7.00%
      Compensation progression rate....................................... 5.00%
      Expected long-term rate of return...................................  N/A

  The Company offers a defined contribution retirement plan with a 401(k) provision to its employees working over 1,000 hours, with over one year of service. The employees' contributions are matched dollar for dollar by Iroquois up to 5% of base pay. These costs are recognized on a monthly basis and funding is made on a pay-as-you-go basis. The Company's matching contributions to the 401(k) plan during 1999 and 1998 were $253.9 thousand and $236.5 thousand, respectively. Iroquois does not provide post-retirement health or life insurance benefits.

                                                                  ATTACHMENT H-1

                        CONSOLIDATED NATURAL GAS COMPANY
                   RELATIONSHIP OF EXEMPT WHOLESALE GENERATOR
                           TO OTHER SYSTEM COMPANIES

                        CONSOLIDATED NATURAL GAS COMPANY

                                                 (Wholly
                                                  owned
                                               subsidiary)

                         CNG INTERNATIONAL CORPORATION

                                                 (Wholly
                                                  owned
                                               subsidiary)

                                            CNG KAUAI, INC.

           (1% Limited                              (1% General
           Partnership                         Partnership Interest
            Interest)                             and 98% Limited
                                                    Partnership
                                                     Interest)

                           KAUAI POWER PARTNERS, L.P.

                                                              ATTACHMENT H-2 (a)

                        CONSOLIDATED NATURAL GAS COMPANY
             RELATIONSHIP OF LATIN AMERICA FOREIGN UTILITY COMPANY
                           TO OTHER SYSTEM COMPANIES

                        CONSOLIDATED NATURAL GAS COMPANY

                                                 (Wholly
                                                  owned
                                                subsidiary

                         CNG INTERNATIONAL CORPORATION

              (8.29%                              (16.5%
             General                             Limited
           Partnership                         Partnership
            Interest)                           Interest)

                 FONDELEC GENERAL
                 PARTNER, L.P.

           (1% General
           Partnership
            Interest)

             THE LATIN AMERICA ENERGY AND ELECTRICITY FUND I, L.P.

                                                               ATTACHMENT H-2(b)

                        CONSOLIDATED NATURAL GAS COMPANY
              RELATIONSHIP OF ARGENTINE FOREIGN UTILITY COMPANIES
                           TO OTHER SYSTEM COMPANIES

                        CONSOLIDATED NATURAL GAS COMPANY

                                           (Wholly owned
                                            subsidiary)

                         CNG INTERNATIONAL CORPORATION

                              CNG CAYMAN THREE LTD

    (21.55% Ownership      (21.55% Ownership               (25% Ownership
        Interest)              Interest)                      Interest)
  SODIGAS PAMPEANA S.A.    SODIGAS SUR S.A.       BUENOS AIRES ENERGY COMPANY S.A.

     (70% Ownership         (90% Ownership                 (55% Ownership
        Interest)              Interest)                      Interest)

       CAMUZZI GAS            CAMUZZI GAS                INVERSORA ELECTRIA
      PAMPEANA S.A.          DEL SUR S.A.               DE BUENOS AIRES S.A.
                                                           (90% Ownership
                                                              Interest)
                                                        EMPRESA DISTRIBUIDORA
                                                      DE ENERGIA ATLANTICA S.A.

                                                                  Attachment I-1

                           KAUAI POWER PARTNERS, L.P.

                                 BALANCE SHEET
                                  (Unaudited)

                                                                  December 31,
                                                                      1999
                                                                  -------------
ASSETS
Property, Plant and Equipment
Construction work in progress.................................... $1,795,459.86
                                                                  -------------
Current Assets
Cash.............................................................           --
Accounts receivable--CNG International...........................        100.00
Accounts receivable--CNG Kauai, Inc..............................      9,900.00
                                                                  -------------
  Total current assets...........................................     10,000.00
                                                                  -------------
  Total assets................................................... $1,805,459.86
                                                                  =============
LIABILITIES AND PARTNERS' EQUITY
Partners' Equity
Capital--CNG Kauai, Inc.--Limited Partnership.................... $1,769,350.66
Capital--CNG Kauai, Inc.--General Partnership....................     18,054.60
Capital--CNGI--Limited Partnership...............................     18,054.60
                                                                  -------------
  Total partners' equity.........................................  1,805,459.86
Current Liabilities..............................................           --
                                                                  -------------
  Total partners' equity and liabilities......................... $1,805,459.86
                                                                  =============

                                                                  Attachment I-2

             THE LATIN AMERICA ENERGY AND ELECTRICITY FUND I, L.P.

                              FINANCIAL STATEMENTS
                        As of December 31, 1999 and 1998
                         Together with Auditors' Report

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE PARTNERS OF
THE LATIN AMERICA ENERGY AND ELECTRICITY FUND I, L.P.:

  We have audited the accompanying statements of assets, liabilities and partners' capital, including the schedules of investments, of The Latin America Energy and Electricity Fund I, L.P. (a Cayman Islands exempted limited partnership) as of December 31, 1999 and 1998, and the related statements of operations, changes in partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  As discussed in Note 2, the financial statements include investment securities valued at $48,518,997 (98 percent of net assets) and $50,126,986 (96 percent of net assets) as of December 31, 1999 and 1998, respectively, whose values have been estimated by the Fund Manager in the absence of readily ascertainable market values. However, because of the inherent uncertainty of valuation, the Fund Manager's estimated values may differ from the values that would have been used had a ready market existed for the securities and the differences could be material.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Latin America Energy and Electricity Fund I, L.P. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                                          ARTHUR ANDERSEN LLP

Grand Cayman, B.W.I.
March 3, 2000

             THE LATIN AMERICA ENERGY AND ELECTRICITY FUND I, L.P.

            STATEMENTS OF ASSETS, LIABILITIES AND PARTNERS' CAPITAL
                           December 31, 1999 and 1998

Assets                                                       1999        1998
------                                                    ----------- -----------
INVESTMENTS IN SECURITIES, at fair value (cost
 $48,555,763 and $50,854,467 at December 31, 1999 and
 1998, respectively)....................................  $48,518,997 $50,126,986
CASH AND CASH EQUIVALENTS...............................    1,039,347   2,010,018
DUE FROM FUND MANAGER (Note 5)..........................      206,400     223,878
ORGANIZATIONAL COSTS, net of accumulated amortization of
 $510,000 and $390,000 at December 31, 1999 and 1998,
 respectively (Note 2)..................................       90,000     210,000
                                                          ----------- -----------
    TOTAL ASSETS........................................  $49,854,744 $52,570,882
                                                          =========== ===========
Liabilities and Partners' Capital
---------------------------------
LIABILITIES:
  Accrued liabilities...................................  $    83,860 $    72,141
  Due to Fund Manager (Note 5)..........................      241,573     237,367
                                                          ----------- -----------
    TOTAL LIABILITIES...................................      325,433     309,508
                                                          ----------- -----------
PARTNERS' CAPITAL:
  General Partner.......................................      495,293     522,614
  Limited Partners......................................   49,034,018  51,738,760
                                                          ----------- -----------
    TOTAL PARTNERS' CAPITAL.............................   49,529,311  52,261,374
                                                          ----------- -----------
    TOTAL LIABILITIES AND PARTNERS' CAPITAL.............  $49,854,744 $52,570,882
                                                          =========== ===========


        The accompanying notes are an integral part of these statements.

             THE LATIN AMERICA ENERGY AND ELECTRICITY FUND I, L.P.

                            STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 1999 and 1998

                                                          1999        1998
                                                       ----------  -----------
INVESTMENT INCOME:
  Interest............................................ $   52,279  $   155,708
  Dividends...........................................    505,735      817,833
                                                       ----------  -----------
    TOTAL INVESTMENT INCOME...........................    558,014      973,541
                                                       ----------  -----------
EXPENSES:
  Management fees (Note 5)............................    753,788      753,788
  Administrative expenses (Note 5)....................    230,630      399,490
  Expenses related to investments not consummated.....        --       392,893
  Amortization of organization costs..................    120,000      120,000
                                                       ----------  -----------
    TOTAL EXPENSES....................................  1,104,418    1,666,171
                                                       ----------  -----------
    NET INVESTMENT LOSS...............................   (546,404)    (692,630)
                                                       ----------  -----------
NET GAIN (LOSS) ON INVESTMENTS:
  Net realized gain on investments....................    619,505    1,056,601
  Net change in unrealized appreciation (depreciation)
   in value of investments............................    690,715   (3,211,509)
                                                       ----------  -----------
    NET GAIN (LOSS) ON INVESTMENTS....................  1,310,220   (2,154,908)
                                                       ----------  -----------
    NET INCREASE (DECREASE) IN NET ASSETS RESULTING
     FROM OPERATIONS.................................. $  763,816  $(2,847,538)
                                                       ==========  ===========


        The accompanying notes are an integral part of these statements.

             THE LATIN AMERICA ENERGY AND ELECTRICITY FUND I, L.P.

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                 For the Years Ended December 31, 1999 and 1998

                                            General     Limited
                                            Partner    Partners       Total
                                            --------  -----------  -----------
BALANCE, DECEMBER 31, 1997................. $431,979  $42,765,969  $43,197,948
  Capital contributions....................  159,025   15,743,523   15,902,548
  Distributions............................  (39,915)  (3,951,669)  (3,991,584)
  Net decrease in net assets resulting from
   operations..............................  (28,475)  (2,819,063)  (2,847,538)
                                            --------  -----------  -----------
BALANCE, DECEMBER 31, 1998.................  522,614   51,738,760   52,261,374
  Distributions............................  (34,959)  (3,460,920)  (3,495,879)
  Net increase in net assets resulting from
   operations..............................    7,638      756,178      763,816
                                            --------  -----------  -----------
BALANCE, DECEMBER 31, 1999................. $495,293  $49,034,018  $49,529,311
                                            ========  ===========  ===========


        The accompanying notes are an integral part of these statements.

             THE LATIN AMERICA ENERGY AND ELECTRICITY FUND I, L.P.

                            STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 1999 and 1998

                                                        1999          1998
                                                     -----------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net increase (decrease) in net assets resulting
   from operations.................................. $   763,816  $ (2,847,538)
  Adjustments to reconcile net increase (decrease)
   in net assets resulting from operations to net
   cash provided by (used in) operating activities--
    Net realized gain on sale of securities.........    (619,505)   (1,056,601)
    Net change in unrealized (appreciation)
     depreciation in value of investments...........    (690,715)    3,211,509
    Amortization of organization costs..............     120,000       120,000
    Purchases of securities.........................  (1,060,014)  (13,934,603)
    Sales of securities.............................   3,978,224     3,573,006
    Changes in operating assets and liabilities:
      Dividend and interest receivable..............         --        245,018
      Other assets..................................         --        382,953
      Accrued liabilities...........................      11,719       (66,913)
      Due to Fund Manager...........................       4,205       102,920
                                                     -----------  ------------
NET CASH USED IN OPERATING ACTIVITIES...............   2,507,730   (10,270,249)
                                                     -----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contributions.............................         --     15,902,548
  Distributions.....................................  (3,495,879)   (3,991,584)
  Proceeds from note due from Fund Manager..........      17,478        22,838
                                                     -----------  ------------
NET CASH PROVIDED BY (USED IN) FINANCING
 ACTIVITIES.........................................  (3,478,401)   11,933,802
                                                     -----------  ------------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS........................................    (970,671)    1,663,553
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR........   2,010,018       346,465
                                                     -----------  ------------
CASH AND CASH EQUIVALENTS, END OF YEAR.............. $ 1,039,347  $  2,010,018
                                                     ===========  ============


        The accompanying notes are an integral part of these statements.

             THE LATIN AMERICA ENERGY AND ELECTRICITY FUND I, L.P.

                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1999 and 1998

1. ORGANIZATION

  The Latin America Energy and Electricity Fund I, L.P. (the "Fund"), a Cayman Islands exempted limited partnership, was formed on July 17, 1995, and commenced operations on October 31, 1995, pursuant to an amended and restated partnership agreement (the "Partnership Agreement") as of that date. The Fund was organized to invest in companies whose primary business is generating, transmitting and distributing electric power in Latin or South America. The General Partner of the Fund is FondElec General Partner, L.P. (the "General Partner"), a Cayman Islands exempted limited partnership. The Fund shall terminate on October 31, 2003. Its term may be extended for an additional period of up to two years by the General Partner with the approval of the investment committee, or it may be terminated earlier under certain circumstances, as described in the Partnership Agreement. The Fund is managed by FondElec Group, Inc. (the "Fund Manager").

  The General Partner of the Fund, subject to certain conditions, has the power to carry out any and all of the objectives and purposes of the Fund. The General Partner must receive approval from the investment committee (consisting of representatives of the strategic limited partners of the Fund) prior to taking certain investment and administrative actions for the Fund.

2. SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  The Fund considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 1999 and 1998, cash equivalents consist of certificates of deposit and are stated at cost, which approximate market.

 Investment Risks

  A significant portion of the Fund's assets are invested in nonmarketable securities. Because of the absence of any liquid trading market for these investments, the Fund may take longer to liquidate these positions than would be the case for marketable securities. These securities may be resold in privately negotiated or public sale transactions, and the prices realized on such sales could be less than those originally paid by the Fund. Further, companies whose securities are not marketable may not be subject to the disclosure and other investor-protection requirements applicable to companies whose securities are publicly traded. The value of nonmarketable securities, totaling $48,518,997 (98 percent of net assets) and $50,126,986 (96 percent of net assets) at December 31, 1999 and 1998, respectively, have been estimated by the Fund Manager in the absence of readily ascertainable market values. However, because of the inherent uncertainty of valuation, those estimated values may differ significantly from the values that would have been used had a ready market for the securities existed and the differences could be material.

  Additionally, a significant portion of the net assets of the Fund is invested in companies whose principal operations are located outside the United States, primarily in South America. Such investments are subject to the risks associated with, among other factors, the economic and political environments of those countries, which can change rapidly and have a significant impact on the ability of the Fund to realize the value of its investments.

             THE LATIN AMERICA ENERGY AND ELECTRICITY FUND I, L.P.

 Investment Valuation

  Unquoted securities are stated at their estimated fair value at December 31, 1999 and 1998, as determined by the Fund Manager.

 Investment Transactions

  The cost of securities sold is determined on the first-in, first-out basis.

  During 1999 and 1998, the Fund sold portions of its interest in Ontario-Quinta which had cost bases of approximately $3,400,00 and $2,516,000, respectively. These sales generated net proceeds of approximately $4,019,000 and $3,573,000 and net realized gains of approximately $619,000 and $1,057,000, respectively.

 Deferred Investment Costs

  Expenses incurred in connection with the due diligence investigations of potential investments and related costs incurred are capitalized. Such costs are either added to the cost of the investment when consummated or expensed when the decision is made not to pursue the opportunity any further. No such costs are capitalized as of December 31, 1999 or December 31, 1998.

 Foreign Currency Transactions

  The functional currency of the Fund is the U.S. dollar. Assets and liabilities denominated in foreign currencies, if any, are translated into U.S. dollar equivalents using the prevailing year-end spot exchange rate with the resulting gains and losses included in net unrealized gain on investment.

 Organization Costs

  Costs incurred in the organization of the Fund totaling $600,000 have been capitalized and are being amortized on a straight-line basis over a period of five years.

  In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities". SOP 98-5 requires the organization costs to be expensed as incurred for fiscal years beginning after December 15, 1998 and generally requires that the initial application of this SOP be reported as the cumulative effect of a change in accounting principle. In accordance with the provisions of SOP 98-5 the Fund, as permitted due to the nature of the entity, will adopt the requirements prospectively, and will continue to amortize deferred costs over the remaining life of the original amortization period.

 Income Taxes

  No provision is made for U.S. federal income or excise taxes as the Fund is organized in the Cayman Islands and does not operate in the United States. Presently, there is no direct taxation in the Cayman Islands. As such, interest, distributions and gains received by the Fund are free of all Cayman Islands taxes.

3. PARTNERS' CAPITAL

 Capital Contributions

  Aggregate capital contributions totaled $60,303,030 at December 31, 1999 and 1998, net of capital drawn for unconsummated investments subsequently returned and capital drawn by the admission of additional limited partners and reimbursed to the original limited partners. Total capital commitments of the partners are fully drawn.

             THE LATIN AMERICA ENERGY AND ELECTRICITY FUND I, L.P.

 Distributions

  Distributions shall be made to the partners in proportion to the allocation of investment proceeds no more than 60 days after the end of the fiscal quarter in which such investment proceeds were received by the Fund.

  During 1999 and 1998, the distributions to General Partner and Limited Partners represented distributions of earnings on investments as well as a return of invested capital and proceeds from the partial sale of an asset.

 Allocations of Proceeds

  Pursuant to the terms of the Partnership Agreement, investment proceeds (as defined in the Partnership Agreement) as to each investment are allocated proportionately among the partners participating in such investment. Such proceeds are further allocated between each Limited Partner and the General Partner as follows:

    a. The amount necessary to return the Limited Partner's required contribution in such investment and to return any realized or unrealized losses that partner has incurred on other investments will be allocated to the Limited Partner.

    b. Any investment proceeds in excess of the amount in a. above will be allocated to the Limited Partner to provide a preferred return at the rate of 9% per annum on net cash investment made in such investment or any unpaid preferred return on other investments.

    c. Any remaining investment proceeds will be allocated to the General Partner until the General Partner receives 25% of the amount allocated in b.

    d. Any remaining investment proceeds will be allocated 80% to the Limited Partner and 20% to the General Partner.

  The Partnership Agreement provides for a final allocation at the termination of the Fund related to all investments of each Limited Partner. To the extent that the final allocation to any Limited Partner exceeds the amounts previously allocated, the General Partner shall, subject to certain limitations, refund such amount to the Fund for distribution to the Limited Partner.

  Profits and losses shall be allocated so that the capital account of each partner is as equal as possible to the distribution that would be made if the Fund were dissolved immediately after making such allocation.

 Withdrawal and Admission of Partners

  A Limited Partner shall not have the right to withdraw any of his capital from the Fund except with the prior written consent of the General Partner.

4. INVESTMENTS

  The Fund is permitted to invest in privately placed securities. These securities may be resold in transactions exempt, under certain conditions, from U.S. or local security registration. However, prompt sale of such securities at an acceptable price may be difficult. As of December 31, 1999 and 1998, approximately 98% and 96% of the Fund's net assets, respectively, were invested in such securities. Significant investment activities and valuation considerations relating to nonmarketable securities for the years ended December 31, 1999 and 1998, were as follows:

 Ontario-Quinta A.V.V.

  The investment in Ontario-Quinta represented an equity interest in a holding company which controls Luz del Sur, a Peruvian utility company that was privatized in 1994 and went public in 1996, and Tecsur, a services

             THE LATIN AMERICA ENERGY AND ELECTRICITY FUND I, L.P.

company that was spun out of Luz del Sur and is publicly traded. The investment was purchased on December 29, 1995. Under the terms of the Shareholders Agreement of Ontario-Quinta, in August 1999, Ontario-Quinta was liquidated.

  In January 1998, the Fund sold 43% of its investment in Ontario-Quinta for $3,573,005, or $1.68 per share. At December 31, 1998, the remaining holdings were valued at the underlying publicly traded pro rata market value of Luz del Sur and Tecsur, an aggregate of $2,672,086, or $0.93 per Ontario-Quinta share. In connection with the liquidation of Ontario-Quinta in August 1999, the Fund received net proceeds of $4,019,000 consisting of $3,978,000 in cash and 286,653 shares of Tecsur valued at $41,000 in exchange for its remaining Ontario-Quinta shares. At December 31, 1999, the Tecsur shares are valued based on their quoted market price.

 Entre Rios S.A.

  In May 1996, the Fund invested in Entre Rios, the private holding company of Empresa Distribuidora de Entre Rios S.A. ("EDEER"). EDEER is a distributor and transmitter of electric power in Argentina. At December 31, 1999 and 1998, the investment was valued at cost. The valuations were based on, among other factors, the consideration that the shares are not publicly traded, transactions that have occurred between other shareholders, and interests in future sales transactions, have been at prices above the Fund's cost, and no other matters have come to the attention of the Fund Manager that would create a better estimate of current value than the original cost.

 Cataguazes-Leopoldina

  On October 2, 1997, the Fund invested $21,300,613, including costs incurred, for preferred and common shares in Companhia Forca e Luz Cataguazes-Leopoldina ("Cataguazes"), a Brazilian energy and utility company. During 1998, the Fund invested an additional $1,986,101 to purchase additional preferred shares. The investment was carried at cost at December 31, 1999 and 1998. The average cost per share of the investment is approximately $2.68 (per 1,000 shares) and the Fund's investment represents approximately 5.99% of the common voting shares of Cataguazes and 7.37% of the preferred nonvoting shares as of December 31, 1999. At the time of its investment, the Fund and an affiliated fund entered into a Shareholders Agreement with the other main shareholders of Cataguazes, whereby the Fund may unilaterally exercise a significant number of control provisions over the affairs of Cataguazes; in addition, the Fund and the affiliated fund nominated a Director to the Board.

  Although Cataguazes is publicly traded on Brazilian stock exchanges, it is traded at very low volumes as compared to the level of shares owned by the fund. As such, based on the significance of the holdings of the Fund, the investment is currently considered nonmarketable. The determination to value the investment at cost was based on, among other factors, the consideration that the shares are infrequently traded and that the public market price, in any event, does not represent a price at which the control provisions exercised by the Fund would be valued; there were corporate transactions consummated in early 2000 which resulted in a third party valuation opinion that indicates a value in excess of the Fund's cost; the Fund Manager's belief that the present value of the investment is significantly in excess of cost; and no other matters have come to the attention of the Fund Manager that would create a better estimate of current value than the original cost. In its consideration of present value, the Fund Manager considered, among many factors, the financial results of Cataguazes, the January 1999 devaluation of the Brazilian Real, continued high interest rates in Brazil, an increase in Brazilian inflation as a result of the devaluation, a potential slowdown in the growth rate of electricity sales, and the future prospects of Cataguazes, including the expected evolution of electricity tariffs in response to recent events.

             THE LATIN AMERICA ENERGY AND ELECTRICITY FUND I, L.P.

 Transredes S.A.

  In two transactions in July 1998 and December 1998, the Fund purchased 302,736 common shares of Transredes S.A. ("Transredes") for $11,948,502, including expenses, or a total cost of $39.47 per share. During January 1999, the Fund purchased an additional 29,459 shares at approximately $34.50 per share. An affiliated fund also made an additional investment in Transredes at that time. Transredes is a Bolivian pipeline and petroleum products transportation company which was privatized in May 1997. At December 31, 1999 and 1998, the Fund's investment represents approximately 3.3% and 3% of the outstanding common shares of Transredes, respectively. As of December 31, 1999 and 1998, the Fund's investment was carried at cost.

  Transredes is currently owned by Bolivian pension funds, current and former workers, Enron Corp. and Shell Oil Company. The shares are not currently listed on any exchange. The determination to value the investment at cost at December 31, 1999 and 1998, was based on, among other factors, the consideration that the shares are not publicly traded, few transactions have occurred among other shareholders (there was a transaction with another party in December 1999 at a value approximately 15% greater than the Fund's cost) and no other matters have come to the attention of the Fund Manager that would create a better estimate of current value than the original cost.

5. RELATED PARTY TRANSACTIONS

 Note Receivable

  During 1995, the Fund received a note from the Fund Manager for $250,000. The note is payable any time without penalty or upon termination of the management agreement between the Fund and the Fund Manager. The note bears interest at the rate of the three-month LIBOR. At December 31, 1999 and 1998, the balance outstanding under this note was $206,400 and $223,878, respectively. Interest income included in investment income in the accompanying statements of operations for the years ended December 31, 1999 and 1998, was $12,011 and $12,970, respectively.

 Management Fee

  Effective October 31, 1995, the Fund Manager receives 1.25% of the Fund's committed capital, which is generally paid quarterly in advance, as a management fee. For the years ended December 31, 1999 and 1998, management fees of $753,788 have been recorded in the statements of operations.

 Regional Advisor

  In 1996, the Fund entered into an advisory agreement with FondElec America Latina, Inc. (the "Regional Advisor"), an affiliate of the Fund Manager. The advisory agreement provided that the Fund shall pay the Regional Advisor $125,000 per annum plus reasonable out-of-pocket costs for a period of three years. For the year ended December 31, 1998, advisory fees of $125,000 were paid to the Regional Advisor and are included in administrative expenses in the statements of operations. The advisory agreement was terminated as of January 1, 1999.

 Technical Advisor

  The Fund has entered into a technical advisory agreement with a Limited Partner pursuant to which the technical advisor shall assist the Fund in evaluating proposed investments. The technical advisory agreement provides that the Fund shall annually pay the technical advisor reasonable employee overhead and out-of-pocket expenses. There were no technical advisory fees incurred for the years ended December 31, 1999 and 1998.

             THE LATIN AMERICA ENERGY AND ELECTRICITY FUND I, L.P.

 Due to Fund Manager

  The Fund Manager incurs certain administrative costs on behalf of the Fund. Certain costs are incurred directly for the Fund and passed through by the Fund Manager, and certain costs are allocations of a percentage of general costs incurred by the Fund Manager on behalf of the Fund, as well as other affiliated entities. At December 31, 1999 and 1998, amounts remaining to be reimbursed to the Fund Manager were $241,573 and $237,367, respectively.

             THE LATIN AMERICA ENERGY AND ELECTRICITY FUND I, L.P.

                            SCHEDULES OF INVESTMENTS
                           December 31, 1999 and 1998

                                                             1999
                          --------------------------------------------------------------------------
                                                       Current
                                                       Value at
                            Number of                December 31, Percent of  Geographic
Security                      Units      Cost Basis      1999     Net Assets    Region     Industry
--------                  ------------- ------------ ------------ ---------- ------------- ---------
NONMARKETABLE
 SECURITIES:
 Inversora en
  Distribucion de Entre
  Rios S.A..............            900 $ 12,219,684 $12,219,684      25%    South America Utilities
 Cataguazes.............  8,704,949,248   23,286,714  23,286,714      47     South America Utilities
 Transredes.............        332,193   13,008,517  13,008,517      26     South America Utilities
 Tecsur.................        286,653       40,848       4,082     --      South America Utilities
                                        ------------ -----------     ---
                                        $ 48,555,763 $48,518,997      98%
                                        ============ ===========     ===

                                                            1998
                          -------------------------------------------------------------------------
                                                      Current
                                                      Value at
                            Number of               December 31, Percent of  Geographic
Security                      Units     Cost Basis      1998     Net Assets    Region     Industry
--------                  ------------- ----------- ------------ ---------- ------------- ---------
NONMARKETABLE
 SECURITIES:
 Ontario-Quinta A.V.V...      2,873,211 $ 3,399,567 $ 2,672,086       5%    South America Utilities
 Inversora en
  Distribucion de Entre
  Rios S.A..............            900  12,219,684  12,219,684      23     South America Utilities
 Cataguazes.............  8,704,949,248  23,286,714  23,286,714      45     South America Utilities
 Transredes.............        302,736  11,948,502  11,948,502      23     South America Utilities
                                        ----------- -----------     ---
                                        $50,854,467 $50,126,986      96%
                                        =========== ===========     ===


        The accompanying notes are an integral part of these schedules.

                                                                  Attachment I-3

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

                       CONSOLIDATED GENERAL BALANCE SHEET
                As of December 31, 1999 and 1998 (Notes 1 and 2)

                                                           1999        1998
                                                        ----------- -----------
                                                                (Pesos)
ASSETS
Current assets
Cash and banks (Note 4.a)..............................     802,038   3,636,582
Investments (Schedule C and D).........................   6,582,106     424,574
Trade accounts receivable (Note 4.b)...................  75,069,314  63,130,284
Intercompany receivables (Note 5)......................   2,606,444   2,734,130
Other accounts receivable (Note 4.c)...................   3,656,056   3,491,567
Inventories (Schedule F)...............................   1,038,084     655,120
                                                        ----------- -----------
Total current assets...................................  89,754,042  74,072,257
                                                        ----------- -----------
Non-current assets
Trade accounts receivable (Note 4.b)...................   1,954,721   1,954,721
Other accounts receivable (Note 4.c)...................   6,850,922   6,246,249
Fixed assets (Schedule A).............................. 260,700,509 251,639,202
Intangible assets (Schedule B).........................     873,608   1,075,778
                                                        ----------- -----------
Total non-current assets............................... 270,379,760 260,915,950
                                                        ----------- -----------
TOTAL ASSETS........................................... 360,133,802 334,988,207
                                                        =========== ===========
LIABILITIES
Current liabilities
Suppliers (Note 4.d)...................................  18,529,940  15,471,900
Loans (Notes 4.e and 7)................................  12,503,306  68,469,733
Intercompany payable (Note 5)..........................   1,576,064   1,794,525
Salaries and social security liabilities (Note 4.f)....   1,798,468   1,858,157
Taxes payable (Notes 4.g and 10).......................   8,280,678   5,621,745
Other liabilities (Note 4.h)...........................   4,534,653   3,756,206
Provisions (Schedule E)................................   3,943,581   3,781,802
                                                        ----------- -----------
Total current liabilities..............................  51,166,690 100,754,068
                                                        ----------- -----------
Non-current liabilities
Loans (Notes 4.e and 7)................................  50,557,000  50,557,000
Taxes payable (Notes 4.g and 10).......................         --       10,807
Other liabilities (Note 4.h)...........................  16,002,178   8,339,888
                                                        ----------- -----------
Total non-current liabilities..........................  66,559,178  58,907,695
                                                        ----------- -----------
TOTAL LIABILITIES...................................... 117,725,868 159,661,763
                                                        ----------- -----------
Minority interests in subsidiaries.....................  23,980,657  23,510,969
                                                        ----------- -----------
SHAREHOLDERS' EQUITY................................... 218,427,277 151,815,475
                                                        ----------- -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY............. 360,133,802 334,988,207
                                                        =========== ===========

The accompanying notes and schedules are an integral part of these consolidated financial statements.

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

                       CONSOLIDATED STATEMENTS OF INCOME
     For the Fiscal years Ended December 31, 1999 and 1998 (Notes 1 and 2)

                                                         1999          1998
                                                     ------------  ------------
                                                              (Pesos)
Net sales (Note 4.i)................................  222,504,279   201,362,284
Cost of sales (Schedule F).......................... (160,318,152) (144,050,684)
                                                     ------------  ------------
  Gross profit......................................   62,186,127    57,311,600
                                                     ------------  ------------
Marketing expenses (Schedule H).....................   (6,355,603)   (6,499,126)
Administrative expenses (Schedule H)................  (15,325,366)  (13,950,169)
                                                     ------------  ------------
  Operating profit..................................   40,505,158    36,862,305
                                                     ------------  ------------
Other income and expenses (Note 4.k)................      284,872    (1,874,292)
Financial and holding gain/(loss) (Note 4.j)
  Generated by assets...............................    1,917,756     2,603,317
  Generated by liabilities..........................   (8,839,348)  (12,181,055)
Income tax..........................................  (12,944,274)  (12,113,835)
Minority interests in subsidiaries..................   (2,472,362)   (1,937,345)
                                                     ------------  ------------
  Income for the year...............................   18,451,802    11,359,095
                                                     ============  ============



The accompanying notes and schedules are an integral part of these consolidated financial statements.

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
     For the Fiscal years Ended December 31, 1999 and 1998 (Notes 1 and 2)

                                                        1999         1998
                                                     -----------  -----------
                                                             (Pesos)
CHANGES IN FUNDS
Funds at beginning of year..........................   4,061,156   16,905,486
Increase/(decrease) in funds........................   3,322,988  (12,844,330)
                                                     -----------  -----------
Funds at end of year................................   7,384,144    4,061,156
                                                     ===========  ===========
Sources of funds
Income for the year.................................  18,451,802   11,359,095
Plus: Items not entailing the use of funds
  Decrease in inventories...........................         --       373,621
  Fixed asset depreciation..........................   9,846,567    8,731,519
  Residuary value of deductions of fixed assets.....   1,926,310    1,706,008
  Intangible asset amortization.....................     512,148      653,140
  Accrued vacations and bonuses.....................   1,362,918    1,386,073
  Accrued gross sales tax...........................   1,202,215    1,232,307
  Accrued income tax................................  12,944,274   10,831,650
  Accrued business indebtedness cost tax............     393,293       37,496
  Accrued net financial loss pending payment........     283,691      250,117
  Accrued purchases pending payment.................  19,817,074   13,890,515
  Accrued intercompany purchases pending payment....      13,216       23,766
  Intercompany fees and expenses....................   1,013,572    1,462,304
  Other liabilities and fees pending payment........         --        31,249
  Technical assistance agreement....................     333,356      330,300
  Increase in the provision for lawsuits............     306,366    2,169,041
  Increase in allowance for defaulting debtors......     903,507    1,173,346
                                                     -----------  -----------
                                                      50,858,507   44,282,452
Less: Items not entailing the sources of funds
  Other income......................................         --          (250)
  Recovery of intercompany expenses.................    (455,254)    (357,764)
  Accrued sales pending collection.................. (73,668,542) (62,543,591)
  Intercompany sales................................  (2,299,625)  (2,410,867)
                                                     -----------  -----------
                                                     (76,423,421) (65,312,472)
Minority interests in subsidiaries..................   2,472,362    1,937,345
                                                     -----------  -----------
Funds originated/(applied to) from operations--Car-
 ried forward.......................................  (4,640,750)  (7,733,580)
                                                     -----------  -----------

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

                                                        1999         1998
                                                     -----------  -----------
                                                             (Pesos)
Funds originated/(applied to) from operations--
 Brought forward                                      (4,640,750)  (7,733,580)
                                                     -----------  -----------
Other applications of funds
  Increase in inventories...........................    (382,964)         --
  Acquisition of fixed assets....................... (19,130,031) (21,338,001)
  Increase in other accounts receivable.............    (870,724)  (5,659,591)
  Addition of intangible assets.....................    (309,978)      (4,296)
  Changes in tax credits and debts.................. (13,254,763) (14,571,246)
  Decrease in intercompany liabilities..............  (1,643,239)  (2,488,385)
  Decrease in salaries and social security
   liabilities......................................  (1,422,607)  (1,231,851)
  Payment of bank and financial loans...............  (5,200,143)  (5,216,423)
  Distribution of dividends.........................  (1,242,674) (18,172,414)
  Interest paid in advance..........................         --      (105,000)
  Decrease in other accounts payable and other
   liabilities......................................    (997,257)    (529,474)
  Decrease in allowances............................    (144,587)    (627,193)
  Decrease in suppliers............................. (18,120,049) (10,551,270)
                                                     -----------  -----------
Total other applications of funds................... (62,719,016) (80,495,144)
                                                     -----------  -----------
Total applications of funds......................... (67,359,766) (88,228,724)
                                                     -----------  -----------
Sources of funds
  Decrease in intercompany receivables..............   3,167,338    3,356,675
  Decrease in interest paid in advance..............     105,000          --
  Increase in banking loans.........................   3,950,026    8,011,771
  Decrease in investments...........................         --        60,000
  Decrease in trade accounts receivable.............  63,460,390   63,955,948
                                                     -----------  -----------
Total sources of funds..............................  70,682,754   75,384,394
                                                     -----------  -----------
Increase/(decrease) in funds........................   3,322,988  (12,844,330)
                                                     ===========  ===========
Operations not entailing sources nor application of
 funds
  Increase in other liabilities.....................   9,271,788    5,520,304
  Decrease in minority interests in subsidiaries....    (760,000)         --
  Acquisition of gas distribution networks with
   liabilities......................................  (1,671,788)  (5,520,304)
  Withdrawal of the Subsidiary Company's voluntary
   reserve..........................................  (6,840,000)         --
  Decrease in loans.................................  55,000,000          --
  Irrevocable contribution on account of future
   payments......................................... (55,000,000)         --
                                                     -----------  -----------
Total operations not entailing sources nor applica-
 tion of funds......................................         --           --
                                                     -----------  -----------

  The accompanying notes and schedules are an integral part of these financial statements.

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
             For the Fiscal years Ended December 31, 1999 and 1998

NOTE 1: FINANCIAL STATEMENT PRESENTATION

  As required by General Resolution No. 290/97 of the Comision Nacional de Valores (the "CNV"), which establishes that consolidated financial statements must be submitted following the procedure outlined in Technical Resolution No. 4 of the Argentine Federation of Professional Councils of Economic Sciences, the December 31, 1999 and 1998, Balance Sheets of the Company and the Statements of Income and Cash Flows for the fiscal years then ended have been consolidated on a line-by-line basis with the financial statements of the Subsidiary Company.

  Non-monetary items included in the financial statements at December 31, 1999 and 1998, have been restated in current Pesos up to August 31, 1995. No adjustments have been applied since such date.

  The financial information at December 31, 1998, has been reclassified, for comparative purpose, in order to be consistent with that of the current fiscal year.

  The December 31, 1999 and 1998 financial statements of the Subsidiary Company, Camuzzi Gas del Sur S.A., which cover the same period as that of its controlled company, Sodigas Sur S.A., have been used in order to determine the equity value and carry out the consolidation.

NOTE 2: VALUATION CRITERIA

  The financial statements of the Subsidiary Company have been prepared based on criteria consistent with those applied for preparing the financial statements of Sodigas Sur S.A.

  In addition, the principal valuation and disclosure criteria used for preparing the consolidated financial statements are described below:

a.Local currency assets and liabilities

  The local currency assets and liabilities have been stated at their face value at the balance sheet date, including accrued interest.

  The implicit cost of financing contained in the monetary assets and liabilities has not been segregated as it is not deemed significant.

b.Foreign currency assets and liabilities

  Foreign currency assets and liabilities were translated at the exchange rate prevailing at the balance sheet date, including accrued interest.

c.Current Investments

  These are the following:

  --Fixed-term deposits, which have been valued at their original amount, plus interest accrued up to the closing date.

  --Shares and interests in mutual investments funds, which have been valued at their market value as of the balance sheet date.

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY d.Inventories

  These have been valued at their replacement cost as of the end of the fiscal year; the values thereof do not exceed their recoverable value.

e.Fixed assets

  The fixed assets transferred by Gas del Estado at the beginning of operations of Camuzzi Gas del Sur S.A. on December 28, 1992, have been valued in an overall manner, according to the Contract for the Transfer of the Subsidiary Company's shares of Gas del Estado. This value has been restated in current Pesos at August 31, 1995.

  The aforementioned value was recalculated for each individual fixed asset, based on the inventory and valuation carried out during the year ended December 31, 1993 by independent consultants.

  Additions carried out after such date and up to August 31, 1995, were valued at their acquisition cost, restated in current Pesos at such date. As from September 1, 1995, additions have been valued at their acquisition cost in current Pesos of the corresponding fiscal year.

  Up to September 30, 1995, additions of gas distribution networks made free of charge were recorded at their replacement cost at the time of the transfer under the item "Other Income".

  According to resolutions of the CNV adopted in the meetings held on July 28 and August 10, 1995, the gas distribution networks transferred after December 31, 1995, by users free of charge or partially funded by third parties, shall be recorded at the lower of their construction cost or the cost fixed for transfer, or the cost of their value to the business.

  In the case that the value of the asset added exceeds the value of the consideration assumed by the Licensee, or if such consideration does not exist (free of charge), a cross-entry shall be recorded in an adjustment account, which is shown deducted from the Fixed Assets, whose depreciation criteria is equivalent to that of the asset added.

  The obligation to partially or totally compensate third parties is recorded as a liability of the Company.

  The values thus determined are disclosed net of the corresponding accumulated depreciation, calculated using the straight-line method, based on the estimated useful lives of the assets.

  The Subsidiary Company defers the net costs derived from the financing with third party capitals of construction works which extends in time until they are in start-up conditions. The amount capitalized in fixed assets was Ps. 712,323 during the fiscal year ended December 31, 1999.

  The value of the Fixed Assets, taken as a whole, does not exceed their recoverable value.

f.Intangible assets

  This caption includes the acquisition of software and expenses in relation to the programs for the issuance of the Notes by Sodigas Sur S.A. and its Subsidiary Company, to be amortized over a five-year period.

  Intangible assets added up to August 31, 1995 are recorded at their acquisition cost restated in current Pesos at such date, while additions carried out after September 1, 1995 are disclosed at their acquisition cost in current Pesos of the corresponding period, in both cases net of their corresponding cumulative amortization, calculated according to the straight-line method.

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY g.Shareholders' equity

  The Capital Stock has been stated at its nominal value. The Capital Stock Adjustment represents the difference between the nominal value of the capital stock and its value adjusted, based on the fluctuation in the general wholesale price index up to August 31, 1995.

  Changes in net worth prior to August 31, 1995 are restated as of that date, while subsequent changes are stated in the currency value of the corresponding period.

h.Profit/(loss) accounts

  Profit/(loss) for the period is disclosed at historical values, except for the charges for assets consumed (fixed asset depreciation and intangible asset amortization), which were determined according to the values of such assets.

i.Accounting recognition of income

  The income stemming from gas distribution activities is recognized when the service is rendered and charged to the "Unbilled gas consumption" account.

j.Statement of Cash Flows

  The Consolidated Statement of Cash Flows is presented using the Indirect Method of Alternative D of Technical Resolution No. 9 of the Argentine Federation of Professional Councils of Economic Sciences, considering Cash and Banks and Short-Term Investments as funds.

k.Accounting estimates

  The preparation of these financial statements as of a specified date requires that the Subsidiary Company's management performs estimates and assessments that affect the amount of the recorded assets and liabilities and the contingent assets and liabilities disclosed as of the date of these financial statements, as well as the income and expenses recorded during the period. The Subsidiary Company's management makes estimates so as to calculate, among other things, the income tax charge, the unbilled gas consumptions, the discounts to be made to users and the provisions for contingencies, as of a certain date. The actual future results may differ from the estimates and assessments made as of the date of the financial statements.

NOTE 3: CORPORATE CONTROL

  Sodigas Sur S.A. owns 90% of the shares of Camuzzi Gas del Sur S.A.

NOTE 4: BREAKDOWN OF ITEMS

 Balance Sheet

a.Cash and banks

                                                                As of December
                                                                      31,
                                                               -----------------
                                                                1999     1998
                                                               ------- ---------
                                                                    (Pesos)
   Imprest fund............................................... 100,994    93,765
   Banks (Schedule G)......................................... 701,044 3,542,817
                                                               ------- ---------
   Total...................................................... 802,038 3,636,582
                                                               ======= =========

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY b.Trade accounts receivable

                                                         As of December 31,
                                                        ----------------------
                                                           1999        1998
                                                        ----------  ----------
                                                               (Pesos)
   Current
   Trade debtors....................................... 17,263,224  13,443,865
   Subsidies receivable................................ 54,911,456  47,895,944
   Unbilled gas consumption............................  9,610,937   7,761,292
                                                        ----------  ----------
   Subtotal............................................ 81,785,617  69,101,101
   Less: Allowance for defaulting debtors (Schedule
    E)................................................. (6,716,303) (5,970,817)
                                                        ----------  ----------
   Total............................................... 75,069,314  63,130,284
                                                        ----------  ----------
   Non-current
   Subsidies receivable................................  1,954,721   1,954,721
                                                        ----------  ----------
   Total...............................................  1,954,721   1,954,721
                                                        ----------  ----------
   Total trade accounts receivable..................... 77,024,035  65,085,005
                                                        ==========  ==========

c.Other accounts receivable

                                                         As of December 31,
                                                        ----------------------
                                                           1999        1998
                                                        ----------  ----------
                                                               (Pesos)
   Current
   Tax credits.........................................  2,698,908   3,168,967
   Receivables to be recovered from LPG Plants.........    207,626         --
   Guarantee deposits..................................     86,668      63,690
   Receivables to be recovered as per Section 41 Law
    24,076
    (Note 10.c.2)......................................     22,854      24,191
   Miscellaneous advances..............................     35,276       4,966
   Prepaid expenses....................................    418,985     164,758
   Miscellaneous.......................................    185,739      64,995
                                                        ----------  ----------
   Total...............................................  3,656,056   3,491,567
                                                        ----------  ----------
   Non-current
   Judicial deposits...................................  5,561,508   5,296,417
   Receivables to be recovered from LPG Plants.........    311,785         --
   Receivables to be recovered as per Section 41 Law
    24,076
    (Note 14.c.2)......................................    892,010     903,598
   Prepaid expenses....................................     63,138      30,845
   Restricted availability funds.......................     19,917         --
   Miscellaneous.......................................      2,564      15,389
                                                        ----------  ----------
   Total...............................................  6,850,922   6,246,249
                                                        ----------  ----------
   Total other accounts receivable..................... 10,506,978   9,737,816
                                                        ==========  ==========

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY d.Suppliers

                                                            As of December 31,
                                                          ----------------------
                                                             1999       1998
                                                          ---------- -----------
                                                                 (Pesos)
   Suppliers (Schedule G)................................  5,408,823   3,826,607
   Accrued invoices to be received....................... 13,121,117  11,645,293
                                                          ---------- -----------
   Total................................................. 18,529,940  15,471,900
                                                          ========== ===========

e.Loans

                                                            As of December 31,
                                                          ----------------------
                                                             1999       1998
                                                          ---------- -----------
                                                                 (Pesos)
   Current
   Bank debts (Schedule G)............................... 11,700,000   7,700,000
   Notes (Schedule G)....................................        --   60,000,000
   Letters of credit (Schedule G)........................    519,615     519,615
   Accrued interest (Schedule G).........................    283,691     250,118
                                                          ---------- -----------
   Total................................................. 12,503,306  68,469,733
                                                          ---------- -----------
   Non-current
   Notes (Schedule G).................................... 50,557,000  50,557,000
                                                          ---------- -----------
   Total................................................. 50,557,000  50,557,000
                                                          ---------- -----------
   Total loans........................................... 63,060,306 119,026,733
                                                          ========== ===========

f.Salaries and social security

                                                            As of December 31,
                                                          ----------------------
                                                             1999       1998
                                                          ---------- -----------
                                                                 (Pesos)
   Social security liabilities payable...................    187,315     211,951
   Allowance for vacations...............................    944,148     824,863
   Allowance for bonuses.................................    636,020     698,027
   Others................................................     30,985     123,316
                                                          ---------- -----------
   Total.................................................  1,798,468   1,858,157
                                                          ========== ===========

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY g.Taxes payable

                                                          As of December 31,
                                                         ---------------------
                                                            1999       1998
                                                         ---------- ----------
                                                                (Pesos)
   Current
   Value added tax......................................    713,265    592,185
   Gross revenue tax....................................  1,164,799  1,181,161
   Income tax...........................................  5,942,686  3,784,120
   Provincial taxes.....................................        448        439
   Municipal rates......................................      5,407      9,910
   Tax on cost of business indebtedness.................    393,293     37,496
   Tax amnesty..........................................     10,807     16,434
   Others...............................................     49,973        --
                                                         ---------- ----------
   Total................................................  8,280,678  5,621,745
                                                         ---------- ----------
   Non-current
   Tax amnesty..........................................        --      10,807
                                                         ---------- ----------
   Total................................................        --      10,807
                                                         ---------- ----------
   Total taxes payables.................................  8,280,678  5,632,552
                                                         ========== ==========

h.Other liabilities

                                                          As of December 31,
                                                         ---------------------
                                                            1999       1998
                                                         ---------- ----------
                                                                (Pesos)
   Current
   Gas-in-kind payables.................................  2,014,044  2,080,856
   Consumer reconnection deposits.......................    166,641    161,689
   Reimbursements to be passed through on account of
    additional transportation charges...................    860,024    653,678
   Other accounts payable...............................  1,493,944    859,983
                                                         ---------- ----------
   Total................................................  4,534,653  3,756,206
                                                         ---------- ----------
   Non-current
   Gas-in-kind payables................................. 16,001,178  8,338,888
   Other accounts payable...............................      1,000      1,000
                                                         ---------- ----------
   Total................................................ 16,002,178  8,339,888
                                                         ---------- ----------
   Total other liabilities.............................. 20,536,831 12,096,094
                                                         ========== ==========

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

 Statement of income

i.Net sales

                                                        For the fiscal years
                                                                ended
                                                            December 31,
                                                       ------------------------
                                                          1999         1998
                                                       -----------  -----------
                                                               (Pesos)
   Gas sales.......................................... 224,823,270  203,196,225
   Sales of other items...............................   2,070,903    1,825,996
   Direct taxes on sales..............................  (4,389,894)  (3,659,937)
                                                       -----------  -----------
   Total.............................................. 222,504,279  201,362,284
                                                       ===========  ===========

j.Financial and holding gain/(loss)

                                                        For the fiscal years
                                                                ended
                                                            December 31,
                                                       ------------------------
                                                          1999         1998
                                                       -----------  -----------
                                                               (Pesos)
   Generated by assets
   Interest...........................................   1,683,187    2,418,054
   Income from investments............................     215,290      157,119
   Exchange differences...............................         --        24,761
   Miscellaneous......................................      19,279        3,383
                                                       -----------  -----------
   Total..............................................   1,917,756    2,603,317
                                                       -----------  -----------
   Generated by liabilities
   Financial interest.................................  (7,586,619) (10,970,077)
   Interest on tax debts..............................      (3,628)  (1,198,889)
   Business indebtedness cost tax.....................  (1,221,952)         --
   Exchange difference................................      (6,666)      (1,508)
   Miscellaneous......................................     (20,483)     (10,581)
                                                       -----------  -----------
   Total..............................................  (8,839,348) (12,181,055)
                                                       -----------  -----------
   Financial and holding (loss), net..................  (6,921,592)  (9,577,738)
                                                       ===========  ===========

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY k.Other income and (expenses), net

                                                             For the fiscal
                                                               years ended
                                                              December 31,
                                                           --------------------
                                                             1999       1998
                                                           --------  ----------
                                                                 (Pesos)
   Other income
   Leases.................................................  788,701     715,122
   Fees from third parties' collections...................      109         156
   Miscellaneous..........................................  139,228     998,815
                                                           --------  ----------
   Total..................................................  928,038   1,714,093
                                                           --------  ----------
   Other expenses
   Provisions for lawsuits (Schedule E)................... (190,510) (1,886,609)
   Miscellaneous expenses................................. (452,656) (1,701,776)
                                                           --------  ----------
   Total.................................................. (643,166) (3,588,385)
                                                           --------  ----------
   Total other income and (expenses), net.................  284,872  (1,874,292)
                                                           ========  ==========

NOTE 5: INTERCOMPANY BALANCES AND OPERATIONS

                                                             As of December 31,
                                                             -------------------
                                                               1999      1998
                                                             --------- ---------
                                                                   (Pesos)
   Receivables
   Energia del Sur S.A...................................... 2,560,086 2,704,977
   Empresa de Energia de Rio Negro S.A......................    46,358    29,153
                                                             --------- ---------
                                                             2,606,444 2,734,130
                                                             ========= =========
   Liabilities
   Distribuidora Gesell Gas S.A.............................    29,905       --
   Sodigas Pampeana S.A. ...................................    26,110   147,510
   Camuzzi Gas Pampeana S.A.................................   433,653   732,219
   Camuzzi Argentina S.A....................................   986,396   864,796
   Sempra Energy International Chile Holdings I.B.V.........    50,000    25,000
   CNG......................................................    50,000    25,000
                                                             --------- ---------
                                                             1,576,064 1,794,525
                                                             ========= =========

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

                                                        For the fiscal years
                                                                ended
                                                            December 31,
                                                        ----------------------
                                                           1999        1998
                                                        ----------  ----------
                                                               (Pesos)
   Income/(loss) accounts
   Camuzzi Gas Pampeana S.A.
   Gas transportation.................................       8,428         --
   Propane gas purchases(*)...........................  (1,078,645)   (204,325)
   Administrative and personnel services(*)...........  (3,458,401) (3,304,509)
   Assistance service for natural gas transportation..  (2,540,571)        --
   Sodigas Pampeana S.A.
   Personnel services.................................    (206,030)   (147,510)
   Expenses reimbursement.............................     (99,796)        --
   Financial interest.................................      (1,518)        --
   Camuzzi Argentina S.A.
   Technical assistance and professional fees.........  (3,187,728) (2,777,147)
   Maintenance service of computer systems............     (52,527)   (414,390)
   Administrative expenses recovery(*)................         578       3,560
   Expenses reimbursement.............................     (50,000)    (50,000)
   Work inspection service fees(*)....................         --      (58,380)
   Loma Negra C.I.A.S.A.
   Gas sales(1).......................................         --      315,123
   Energia del Sur S.A.
   Gas sales..........................................   9,288,517   9,828,542
   Empresa de Energia de Rio Negro S.A.
   Gas sales(*).......................................     559,482     306,016
   Purchase of electricity(*).........................     (39,808)    (34,996)
   General expenses(*)................................      (6,000)     (7,500)
   Sempra Energy International Chile Holdings I.B.V.
   Expenses reimbursement.............................     (25,000)    (25,000)
   CNG
   Expenses reimbursement.............................     (25,000)    (25,000)
   Distribuidora Gesell Gas S.A.
   Personnel and administrative services..............       2,134         --
   Other Operations
   Camuzzi Argentina S.A.
   Capitalized fees paid on account of work inspection
    services (*)......................................         --      410,164
   Software purchase(*)...............................         --       59,547
   Distribuidora Gesell Gas S.A.
   Storage material sale(*)...........................         325         --
   Regulators purchase(*).............................      32,364         --
   Camuzzi Gas Pampeana S.A.
   Miscellaneous......................................      36,890     127,222

--------
(*) Corresponds to operations pending approval by the Board of Directors.
(1) On March 26, 1998, Loma Negra C.I.A.S.A. sold its interest in Sodigas Sur
    S.A.

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

 Explanatory note:

  The Subsidiary Company, together with Camuzzi Gas Pampeana S.A. is currently involved in a dispute with Camuzzi Argentina S.A., in regard to the ownership of the invoicing and collection system (AG system) and others. As of the date hereof, the parties are negotiating a resolution to the dispute. The parties have agreed that if they cannot settle the dispute, the dispute shall be submitted to an arbitrator for resolution.

  In the opinion of the Subsidiary Company and its legal counsel, an adverse decision in relation to the aforementioned dispute is considered improbable.

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

NOTE 6: MANDATORY INVESTMENTS OF THE SUBSIDIARY COMPANY

  Chapter IV of the License states that the Subsidiary Company, Camuzzi Gas del Sur S.A., must undertake a five-year plan from 1993 to 1997, which includes investments in network pipelines, services, protection against rust and corrosion, communications equipment and SCADA (centralized telemeasurement and control equipment system).

  The amounts of the investments, as set by the License for each year, are as follows:

            Year                                 U.S.$
            ----                               ----------
            1993..............................  2,704,000
            1994..............................  2,704,000
            1995..............................  2,150,000
            1996..............................  1,925,000
            1997..............................  1,925,000
                                               ----------
            Total............................. 11,408,000
                                               ==========

  Furthermore, the Licensee has fulfilled in due time and manner the mandatory investments for 1993, 1994, 1995 and 1996, and was notified of such fulfillment by ENARGAS following an operating audit of such investments. Mandatory investments for the year 1997 are pending approval by the Regulatory Authority.

NOTE 7: ISSUANCE OF NOTES BY THE SUBSIDIARY COMPANY

  On December 11, 1996, together with Camuzzi Gas Pampeana S.A., Camuzzi Gas del Sur S.A. issued Notes not convertible into shares under a Medium-Term-Note Program which was approved by Certificate No. 136 of the CNV dated December 6, 1996.

  Such issue was approved by the Board of Directors of the Licensee on November 12, 1996; the main purpose of this issue was to provide Camuzzi Gas del Sur S.A. with an important flow of funds in order to (i) refinance Series B Notes for an amount of U.S.$90,000,000 co-issued between Camuzzi Gas Pampeana S.A. and Camuzzi Gas del Sur S.A. under a short- and medium-term note program created by the shareholders at the Shareholders' Meeting dated October 25, 1993; (ii) develop its investment plans; (iii) pay up working capital and
(iv) refinance other liabilities.

  The conditions for the issuance are as follows:

  . Aggregate principal amount: U.S.$130,000,000

  . Percentage corresponding to Camuzzi Gas del Sur S.A.: 38.89%

  . Interest rate: 9 1/4%, payable semiannually in arrears.

  . Price: 99.80%

  . Maturity of principal: December 15, 2001.

  The aforementioned program was created under a joint issuance with Camuzzi Gas Pampeana S.A., and the two companies will be jointly and severally liable for the payment of interest and principal.

  On May 9, 1997, the issued Notes were registered before the United States Securities and Exchange Commission (SEC).

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

  The main restrictions under the offering circular for the issuance of Notes are the following:

    (a) Limitations on Liens: Neither of the Issuers shall, nor shall either of the Issuers permit any of their respective Subsidiaries to, incur, assume or suffer the existence of, any Lien upon its property, assets or revenues, whether now owned or hereinafter acquired, securing any indebtedness of any other person, unless the Notes are equally and ratably secured by such liens, except for:

      (i) Liens existing on the Issue Date of the Notes;

      (ii) Liens for taxes or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of such Issuer or such Subsidiary Company, as the case may be, in conformity with Argentine professional accounting standards;

      (iii) Liens on all or part of any property, assets (including, without limitation, equity interests) or revenues to secure indebtedness incurred solely for purposes of financing the acquisition, construction or installation thereof incurred concurrently with or within 120 days after the completion of such acquisition, construction or installation, or liens on any property, assets (including, without limitation, equity interests) or revenues existing on the date of the acquisition thereof;

      (iv) Liens arising in the ordinary course of business which do not secure indebtedness and which (A) are not in effect for a period of more than 60 days, (B) are being contested in good faith by appropriate proceedings, which have the effect of preventing the forfeiture or sale of the property or assets subject to any such lien, or (C) secure an obligation of less than U.S.$1,000,000;

      (v) Any attachment or judgment lien, unless (A) within 60 days after the entry thereof, its discharge has not been filed or execution thereof stayed pending appeal, (B) shall not have been discharged within 60 days after the expiration of any such stay or (C) is for an amount less than U.S.$1,000,000;

      (vi) Liens created or deposits made to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds and other obligations of a like nature incurred in the ordinary course of business;

      (vii) Any liens imposed by operation of mandatory provisions of applicable law that do not materially affect the shareholders' equity Issuer's ability to perform its respective obligations under the Notes or Indenture;

      (viii) Liens other than those described in the foregoing clauses (i) through (vii) upon the property, assets or revenues of either or both of the Issuers or any of their respective Subsidiaries securing indebtedness in an aggregate principal amount not in excess of U.S.$10,000,000 (or its equivalent in other currencies) at any time outstanding; and

      (ix) Any extension, renewal or replacement, in whole or in part, of any lien described in the foregoing clauses (i) through (viii), provided that (A) such extension, renewal or replacement does not extend to any property other than that originally subject to the liens being extended, renewed or replaced and (B) the principal amount of the indebtedness secured by such lien is not increased.

   (b) Maintenance of the Net Worth to Consolidated Indebtedness Ratio:
 Neither of the Issuers shall permit the ratio of its Net Worth to its Consolidated Indebtedness to be less than 1 to 1.

   (c) Restrictions on Sale and Lease-Back Agreement: Neither of the Issuers shall, nor shall either of the Issuers permit any Subsidiary Company to, enter into any Sale and Lease-Back Agreement with respect to any property unless (i) such agreement involves a lease for a term of no more than three years by the end of which it is intended that the use of such property by the lessee shall be discontinued, (ii) such agreement

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY is between the Issuers, or between either or both of the Issuers and a Subsidiary Company, or between Subsidiaries, (iii) the Issuers or any Subsidiary Company would not be entitled to incur indebtedness secured by a mortgage on the property involved in such agreement at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Agreement, without equally and ratably securing the Notes, (iv) the proceeds of such agreement are at least equal to the fair market value thereof (as determined in good faith by the Board of Directors of each of the Issuers) and the Issuers apply an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such Sale and Lease-Back Agreement within 180 days of such sale to either (or a combination of) (A) the amortization (other than any mandatory amortization, mandatory prepayment or sinking fund payment or by payment at maturity) of debt for borrowed money of either or both of the Issuers or a Subsidiary Company (other than debt that is subordinated to the Notes or debt to either or both of the Issuers or a Subsidiary Company) that matures more than 12 months after the creation of such debt or (B) the purchase, construction or development of other comparable property, or (v) such agreement is entered into within 120 days after the initial acquisition by such Issuer or the Subsidiary Company, as the case may be, of the property subject to such agreement.

    (d) Merger, Consolidation or Sale of Assets: Neither of the Issuers will merge into or consolidate with any person or sell, lease, transfer or otherwise convey or dispose of all or substantially all of its assets, whether by one transaction or a series of transactions, to any person, (a) unless, in the case of any such merger or consolidation, (i) such Issuer is the successor person and (ii) any Noteholder who elects to be guaranteed or repaid upon such merger or consolidation pursuant to Argentine law is so guaranteed or repaid by either of the Issuers, or (b) unless, in the case of any such other transaction, (i) immediately after giving effect to such transaction or series of transactions, no Event of Default or event which, after the giving of notice or the lapse of time or both, would constitute an Event of Default, will have occurred and be continuing, (ii) the successor person is a corporation that will expressly assume the obligations of such Issuer under the Notes and the Indenture, and (iii) such Issuer shall have delivered to the Trustee an officer's certificate and an opinion of counsel stating that such merger, consolidation, sale, lease, transfer or other conveyance or disposition complies with the Notes and that all conditions precedent therein relating to such transaction have been met. Upon the occurrence of any such merger, consolidation, sale, lease, transfer or other conveyance or disposition of all or substantially all of such Issuer's assets, the successor person will succeed to and become substituted for the Issuer or both Issuers, as the case may be, and may exercise every right and power of such Issuer with the same effect as if it had been named in the Notes and the Indenture and, thereafter, such Issuer will be released from its liability as obligor on the Debt Securities and under the Indenture.

NOTE 8: RESTRICTIONS ON THE SUBSIDIARY COMPANY'S ASSETS

(a)Assets essential for the rendering of service

  Pursuant to the provisions of the terms and conditions for the privatization of the natural gas distribution services, Camuzzi Gas del Sur S.A. must obtain ENARGAS' prior consent to sell, assign, encumber or dispose of assets which are essential for the rendering of service. Failure to secure such consent may result in the revocation of the License.

(b)Restriction on funds

  As set forth in Note 10.c.1 and 10.c.2 as of December 31, 1999, attachments over the Company's assets included a Ps. 4,509,691 attachment levied by the Direccion General de Rentas de la Provincia de Rio Negro (the General Revenue Board of the Province of Rio Negro) and Ps. 787,026 mainly corresponding to the

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY attachments levied by several municipalities in connection with the lawsuits related to municipal taxes on use of the easements (Note 10.b.).

NOTE 9: RECORDABLE ASSETS

  As regards the real estate transferred under the Transfer Contract, the Subsidiary Company has effected the corresponding deeds with the Argentine General Notary Public, and only isolated and irrelevant cases are pending.

  Additionally, the Subsidiary Company completed the transfer of all the vehicles.

NOTE 10: LEGAL AND TAX MATTERS

a.Income tax

  On January 30, 1998, the Subsidiary Company filed an amended tax return to modify the depreciation of fixed assets transferred to the Subsidiary Company without consideration. The amended return takes into account a change in the tax rules governing valuation of networks incorporated by the Subsidiary Company prior to June 1995, by reference to valuation rules specified in resolutions of the Ente Nacional Regulador del Gas (ENARGAS) with respect to the transfer of networks from third parties to the Operating Companies.

  The criteria applied by the Subsidiary Company in its amended return was not acknowledged by the Argentine Tax Authority ("AFIP") and, on July 6, 1999, the AFIP notified the Subsidiary Company of an assessment for taxes on income related to gas networks transferred without consideration. The assessment totalled Ps. 11.1 million in income tax owed, plus Ps. 22.7 million in interest and fines. On August 11, 1999, the Subsidiary Company filed an appeal with the Argentine Tax Court.

  The Subsidiary Company believes, based on the advice of its legal counsel, that the filing of the amended return and application of the ENARGAS criteria for tax purposes should have resolved the assessment, and therefore any attempt of the AFIP to continue with the case would not be successful.

b.Municipal taxes

  Municipal tax regulations generally include a tax on the use of easements. The imposition of such tax conflicts with federal regulations.

  The distribution license grants the Licensee underground rights of way free of charge. The license authorizes the Licensee to pass through to consumers any cost increase attributable to a municipal tax levied and ratified by a court.

  Clause 6.1 of the License states: "while the Licensee is in charge of the service, the Licensee shall have the right to use free of charge any street, avenue, square, bridge, road and any other public place, including the subjacent and air spaces, necessary for the installation of facilities for the licensed service, including communication lines and interconnections with third parties".

  Nonetheless, if a court, pursuant to a final non-appealable judgment, upholds a provincial or municipal tax levied on the Licensee's underground right of way, the Licensee may pass through such additional cost to consumers residing within the jurisdiction in which such tax is applicable. The Regulatory Entity is required to act in accordance with Clause 9.6.2 of the License, without any right of claim against the Licensor or Gas del Estado.

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

  Furthermore, under the Argentine Budget Law No. 24,624/95 applicable to the year 1996, in order to be entitled to the subsidies set forth in such law, the municipal rates for the use of subjacent space have to be abolished as from January 1, 1996.

  The following are the most relevant current disputes related to taxes on underground rights:

  Municipality of Viedma, Province of Rio Negro: This municipality brought a claim for payment of tax on underground right of way totalling Ps. 246,400, not including penalties and other assessments. The Court of Appeals upheld a lower court judgment sustaining the tax. The Subsidiary Company appealed to the Supreme Court of the Province of Rio Negro, which denied appeal. Subsequently, the Subsidiary Company filed a recurso extraordinario (request for reconsideration), which was denied, followed by an appeal to the Federal Supreme Court of Justice, which motion is currently pending resolution. The Federal Supreme Court requested the docket from Viedma, indicating its hearing of the appeal. Deposits with the court to pay judicial taxes in 1996, totalling Ps. 263,362, plus Ps. 62,720 in interest and legal costs, continue to be maintained. The Subsidiary Company has established a provision for the total amount of the claim.

  The Federal Supreme Court of Justice reversed the judgment rendered by the Supreme Court of the Province of Rio Negro. The Federal Supreme Court of Justice subsequently remanded the case to the Supreme Court of the Province with an order that the provincial court determine jurisdiction over the matter and remit the case to the applicable court. On rehearing, the Supreme Court of the Province granted the Subsidiary Company's request for reconsideration.

  In addition, the Municipality has brought an action against the Subsidiary Company for Ps. 148,148 for taxes (not including interest or penalties) on underground right of way due for 1995, which Camuzzi Gas del Sur S.A. opposed. Judgment was entered against the Subsidiary Company and the Subsidiary Company appealed. The appellate court reaffirmed the lower court decision and the Subsidiary Company petitioned for reconsideration, which was denied. The Subsidiary Company petitioned the Supreme Court of Justice of the Province for review, which has been granted.

  The Subsidiary Company reserved Ps. 95,545, which is included under "Provisions".

  Municipality of Neuquen: The amount of the claim is Ps. 66,524, not including penalties and other expenses. The Municipality appealed the Court of Appeals' decision on the grounds that it lacked jurisdiction. The Supreme Court reversed and ordered the case heard on the merits. The Subsidiary Company petitioned for review of the decision of rehearing, which was denied. The claimant filed a revised schedule of the Subsidiary Company's debt, including principal, interest and court fees, which, together with the original claim totals Ps. 150,746. The claimant's attorneys continue to pursue collection of the debt through judicial action.

  As of December 31, 1999, Ps. 99,774 have been deposited with the court.

  The Subsidiary Company has reserved Ps. 120,000, which is included under "Provisions".

  In addition, the Municipality filed another claim for the period April 1996--May 1997 for an amount of Ps. 97,421, not including interest and penalties.

  The claim was answered by certified letter in which the Subsidiary Company demanded that the Municipality desist from its threatened suspension of subsidies to satisfy the claim. The Municipality has decided to suspend any further proceeding until the Supreme Court of Justice of the Province decides the case of the Subsidiary Company against said Municipality in connection with taxes imposed on the use of easements.

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

  Municipality of Comodoro Rivadavia: The Municipality has claimed the payment of taxes on use of easements during the first six months of 1996, which total Ps. 56,032 (not including taxes and penalties). The claim has been timely answered by the Subsidiary Company.

  Municipality of Zapala: The principal amount of the claim totals Ps. 816,073 corresponding to the periods between 1993, 1994, 1995 and January to November 1996. The Subsidiary Company has filed a motion for reconsidering such claim.

  Municipality of Villa Regina: The principal amount of the claim totals Ps. 1,939,343, not including penalties and other expenses. The Subsidiary Company has filed its response to such claim.

  Municipality of Cutral-Co: The Municipality filed a claim for the payment of Ps. 133,992, in respect of taxes on rights to public space as from January 1993 through October 1996, net of interest and legal costs. The Subsidiary Company contested the proceeding. The judgment entered by the lower court rejected the Subsidiary Company's argument and the Subsidiary Company appealed. The Court of Appeals affirmed the judgment and, consequently, an extraordinary motion has been filed. The Subsidiary Company reserved Ps. 71,296, which is included under "Provisions".

  Municipality of Piedra del Aguila: The amount of the claim totals Ps. 1,900. The Subsidiary Company filed a motion for reconsidering such claim.

  Municipality of Ingeniero Jacobacci: The claim totals Ps. 8,649. The Subsidiary Company has answered the claim and has reserved 50% of the claim, which is included under "Provisions".

  In the opinion of the Subsidiary Company, except for the lawsuits with the Municipalities of Viedma, Cutral Co, Neuquen and Ingeniero Jacobacci, for which reserves have been established, an adverse decision in relation to the aforementioned claims is unlikely.

c.Gross sales tax

c.1 The Subsidiary Company has received several claims from certain provincial tax authorities for payment of gross sales taxes on subsidies. As of December 31, 1999, the maximum estimated amount of gross sales tax applicable to such subsidies is Ps. 12 million, assuming that all provinces involved elect to pursue their claim.

  The Subsidiary Company believes, based on the advice of its legal counsel, that claims for gross sales tax are without merit, as the subsidy is granted by the Federal Government.

  The claims for gross sales tax received as of the date hereof are:

  Province of Chubut: The Subsidiary Company filed a Motion for
Reconsideration with the General Revenue Board of the Province of Chubut in response to the Board's challenge of gross sales tax returns filed for 1993, 1994, 1995 through March 1996, which assessed past taxes of Ps. 1,509,291, not including interest or penalties.

  On April 20, 1999, the Subsidiary Company was notified of the General Revenue Board's rejection of the Motion for Reconsideration.

  On June 1, 1999, the Subsidiary Company filed a Motion to Quash and Appeal in accordance with the Provincial Tax Code.

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

  In addition, the Subsidiary Company has submitted its response to the General Revenue Board's challenge of gross sales tax returns filed for 1993, 1994, 1995 through March 1996, which assessed past taxes of Ps. 265,000, not including interest or penalties. The claim arises from a different interpretation of criteria related to the valuation of income from networks transferred without consideration.

  The Subsidiary Company has also moved to quash service of a claim for Ps. 28,892 arising out of differences in the determination of the gross sales tax returns for the period January-March 1993. As of the date hereof, the amount claimed remains deposited with the Court.

  Province of Tierra del Fuego: The Subsidiary Company was notified by the Provincial General Revenue Board of the rejecting of the Subsidiary Company's Motion for Reconsideration. The notice requested the payment of approximately Ps. 962,748, in respect of principal, of which approximately Ps. 596,000 correspond to gross sales tax on subsidies for the period from 1993 to June 1996. In addition, the Ministry of Economy and Public Works and Services has denied the appeal of the Board's decision, thereby enabling the Subsidiary Company to file a claim with the courts in connection with this matter. On December 5, 1997, the Camuzzi Gas del Sur S.A. filed a petition with the governor of the Province of Tierra del Fuego, which was rejected.

  As a result, the Subsidiary Company filed a claim (recurso contencioso administrativo) in the amount of Ps. 897,608, of which Ps. 595,919 correspond to the principal amount of the tax and Ps. 301,689, to interest thereon. The Subsidiary Company was required to pay such amounts to pursue its claim and seek reimbursement.

  Furthermore, on April 18, 1997, a fine of Ps. 481,374 was imposed on the Subsidiary Company as a penalty for the non-payment of the gross sales tax.

  The Subsidiary Company filed a motion for reconsideration which was rejected and an appeal was filed.

  Province of Santa Cruz: The final audit has been submitted assessing Ps. 1,209,457 for gross sales tax on subsidies, not including interest and penalties.

  On September 25, 1998, the Subsidiary Company filed a Motion for Reconsideration of Ruling No. 860/98 issued to enforce the audit.

  Province of Neuquen: The General Revenue Board of the Province of Neuquen filed a record to settle accounts claiming differences in favor of the government for Ps. 1,078,484, for the period January 1993--September 1996, not including interests and penalties. The Subsidiary Company has duly filed its response to such claim.

  Province of Rio Negro: Camuzzi Gas del Sur has filed a response to the notices of the commencement of administrative proceedings brought by the General Revenue Board of the Province of Rio Negro challenging the gross sales tax returns of the Subsidiary Company for the years 1993 to 1995 and through August 1996, claiming differences in favor of the State amounting to Ps. 2,691,781, of which approximately Ps. 1,091,000 correspond to the claim related to the tax on income deriving from subsidies, not including interest or penalties.

  As regards the period from January 1993 to February 1996, a tax collection proceeding was filed against the Subsidiary Company for Ps. 3,250,539 for the principal outstanding, recalculated through March 31, 1997, which includes the tax owed due to a difference in the tax basis described in paragraph c.2. below. The Subsidiary Company's response included a motion to join the State as a third-party to the proceeding, which was rejected by the lower court. The Subsidiary Company appealed the decision. The lower court entered a judgment in favor of the revenue board and levied an attachment of up to Ps. 4,509,691 over the Subsidiary Company's assets in relation to the claim for gross sales tax on subsidies and the difference in the tax basis described in paragraph
c.2. below and interest and court fees.

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

  The Subsidiary Company unsuccessfully appealed to the Court of Appeals of Viedma. In response, the Subsidiary Company filed an appeal for nullification with the Supreme Court of the Province. The Province withdrew from the scope of the attachment an amount equal to the tax (excluding interest, costs and penalties), despite the Subsidiary Company's opposition.

  The court denied the appeal for nullification and, consequently the Subsidiary Company filed an appeal for the rejection of the nullification before the Supreme Court of the Province. Then, an extraordinary appeal was filed. Such appeal was rejected and, the Subsidiary Company subsequently filed an appeal for nullification with the Argentine Supreme Court of Justice.

  The Subsidiary Company is making deals in order to obtain the acknowledgment by the Province as regards the non-assessability of subsidies and the issue of a definitive decision as regards the position of the province in connection with the tax basis, in order to pass-trough the tariffs for all the claimed period (not only as from January 1997) and to make a debts set-off, on account of the obtention of a favorable decision from the arbitral court as regards the unpaid subsidies balances by the province.

  On November 12, 1998, the General Revenue Board of the Province of Rio Negro notified the Subsidiary Company of Resolution No. 093/98, which establishes a fine of Ps. 2,060,205, as a penalty for the non-payment of the gross sales tax on subsidies and sets forth the method for calculating the tax basis. The Subsidiary Company filed a Motion for Reconsideration which was denied on February 16, 1999. On March 4, 1999, the Subsidiary Company proceeded to file an administrative appeal against such resolution.

  For the periods March 1996 to June 1996 and July 1996 to August 1996, the Subsidiary Company also filed motions to reconsider the resolutions entered by the General Revenue Board of the Province of Rio Negro. On January 6, 1999, the Subsidiary Company was notified of resolution 1355/98, which rejected the Subsidiary Company's motion to reconsider filed with respect to Resolution No. 007/98, which set forth an amount of Ps. 313,916 due in connection with the gross sales tax on subsidies and calculation of the tax basis for the period from March to June 1996, of which approximately Ps. 116,000 corresponds to the claim for gross sales tax on subsidies. Further, the Subsidiary Company was notified of Resolution No. 1356/98, which, as in the prior resolution, sought Ps. 317,660 for the period from July to August 1996, of which approximately Ps. 152,000 corresponds to the claim for gross sales tax on subsidies. The Subsidiary Company has filed administrative appeals of such resolution.

  On November 17, 1998, the General Revenue Board of the Province of Rio Negro notified the Subsidiary Company of Resolution No. 090/98, requiring the payment of Ps. 890,997 in respect of gross sales tax on subsidies for the period from September 1996 to December 1997 and for the tax basis for the period from September 1996 to December 1996, plus a fine of Ps. 1,251,580, for the non-payment of such amounts; the Subsidiary Company has filed an appeal for reconsideration of such resolution. Such reconsideration was rejected, and then, an administrative appeal was filed.

  Since such appeal was rejected, the Subsidiary Company filed an appeal for nullification in relation to the rejected remedy before Civil Court No. 1, Clerk's Office No. 2 of the city of Viedma, as evidenced in file No. 159,870-E-97.

c.2 Camuzzi Gas del Sur S.A. has received several tax assessments issued by the tax authorities of the Province of Buenos Aires and the Province of Rio Negro related to differences in the determination of the tax basis of gross sales tax. Such difference arises mainly from the tax authorities' claim that the tax basis for computing gross sales taxes is based on the entire invoiced amount, although a portion of such amount represents the pass through of the cost of supply and transportation of natural gas. The Subsidiary Company contends that the tax basis is the difference between the price at which gas is purchased and sold.

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

  Below, there is a description of the situation with each of the provinces involved:

  Province of Buenos Aires: The Province of Buenos Aires Revenue Board (the "DPRPBA") has challenged the Subsidiary Company's gross sales tax returns, and has assessed claims of Ps. 27,027 and Ps. 16,003 for the periods from December 1992 through February 1995, and from March 1995 to June 1996, respectively, not including fines and accessory charges.

  On November 25, 1996, the General Revenue Board issued a final opinion stating that, in its opinion the Subsidiary Company must pay gross sales tax on its total sales and not on the distribution margin. On December 13, 1996, the General Revenue Board further explained some points of the opinion indicating that, according to such body's interpretation, the change on the tax criterion had derived from the fact that as from the takeover of the natural gas distribution service by the Licensees, the regulations set forth under the Tax Code (Section 136, Subsection (e) and Section 141, Subsection
(a)) are not valid, since the Government, upon withdrawing from the business, no longer regulates the official selling prices.

  Although the Subsidiary Company's legal counsel advised the Subsidiary Company of the soundness of its position, the final opinion issued by the General Revenue Board, which explicitly adopts the tax criteria adopted by the Province of Buenos Aires, substantially changed the tax burden of the Licensee. Therefore, because Camuzzi Gas del Sur S.A. is not legally required to participate in a judicial proceeding, the results of which cannot be assured in spite of its sound defense, on December 19, 1996, the Subsidiary Company availed itself of a tax amnesty program pursuant to the provisions of the Provincial Law 11,808 (Official Gazette July 10, 1996).

  The foregoing implementation of new criteria altered the Licensee's tax burden generating a cost fluctuation and clearly constituting a "tax change". This event was considered a non-recurring tariff adjustment pursuant to clause
9.6.2. of the Distribution License and by law 24,076.

  Through Resolution No. 544 dated November 17, 1997 and pursuant to applicable regulations, ENARGAS authorized the pass-through to the tariffs of the tax liabilities incurred as a result of the legal changes in the payment of the tax in accordance with the methodology set forth by such Regulatory Authority in its note No. 108 dated January 12, 1998. The decision on the pass-through to the tariffs applicable to sub-distributors and GNC stations remains pending, although such decision is immaterial.

  As mentioned above, because a "change in tax rules" generates a right for the Subsidiary Company to pass through the added cost to the tariffs as envisaged in clause 9.6.2. of the Distribution License and in Law No. 24,076, Camuzzi Gas del Sur S.A. accounted for the amounts recognized as tax payable, together with the payments made for the tax basis of all income from gas sales, with a balancing entry in the form of a receivable to be collected from the users in future billings.

  As of December 31, 1999, the receivable to be recovered (which includes the amounts accrued during the first semester of 1998) totalled Ps. 95,276 of which, Ps. 22,854 were recorded under "Other Current Accounts Receivable" and Ps. 72,422 under "Other Non-Current Accounts Receivable".

  Province of Rio Negro: Provincial Law No. 3069, promulgated by Decree No. 2198/96 dated December 30, 1996, amended the Tax Code by abrogating paragraph
(d) of section 12 of Law No. 1301. According to the interpretation of the Subsidiary Company and its legal counsel, the tax basis is the difference between the purchase and sale prices.

  Consequently, on April 14, 1998, the Subsidiary Company paid Ps. 682,364 in respect of the tax difference derived from the change in the tax basis for January 1997-February 1998 period.

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

  As mentioned above, because a "change in tax rules" generates a right for the Subsidiary Company to pass through the added cost to the tariffs as envisaged in clause 9.6.2. of the Distribution License and in Law No. 24,076, Camuzzi Gas del Sur S.A. accounted for the amounts recognized as a tax increase for the period January 1997 to February 1998, as well as the increased tax accrued thereafter, for the calculation of the tax basis of all income from gas sales, with an offsetting entry in the form of a receivable to be collected from the users in future billings.

  As of December 31, 1999, the receivables to be recovered totalled Ps. 819,588, and have been recorded under "Other Non-Current Accounts Receivable".

  As mentioned in paragraph c.1. above, the provincial tax authority has filed a claim for Ps. 2,691,781, including the gross sales tax on subsidies, and differences in the tax basis. The amount claimed for differences in the tax basis totals approximately Ps. 1,601,000 and corresponds to the period from January 1993 through August 1996, prior to the amendment of the Tax Code.

  As set forth in paragraph c.1 above, the amounts related to this claim are subject to an attachment levied by the Provincial Revenue Board.

  With respect to the periods from March 1996 to June 1996 and July 1996 to August 1996, the amounts of the claims for gross sales tax predicated on a different tax basis are approximately Ps. 198,000 and Ps. 165,000, respectively, and the comments included in paragraph c.1 for these periods are applicable hereto.

  The same comments included in paragraph c.1 above are applicable for the period from September 1996 to December 1997, the amount of the claim for gross sales tax predicated on a different tax basis are approximately Ps. 241,000 for the period from September 1996 to December 1996 (see first and second paragraphs of this note).

  To pass-through this higher cost consistent with its rights, the Subsidiary Company has undertaken steps to obtain the relevant tariff adjustment from the Regulatory Authority.

  The Subsidiary Company believes, based on the advice of its legal counsel, that a decision not to pass through the higher cost attributable to the gross sales tax is unlikely.

c.3 The Subsidiary Company accepted the claim of the Province of Tierra del Fuego with respect to differences in the determination of the tax basis corresponding to the tax on sales to industrial users ("0" rate), entailing the payment of the Ps. 864,213 in taxes, plus Ps. 233,543 in interest, totalling Ps. 1,097,756.

  The Subsidiary Company has reserved Ps. 1,097,756, which includes all applicable principal and interest.

d.Stamp tax

  As regards stamp tax the situation is as follows:

d.1Province of Rio Negro:

  d.1.1 The Subsidiary Company has filed for declaratory relief and a preliminary injunction with the Federal Judge in response to the assessment of stamp tax under a Decree of the Executive Branch, whose amount has yet to be determined.

  d.1.2 The Province of Rio Negro's Revenue Board served Transportadora de Gas del Sur S.A. with a notice claiming stamp tax on natural gas transport agreements entered into with the Subsidiary Company.

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

  As of the date of these financial statements, the Subsidiary Company has not been served with notice of any claim from the Province of Rio Negro's Revenue Board. Nonetheless, in the event of a claim being filed by the Tax Authority and an adverse judgement, Camuzzi Gas del Sur S.A. would pay fifty per cent of the tax applicable to the operations performed subsequent to the takeover, which would amount to Ps. 7.8 million. Furthermore, Transportadora de Gas del Sur S.A. could seek confirmation from the Subsidiary Company, if the transporter were obliged to pay the full tax amount claimed. Furthermore, Transportadora de Gas del Sur S.A. has received a claim for the payment of the stamp tax on agreements transferred by Gas del Estado, for Ps. 0.3 million, where the Argentine Government appears as the only responsible party.

  d.1.3 On December 3, 1999, the Province of Rio Negro's Revenue Board served notice of the administrative proceedings, assessing a debt in relation to stamp tax on offers to customers to purchase gas for an aggregate amount of Ps. 192,551; of such amount, Ps. 102,026 are payable by Camuzzi Gas del Sur S.A.

    On December 28, 1999, the Subsidiary Company filed the applicable defense in relation to the action brought.

    In the opinion of the Subsidiary Company and its legal counsel, considering the manner in which the agreements were documented, in relation to paragraphs d.1.2. and d.1.3. above, the Subsidiary Company has sound grounds for presenting a defense at court.

d.2 Province of Tierra del Fuego: The Subsidiary Company filed an answer to the Previous Notice made by the Revenue Board of the Province of Tierra del Fuego, Antartida and South Atlantic Islands, claiming the assessment of stamp tax under a Decree of the provincial Executive Branch, amounting to Ps. 140,000, not including interest or penalties.

d.3Province of Neuquen:

  d.3.1 The Revenue Board of the Province of Neuquen has computed a stamp tax on the gas purchase agreements entered into jointly with Camuzzi Gas Pampeana S.A. for an amount of Ps. 1,656,205. Subsequently, the Revenue Board of the Province of Neuquen amended its computation to Ps. 10,400,134. The notice was answered and the resolution was suspended as a result of the moratorium decrees. Further, statements were filed with the Argentine Ministry of Economy asking for an opinion in connection with such matter. The province issued Special Decree No. 3534 allowing the regulated companies to avail themselves to a moratorium until November 6, 1998 subsequently extended to January 11, 1999.

    On January 7, 1999, the ENARGAS submitted a report to the Argentine Ministry of Economy, expressing that "the taxes claimed by Neuquen, shall unfailingly lead to a tariff increase, with a serious damage to the users".

    The deadline expired on January 11, 1999 and has not been further extended. The Licensee Subsidiary Company is waiting for an opinion from the Ministry of Economy as regards this issue.

    As of December 31, 1999, the Subsidiary Company has reserved Ps. 597,548 in such regard.

    On September 24, 1999, the Subsidiary Company was served a notice informing it that the audit performed by independent public accountants engaged by the Province of Neuquen's Revenue Board had been closed. The assessment of the debt for stamp tax on natural gas purchase agreements entered into jointly with Camuzzi Gas Pampeana S.A. amounted to Ps. 5,017,021, not including penalties or other charges. On January 18, 2000, the Subsidiary Company was notified of the amendment of the initial amount,

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY which, as amended, totalled Ps. 5,028,358, of which Ps. 4,155,331 are included in the original notice. The aggregate claim for both companies amounts to Ps. 11,273,161. As of the date hereof, the Subsidiary Company has not received further notice from the Revenue Board.

  d.3.2 Additionally, the Revenue Board has filed claims totalling Ps. 1,827,518 for the payment of stamp tax on the transfer of assets affected to the service. This claim was filed jointly against Gas del Estado and the Subsidiary Company. Camuzzi Gas del Sur S.A. has filed its response.

  d.3.3 On December 15, 1999, the Revenue Board notified the final assessment of the stamp tax for an amount of Ps. 719,622, derived from the gas transport agreements entered into with Transportadora de Gas del Sur S.A., before privatization, and when Gas del Estado S.E. was the only shareholder of the Subsidiary Company.

    The Subsidiary Company has notified the Direccion Nacional de
  Normalizacion Patrimonial, the Liquidation Entities Coordinator and Gas del Estado S.E. that, in accordance with the provisions of the Transfer Agreement, any national, provincial or municipal stamp tax assessed on agreements related thereto shall be borne by Gas del Estado S.E. or the Argentine Government.

    On December 29, 1999, the Subsidiary Company filed a Motion for Reconsideration against the Revenue Board determination.

    Also, the Subsidiary Company believes that these agreements were not subject to provincial stamp tax due to the fact that the parties who entered into said agreements were Argentine state-owned companies, and are therefore exempted from such tax. Even though such agreements were subject to stamp tax, the Subsidiary Company considers that Gas del Estado S.E. would be the party liable for the payment of this tax, in accordance with the provisions of the Transfer Agreement.

    The Subsidiary Company believes, based on the advice of its legal counsel, that, other than as described in paragraph d.3.1, it is unlikely that such claims will be resolved unfavorably for the Subsidiary Company.

d.4Province of Santa Cruz:

  d.4.1. On December 29, 1999, the Revenue Board of the Province of Santa Cruz served a notice of administrative proceedings, assessing a debt in relation to the stamp tax on gas purchase agreements entered into jointly with Camuzzi Gas Pampeana S.A. for an amount of Ps. 1,466,120 of which Ps. 7,512,904 are payable by Camuzzi Gas del Sur S.A.

    On January 20, 2000, the Subsidiary Company filed its defense in relation to the notice received.

    The Subsidiary Company contends that the stamp tax does not apply to gas purchase agreements, which it believes are not instruments subject to the tax.

  d.4.2. The Revenue Board of the Province of Santa Cruz has notified Transportadora Gas del Sur S.A. of a claim for a stamp tax on natural gas transport agreements entered into with the Subsidiary Company.

    As of the date hereof, the Subsidiary Company has received no notice in relation thereto from the Revenue Board of the Province of Santa Cruz. However, in the event a claim filed by the Revenue Board were decided against the Subsidiary Company, Camuzzi Gas del Sur S.A. would have to pay 50% of the tax corresponding to the operations conducted after the privatization, which tax would amount to Ps. 0.9 million. In addition, Transportadora de Gas del Sur S.A. could seek contribution from the Subsidiary Company, if it were obliged to pay the claimed tax in full.

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

  The Subsidiary Company believes, based on the advice of its legal counsel, that it has a strong defense to the matters described in paragraphs d.4.1 and
d.4.2. above in light of the manner in which the agreements were documented.

e.Regulatory aspects

  On March 24, 1998, the ENARGAS, through resolution 588/98, requested Camuzzi Gas del Sur S.A. to reimburse approximately Ps. 4.5 million to the users for "non-compliance with the gas quality standards set forth in the License and Resolution 113/94, under the terms of Chapter X of the License", for the period from January 1996 to March 1997. The Regulatory Authority's methods for determining the amount of the claim were objected by the Subsidiary Company with the Secretariat of Energy.

  Furthermore, on January 7, 1999, the Secretariat of Energy issued a preliminary technical ruling pursuant to which it interpreted that the requirements of ENARGAS apply to the period from September 1996 to March 1997. In accordance with the foregoing, the Subsidiary Company reserved approximately Ps. 0.9 million, calculated in accordance with the methodology set forth in such preliminary ruling. It should be highlighted that the amount provisioned has been reimbursed to users, although reimbursement of the portion corresponding to the subsidy is still pending. In October 1999, the Subsidiary Company filed an affidavit with the Province, whose amount would be deducted from the subsidy payable to the Subsidiary Company.

  As of the date hereof, the issue of the final judgment by such entity is pending.

f.Others

  On August 8, 1998, the Ministry of Economy, Works and Public Services filed a claim for Ps. 656,485 for differences in amounts collected on overdue invoices. Schedule XXI of the Share Transfer Agreement provides that Camuzzi Gas del Sur S.A. is responsible for collecting such amounts for Gas del Estado S.E. The Subsidiary Company duly set up an allowance of Ps. 175,000 to satisfy the claim. The Subsidiary Company considers such amount to be sufficient.

NOTE 11: SUBSIDIARY'S ESSENTIAL ASSETS INVENTORY

  In compliance with ENARGAS' Resolution No. 60, the Subsidiary Company made an inventory of its essential assets as of December 31, 1997. Such inventory was certified by an independent expert specialized in that field on October 26, 1998.

  As a result of said work finished during 1998, differences were detected between the physical inventory value and the book value of the assets which reduced the assets previously recorded in an amount of approximately Ps. 5.5 million.

  Due to the fact that the Subsidiary Company maintains a voluntary reserve consisting of gas distribution networks financed by third parties and transferred free of charge, the Subsidiary Company offset the aforementioned difference against the voluntary reserve.

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

NOTE 12: CONSTRUCTION FUNDED BY THIRD PARTIES

  Constructions funded by third parties, incorporated into the Subsidiary Company's network during the fiscal years ended December 31, 1999 and 1998, were the following:

                                                               For the fiscal
                                                                 years ended
                                                                December 31,
                                                             -------------------
                                                               1999      1998
                                                             --------- ---------
                                                                   (Pesos)
   . For valuable consideration............................. 1,671,788 3,324,866

  On February 8, 1996, ENARGAS issued Resolution No. 269/96, which sets forth that regarding constructions fully or partially funded by third party users, such users should receive a discount based on the difference between the value of the construction and the amount actually discounted for, if any.

  By means of ENARGAS' Resolution No. 389, dated October 23, 1996, the Regulatory Authority established the amounts to be recognized to the users mentioned above, according to the business value determined by such entity.

  In compliance with this resolution, as regards networks transferred without monetary consideration, during the 1996 fiscal year, the Subsidiary Company recorded a liability in an amount estimated as the payment price in cubic meters of gas, which was debited from a reserve set up in previous periods for this purpose. In the case of those projects in which the payments made by the Licensee differed from those set forth by the Regulatory Authority, the liability corresponding to such difference was accounted for. Both liabilities were valued at current tariffs.

  Furthermore, on February 3, 1997, by means of Resolution 422 the Regulatory Authority set the charges that the Gas Distribution Companies shall have to recognize to third party users financing network extension works; such amount results from the business value set forth by ENARGAS. This Resolution was only applicable to the works transferred to the Licensee Companies during the year 1996.

  As regards works to be financed by future customers, which may be commenced and transferred to the network of the licensees during the 1997 fiscal year, the Regulatory Authority issued Rule No. 587, dated March 16, 1998, whereby it established the consideration to be given to the users in accordance with the methodological guidelines included therein.

  As of the date hereof, the Subsidiary Company is taking the necessary steps to implement the reimbursement of the cubic meters duly suggested by the ENARGAS.

  Subsequently, the ENARGAS, through Order No. 4,688 dated December 30, 1997, modified the criterion previously established by its Resolutions No. 389/96 and 422/96 and Order No. 1877/96, in connection with the obligation of the Distribution Service Licensees to grant provisions to third party users who totally or partially paid undertakings related to new networks or extensions thereof.

  This amendment consists, basically, in the replacement of the obligation of such users to file the documentation evidencing their contribution, as called for by the above-mentioned resolutions, by the execution of an affidavit in relation thereof.

  The above-mentioned order of ENARGAS has been appealed by the Subsidiary Company on the grounds that it affects its legitimate rights. However, the Subsidiary Company undertook a study to determine its liability in connection with the compliance with such order. Such study revealed that if the existing users and the potential

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY users which have transferred assets without monetary compensation are entitled to the discounts set forth in the ENARGAS' resolutions, the maximum increase in the liabilities would amount to Ps. 7.6 million. This amount has been reflected in these Financial Statements as a withdrawal from the voluntary reserve. In addition, it should be noted that such liability may be substantially lesser due to the fact that such liabilities were calculated considering that all the users would request such discounts and the addition of users to such works are complied. Once the term fixed by the regulatory authority for the granting of discounts is finished, an analysis of the actual value of each project shall be made upon the basis of the users really added and of the value to the business, increasing or decreasing the value of the liability as applicable.

  As regards the networks transferred for a consideration, the liability shall be fixed at the amounts agreed to by the third party transferors.

NOTE 13: FIVE-YEAR TARIFF REVIEW

  On December 31, 1997, the Ente Nacional Regulador del Gas issued Resolution No. 468 whereby it approved the five-year tariff review and established new values for the K and X factors corresponding to each component of the tariff. Such values will be applicable during the 1998-2002 five-year period.

  The incorporation of these two factors (with K representing the Investment factor and X representing the Efficiency factor) has been contemplated within the existing tariff scheme. Such factors will be added and subtracted respectively from the distribution margin and, therefore, will affect the final tariff for the next five-year period.

  During 1997, the Subsidiary Company submitted its proposed investments for the determination of the K factor, which, once reviewed by the ENARGAS, were approved at the end of October 1997 for the Buenos Aires Sur, Tierra del Fuego, and Santa Cruz subareas. Likewise, and due to the particularities of the area, it has been decided the creation of the Cordilleran subarea with a K factor related to support works in the respective pipeline.

ENARGAS defined an efficiency factor (X) of 4.6 % for Camuzzi Gas del Sur S.A. as from January 1, 1998, which considers the improvements to be achieved in that respect in the next five-year period, thus maintaining the fair and reasonable profitability set forth by the Gas Law.

NOTE 14: INFORMATION SYSTEMS ADAPTATION PROCESS (NOT INCLUDED IN THE AUDITORS' REPORT)

  The Subsidiary Company began a process to update its information systems and related technologies, which has been given priority by the Board of Directors. The work methodology adopted assigns different teams to make the administrative, invoicing, human resources, hardware and software systems year 2000 compliant. Upon commencement of the year 2000, no failures have been detected in the administrative, invoicing, human resources, hardware and software systems in relation to the Y2K. (See Note 16)

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

                           CONSOLIDATED FIXED ASSETS
             For the Fiscal Years Ended December 31, 1999 and 1998

                                                                      Schedule A

                                                                                            DEPRECIATION
                                                                            --------------------------------------------
                                                                            Accumulated
                 Value as of                                     Value as      as of                         Accumulated
   Principal      beginning                                      of end of   beginning                        as of end
    account        of year   Additions  Transfers   Write-offs    period      of year   Amount(1) Write-offs  of period
   ---------     ----------- ---------- ----------  ----------  ----------- ----------- --------- ---------- -----------
                   (Pesos)    (Pesos)    (Pesos)     (Pesos)      (Pesos)     (Pesos)    (Pesos)   (Pesos)     (Pesos)
Land............   1,551,940        --     160,388         --     1,712,328        --         --        --          --
Condominiums....      83,553        --   4,097,420     (10,373)   4,170,600     39,258     85,598       --      124,856
Buildings.......  11,029,849      2,047 (3,877,005)     (1,212)   7,153,679  1,754,819    250,542       --    2,005,361
Facilities......   8,254,800      5,498    442,685         --     8,702,983  1,359,693    309,888       --    1,669,581
Gas pipelines...  81,373,380        --  (5,236,153)        --    76,137,227 20,023,224  1,765,227       --   21,788,451
Main and
secondary
pipelines.......  30,427,238        --   4,882,428         --    35,309,666  5,132,687    897,241       --    6,029,928
Distribution
networks........ 127,859,146  2,384,111    472,663         --   130,715,920 20,822,416  3,924,081       --   24,746,497
Machinery and
equipment.......   2,000,812    264,968     (4,487)        --     2,261,293    556,610     77,470       --      634,080
Pressure
reduction
stations........   9,195,895        --     570,890         --     9,766,785  1,074,306    265,482       --    1,339,788
Processing
equipment.......   6,357,859        --   2,232,051         --     8,589,910  1,694,204    357,516       --    2,051,720
Vehicles........   3,614,703    316,979      3,176         --     3,934,858  2,524,923    325,304       --    2,850,227
Furniture and
office
equipment.......     809,149     86,989        423         --       896,561    230,957     61,662       --      292,619
Gas meters......  19,296,219     58,681  1,750,106    (325,133)  20,779,873  5,418,726    941,255  (134,761)  6,225,220
Gas cylinders...     411,153        --      29,623         --       440,776     98,953     24,093       --      123,046
Works in
progress........   3,906,399 13,480,350 (3,390,681)        --    13,996,068        --         --        --          --
Computer
equipment.......     882,810    737,858     (2,184)        --     1,618,484    744,852    126,025       --      870,877
Communications
equipment.......   4,277,890     36,204     (2,024)        --     4,312,070  1,351,936    435,183       --    1,787,119
Material at
warehouses......   2,606,358  2,677,784 (1,708,845) (1,724,353)   1,850,944        --         --        --          --
Advances to
suppliers.......     527,613    782,715   (420,474)        --       889,854        --         --        --          --
                 ----------- ---------- ----------  ----------  ----------- ----------  ---------  --------  ----------
Total as of
December 31,
1999............ 314,466,766 20,834,184        --   (2,061,071) 333,239,879 62,827,564  9,846,567  (134,761) 72,539,370
                 ----------- ---------- ----------  ----------  ----------- ----------  ---------  --------  ----------
Total as of
December 31,
1998............ 297,568,044 24,796,273        --   (7,897,551) 314,466,766 54,767,284  8,731,519  (671,239) 62,827,564
                 =========== ========== ==========  ==========  =========== ==========  =========  ========  ==========
                  Net carrying value as
                           of
                      December 31,
                 -----------------------
   Principal
    account         1999        1998
   ---------     ----------- -----------
                   (Pesos)     (Pesos)
Land............   1,712,328   1,551,940
Condominiums....   4,045,744      44,295
Buildings.......   5,148,318   9,275,030
Facilities......   7,033,402   6,895,107
Gas pipelines...  54,348,776  61,350,156
Main and
secondary
pipelines.......  29,279,738  25,294,551
Distribution
networks........ 105,969,423 107,036,730
Machinery and
equipment.......   1,627,213   1,444,202
Pressure
reduction
stations........   8,426,997   8,121,589
Processing
equipment.......   6,538,190   4,663,655
Vehicles........   1,084,631   1,089,780
Furniture and
office
equipment.......     603,942     578,192
Gas meters......  14,554,653  13,877,493
Gas cylinders...     317,730     312,200
Works in
progress........  13,996,068   3,906,399
Computer
equipment.......     747,607     137,958
Communications
equipment.......   2,524,951   2,925,954
Material at
warehouses......   1,850,944   2,606,358
Advances to
suppliers.......     889,854     527,613
                 ----------- -----------
Total as of
December 31,
1999............ 260,700,509         --
                 ----------- -----------
Total as of
December 31,
1998............         --  251,639,202
                 =========== ===========

----
Note:
(1) The accounting allocation of depreciation charges for the period is described in Schedule H.

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

                         CONSOLIDATED INTANGIBLE ASSETS
             For the Fiscal Years Ended December 31, 1999 and 1998

                                                                      Schedule B

                                                                                Amortization
                                                           ------------------------------------------------------
                                                                                Current year
                                                 Value as                    ------------------
                        Value as of              of end of Accumulated as of Rate per           Accumulated as of
 Principal Account   beginning of year Increases   year    beginning of year  annum   Amount(1)    end of year
 -----------------   ----------------- --------- --------- ----------------- -------- --------- -----------------
                          (Pesos)       (Pesos)   (Pesos)       (Pesos)         %      (Pesos)       (Pesos)
 Organization and
 pre-operating
 expenses and
 expenses relating
 to the issuance of
 Notes.............      3,088,028       11,008  3,099,036     2,175,856        20     476,908      2,652,764
 Software..........        238,690      298,970    537,660        75,084        20      35,240        110,324
                         ---------      -------  ---------     ---------       ---     -------      ---------
   Total as of
   December 31,
   1999............      3,326,718      309,978  3,636,696     2,250,940       --      512,148      2,763,088
                         =========      =======  =========     =========       ===     =======      =========
   Total as of
   December 31,
   1998............      3,262,875       63,843  3,326,718     1,597,800       --      653,140      2,250,940
                         =========      =======  =========     =========       ===     =======      =========
                       Net carrying
                        value as of
                       December 31,
                     -----------------
 Principal Account    1999     1998
 -----------------   ------- ---------
                     (Pesos)  (Pesos)
 Organization and
 pre-operating
 expenses and
 expenses relating
 to the issuance of
 Notes.............  446,272   912,172
 Software..........  427,336   163,606
                     ------- ---------
   Total as of
   December 31,
   1999............  873,608       --
                     ======= =========
   Total as of
   December 31,
   1998............      --  1,075,778
                     ======= =========

----
Note:
(1) The accounting allocation of amortization charges for the year is described in Schedule H.

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

                            CONSOLIDATED INVESTMENTS
                General Balance as of December 31, 1999 and 1998

                                                                      Schedule C

                                                               Value Recorded as
                                                                of December 31,
                                                               -----------------
                                             Number    Market
           Issuer and securities              F.V.     value     1999     1998
           ---------------------            --------- -------- --------- -------
                                                                (Pesos)  (Pesos)
CURRENT INVESTMENTS
Mutual Investment Funds
  Banco Supervielle Societe Generale....... 2,411,446 1.286966 3,103,449    --
  Banque Nationale de Paris................   484,895 1.091589   529,306    --
  Banco Rio................................   578,378 1.695379   980,569    --
Shares
  INDUPA S.A.I.C...........................    14,710     0.86    12,651  9,562
                                                               ---------  -----
    TOTAL CURRENT INVESTMENTS..............                    4,625,975  9,562
                                                               ---------  -----
    TOTAL INVESTMENTS......................                    4,625,975  9,562
                                                               =========  =====

                     SODIGAS SUR AND ITS SUBSIDIARY COMPANY

                         OTHER CONSOLIDATED INVESTMENTS
                General Balance as of December 31, 1999 and 1998

                                                                      Schedule D

                                                               Value recorded as
                                                                of December 31,
                                                               -----------------
Principal account and characteristics                            1999     1998
-------------------------------------                          --------- -------
                                                                (Pesos)  (Pesos)
CURRENT INVESTMENTS
Fixed-term deposits in local currency......................... 1,956,131 415,012
                                                               --------- -------
  Total....................................................... 1,956,131 415,012
                                                               ========= =======

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

                            CONSOLIDATED ALLOWANCES
             For the Fiscal Years Ended December 31, 1999 and 1998

                                                                      Schedule E

                                                                     Balances as of
                                                                      December 31,
                          Balances as of                          --------------------
          Item           beginning of year Additions    Decreases    1999      1998
          ----           ----------------- ---------    --------- ---------- ---------
                              (Pesos)       (Pesos)      (Pesos)   (Pesos)    (Pesos)
DEDUCTED FROM ASSETS
  Allowance for
   defaulting debtors...     5,970,817(1)    903,507     158,021   6,716,303 5,970,817
DEDUCTED FROM
 LIABILITIES
  Provisions for
   lawsuits.............     3,781,802(2)    306,366(2)  144,587   3,943,581 3,781,802
                             ---------     ---------     -------  ---------- ---------
    Total...............     9,752,619     1,209,873     302,608  10,659,884 9,752,619
                             =========     =========     =======  ========== =========

--------
Notes:
(1) Amount charged to Marketing Expenses (Schedule H).
(2) Pesos 58,438 are charged to Other Expenses (Note 4.k).

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

                           CONSOLIDATED COST OF SALES
             For the Fiscal Years Ended December 31, 1999 and 1998

                                                                      Schedule F

                                                           For the Fiscal Year
                                                           ended December 31,
                                                         -----------------------
                                                            1999        1998
                                                         ----------- -----------
                                                           (Pesos)     (Pesos)
Inventories at the beginning of the year................     655,120   1,028,741
Plus:
  Gas purchases......................................... 111,028,599  98,808,203
  Acquisition of transportation capacity................  22,051,412  20,435,568
  Expenses (per breakdown in Schedule H)................  27,621,105  24,433,292
Less:
  Inventories at the end of the year....................   1,038,084     655,120
                                                         ----------- -----------
Cost of sales........................................... 160,318,152 144,050,684
                                                         =========== ===========

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

                    FOREIGN CURRENCY ASSETS AND LIABILITIES
                General Balance as of December 31, 1999 and 1998

                                                                      Schedule G

                                                           Amount in Argentine
                                                              currency as of
                                                               December 31,
                                                          ----------------------
                                       Type and
                                      amount of  Current
                                       foreign   exchange
                                       currency    rate      1999       1998
                                      ---------- -------- ---------- -----------
                                        U.S.$              (Pesos)     (Pesos)
CURRENT ASSETS
  Cash and banks.....................    133,343  1.0000     133,343     200,810
  Other receivables..................        --      --          --      105,000
                                      ----------  ------  ---------- -----------
    Total current assets.............    133,343     --      133,343     305,810
                                      ----------  ------  ---------- -----------
    Total assets.....................    133,343     --      133,343     305,810
                                      ==========  ======  ========== ===========
CURRENT LIABILITIES
  Suppliers..........................    591,890  1.0000     591,890     527,785
  Loans
  Banco Rio..........................  4,730,533  1.0000   4,730,533   8,261,888
  Banque Nationale de Paris..........  7,039,164  1.0000   7,039,164         --
  Notes..............................        --   1.0000         --   60,000,000
  Bank Boston--Letter of credit......    525,764  1.0000     525,764         --
  Notes--Interest....................    207,845  1.0000     207,845     207,845
                                      ----------  ------  ---------- -----------
    Total current liabilities........ 13,095,196     --   13,095,196  68,997,518
                                      ----------  ------  ---------- -----------
NON-CURRENT LIABILITIES
  Notes--Principal................... 50,557,000  1.0000  50,557,000  50,557,000
                                      ----------  ------  ---------- -----------
    Total non-current liabilities.... 50,557,000     --   50,557,000  50,557,000
                                      ----------  ------  ---------- -----------
    Total liabilities................ 63,652,196     --   63,652,196 119,554,518
                                      ==========  ======  ========== ===========

                  SODIGAS SUR S.A. AND ITS SUBSIDIARY COMPANY

          INFORMATION REQUIRED UNDER ART. 64, CLAUSE (B) OF LAW 19,550
             For the Fiscal Years Ended December 31, 1999 and 1998

                                                                      Schedule H

                         Total as of                                               Total as of
                         December 31, Costs of  Cost of   Administrative Marketing December 31,
         Items               1999     services   sales       Expenses    Expenses      1998
         -----           ------------ -------- ---------- -------------- --------- ------------
                           (Pesos)              (Pesos)      (Pesos)      (Pesos)    (Pesos)
Fees for services.......   5,746,969      --    3,182,495    2,564,474         --    3,601,965
Salaries and wages......  13,822,582      --    5,805,484    5,252,581   2,764,517  12,857,027
Contributions...........   3,626,019      --    1,522,928    1,377,887     725,204   3,566,656
Transportation
 expenses...............     898,211      --      377,249      341,320     179,642     799,973
Taxes and assessments...   1,802,255      --      391,274    1,215,344     195,637   2,354,513
Depreciation of fixed
 assets.................   9,846,567      --    9,075,980      513,725     256,862   8,731,519
Amortization of
 intangible assets......     512,148      --          --       512,148         --      653,140
Hired services..........   4,074,621  200,978   2,389,429    1,095,690     388,524   4,345,596
Postage, communications
 and data processing....   1,243,450      --      371,089      686,816     185,545   1,278,182
Liquid processing.......   1,825,343      --    1,825,343          --          --    1,222,537
Defaulting debtors......     852,964      --          --           --      852,964   1,173,346
Advertising.............     159,378      --          --           --      159,378     175,356
Miscellaneous...........   5,092,545      --    2,679,834    1,765,381     647,330   4,275,327
                          ----------  -------  ----------   ----------   ---------  ----------
  Total as of December
   31, 1999.............  49,503,052  200,978  27,621,105   15,325,366   6,355,603         --
                          ----------  -------  ----------   ----------   ---------  ----------
  Total as of December
   31, 1998.............         --   152,550  24,433,292   13,950,169   6,499,126  45,035,137
                          ==========  =======  ==========   ==========   =========  ==========

                                SODIGAS SUR S.A.

                             US GAAP RECONCILIATION
                          Reconciliation of Net Income

                                                                        Annex II

                                                                   Year ended
                                                                  December 31,
                                                                      1999
                                                                 --------------
Net income as reported under Argentine GAAP..................... Ps. 18,451,802
US GAAP adjustments:
  Depreciation expense..........................................      1,469,579
  Intangible asset amortization.................................        136,492
  Gross sales tax settlement....................................         15,825
  Regulatory issues.............................................       (326,886)
  Deferred income taxes.........................................      2,168,414
  Technical assistance fee......................................       (101,054)
  Deferred expenses.............................................         10,281
  Minority interest.............................................       (345,857)
                                                                 --------------
US GAAP adjustments, net........................................ Ps.  3,024,794
                                                                 --------------
Net income under US GAAP........................................ Ps. 21,476,596
                                                                 ==============

                                SODIGAS SUR S.A.

                             US GAAP RECONCILIATION
                     Reconciliation of Shareholders' Equity

                                                                  Annex II(cont)

                                                                  Year ended
                                                                 December 31,
                                                                     1999
                                                                --------------
Shareholders' Equity as reported under Argentine GAAP.......... Ps.218,427,277
US GAAP adjustments:
  Initial carrying value of assets.............................    (18,508,860)
  Contribution of gas networks.................................    (28,390,741)
  Capitalization of interest...................................      2,647,901
  Depreciation expense.........................................      9,173,374
  Intangible assets amortization...............................         15,880
  Gross sales tax settlement...................................       (914,864)
  Regulatory issues............................................       (451,053)
  Deferred income taxes........................................      2,770,811
  Technical assistance fee.....................................      3,284,792
  Deferred expenses............................................        (30,846)
  Minority interest............................................      3,041,948
                                                                --------------
US GAAP adjustments, net....................................... Ps.(27,361,658)
                                                                --------------
Shareholders' Equity under US GAAP............................. Ps.191,065,619
                                                                ==============

                                                                  ATTACHMENT I-4

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

                       CONSOLIDATED GENERAL BALANCE SHEET
                As of December 31, 1999 and 1998 (Notes 1 and 2)

                                                           1999        1998
                                                        ----------- -----------
                                                                (Pesos)
                        ASSETS
Current assets
Cash and banks (Note 4.a)..............................   2,284,952   1,881,096
Investments (Schedules C and D)........................  32,590,334  13,237,019
Trade accounts receivable (Note 4.b)...................  35,210,279  34,151,480
Intercompany receivables (Note 5)......................   2,567,260  24,292,347
Other accounts receivable (Note 4.c)...................   4,661,345   6,269,382
Inventories (Schedule F)...............................      81,333     161,545
Other assets (Note 4.d)................................      86,400         --
                                                        ----------- -----------
  Total current assets.................................  77,481,903  79,992,869
                                                        ----------- -----------
Non-current assets
Trade accounts receivable (Note 4.b)...................     426,000     426,000
Other accounts receivable (Note 4.c)...................  26,573,434  25,780,764
Investments (Note 12 and Schedule C)...................         246         --
Fixed assets (Schedule A).............................. 501,773,379 487,639,816
Intangible assets (Schedule B).........................   1,768,989   2,243,504
Other assets (Note 4.d)................................   1,637,710   1,217,472
                                                        ----------- -----------
  Total non-current assets............................. 532,179,758 517,307,556
                                                        ----------- -----------
  TOTAL ASSETS......................................... 609,661,661 597,300,425
                                                        ----------- -----------
                      LIABILITIES
Current liabilities
Suppliers (Note 4.e)...................................  33,929,766  32,744,490
Loans (Notes 4.f and 7)................................     369,066  96,311,373
Intercompany payables (Note 5).........................   1,010,084   1,163,309
Salaries and social security liabilities (Note 4.g)....   3,743,602   3,946,835
Taxes payable (Notes 4.h and 15).......................  20,752,752  20,187,126
Other liabilities (Note 4.i)...........................   7,566,891   6,018,736
Provisions (Schedule E)................................   2,601,689   2,914,472
                                                        ----------- -----------
  Total current liabilities............................  69,973,850 163,286,341
                                                        ----------- -----------
Non-current liabilities
Loans (Notes 4.f and 7)................................  79,443,000  79,485,324
Taxes payable (Notes 4.h and 15).......................         --    4,119,816
Other liabilities (Note 4.i)...........................  10,720,648   8,969,626
                                                        ----------- -----------
  Total non-current liabilities........................  90,163,648  92,574,766
                                                        ----------- -----------
  TOTAL LIABILITIES.................................... 160,137,498 255,861,107
                                                        ----------- -----------
Minority interests in subsidiary companies............. 126,245,235 127,442,886
SHAREHOLDERS' EQUITY................................... 323,278,928 213,996,432
                                                        ----------- -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY............. 609,661,661 597,300,425
                                                        =========== ===========

The accompanying notes and schedules are an integral part of these consolidated financial statements.

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

                       CONSOLIDATED STATEMENTS OF INCOME
     For the Fiscal years Ended December 31, 1999 and 1998 (Notes 1 and 2)

                                                         1999          1998
                                                     ------------  ------------
                                                              (Pesos)
Net sales (Note 4.j)................................  362,593,961   367,730,669
Cost of sales (Schedule F).......................... (275,913,558) (282,239,494)
                                                     ------------  ------------
  Gross profit......................................   86,680,403    85,491,175
                                                     ------------  ------------
Marketing expenses (Schedule H).....................  (10,097,695)  (10,810,689)
Administrative expenses (Schedule H)................  (25,327,162)  (21,693,788)
                                                     ------------  ------------
  Operating profit..................................   51,255,546    52,986,698
                                                     ------------  ------------
Other income and expenses, net (Note 4.l)...........      355,928    (1,857,769)
Financial and holding gain/(loss) (Note 4.k)
  Generated by assets...............................    6,736,462     4,743,357
  Generated by liabilities..........................  (13,984,217)  (19,455,575)
Income tax..........................................  (18,956,933)  (22,129,579)
Minority interests in subsidiary companies..........   (9,338,245)   (7,240,946)
                                                     ------------  ------------
  Ordinary income...................................   16,068,541     7,046,186
Extraordinary loss (Notes 4.m and 9)................     (820,443)     (327,434)
Minority interests in subsidiary companies..........      239,058        96,637
                                                     ------------  ------------
  Net income for the year...........................   15,487,156     6,815,389
                                                     ============  ============


The accompanying notes and schedules are an integral part of these consolidated financial statements.

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
     For the Fiscal years Ended December 31, 1999 and 1998 (Notes 1 and 2)

                                                         1999         1998
                                                      -----------  -----------
                                                              (Pesos)
CHANGES IN FUNDS
Funds as of beginning of year........................  15,130,484   34,426,993
Increase/(Decrease) in funds.........................  19,744,802  (19,308,878)
                                                      -----------  -----------
Funds at end of year.................................  34,875,286   15,118,115
                                                      ===========  ===========
Sources of funds
Ordinary income for the year.........................  16,068,541    7,046,186
Plus: Items not entailing the use of funds
  Fixed assets depreciation..........................  19,575,586   19,380,111
  Decrease in inventories............................      84,625          --
  Decrease in permanent investments..................         288          --
  Residuary value of deductions of fixed assets......   3,197,014    2,663,351
  Intangible asset amortization......................     976,199    1,238,434
  Allowance for vacations and bonuses................   2,639,662    2,695,432
  Accrued gross income tax...........................   1,594,629    2,056,436
  Accrued income tax.................................  18,956,933   19,519,597
  Miscellaneous allowances...........................       5,600          --
  Accrued interest on notes..........................   4,725,000          --
  Accrued net financial loss pending payment.........     326,742      576,726
  Accrued purchases pending payment..................  26,388,562   29,248,888
  Intercompany fees and expenses pending payment.....     980,626    1,412,566
  Accrued business indebtedness cost tax.............     600,126          --
  Technical assistance agreement.....................     216,048      678,051
  Other liabilities and fees pending payment.........     435,426       41,595
  Increase in provision for lawsuits.................     339,884    2,912,052
  Increase in tax credits............................       6,534          --
  Increase in allowance for defaulting debtors.......   1,899,726    2,898,836
                                                      -----------  -----------
                                                       82,949,210   85,322,075
Less: Items not entailing sources of funds
  Accrued sales pending collection................... (30,107,412) (29,552,793)
  Intercompany sales pending collection..............    (131,049) (20,182,698)
  Recovery of intercompany expenses..................  (1,490,950)  (3,217,221)
  Other income.......................................         --          (250)
  Accrued interest pending collection................    (487,328)         --
  Increase in other receivables......................      (3,000)         --
                                                      -----------  -----------
                                                      (32,219,739) (52,952,962)
  Minority interests in subsidiary companies.........   9,338,247    7,240,946
                                                      -----------  -----------
  Funds originated from ordinary operations..........  76,136,259   46,656,245
                                                      -----------  -----------
Extraordinary loss of the year.......................    (581,385)    (230,797)
Plus: Items not entailing the use of funds
  Allowance for uncollectible Mercobank S.A. Series C
   Certificates......................................     151,325       36,000
  Depreciation of Mercobank S.A. shares..............     669,118      291,434
  Minority interests in subsidiary companies.........    (239,058)     (96,637)
                                                      -----------  -----------
Funds originated from extraordinary operations.......         --           --
Funds originated from operations--Carried forward....  76,136,259   46,656,245
                                                      -----------  -----------

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

     For the Fiscal years Ended December 31, 1999 and 1998 (Notes 1 and 2)

                                                       1999          1998
                                                   ------------  ------------
                                                            (Pesos)
Funds originated from operations--Brought
 forward..........................................   76,136,259    46,656,245
                                                   ------------  ------------
Other sources of funds
  Irrevocable contribution on account of future
   payments.......................................    3,775,000           --
  Changes in other receivables....................    4,237,574           --
  Decrease in intercompany receivables............   22,837,135    15,141,821
  Increase in bank loans..........................          --      1,738,054
  Decrease in other assets........................          --        124,862
  Decrease in interest paid in advance............      157,500           --
  Decrease in investments.........................          --         60,000
  Decrease in trade accounts receivable...........   30,141,556    34,968,692
                                                   ------------  ------------
Total other sources of funds......................   61,148,765    52,033,429
                                                   ------------  ------------
Total sources of funds............................  137,285,024    98,689,674
                                                   ------------  ------------
Applications of funds
  Increase in investments.........................   (8,256,877)          --
  Acquisition of fixed assets.....................  (34,473,097)  (22,731,329)
  Increase in other accounts receivable...........      (11,837)     (133,779)
  Changes in inventories..........................          --       (124,403)
  Additions of intangible assets..................     (500,160)     (145,809)
  Changes in taxes payables and receivables.......  (26,217,482)  (31,770,721)
  Decrease in intercompany payables...............   (1,117,498)   (1,861,227)
  Decrease in salaries and social security
   liabilities....................................   (2,877,307)   (1,509,623)
  Payment of financial and bank loans.............   (6,311,373)  (12,807,125)
  Distribution of dividends.......................   (8,198,331)  (19,214,837)
  Interest paid in advance........................          --       (157,500)
  Decrease in other accounts payable and other
   liabilities....................................   (1,251,582)   (1,654,752)
  Decrease in allowances..........................     (681,367)     (841,146)
  Decrease in suppliers...........................  (27,643,311)  (25,046,301)
                                                   ------------  ------------
Total applications of funds....................... (117,540,222) (117,998,552)
                                                   ------------  ------------
Increase/(Decrease) in funds......................   19,744,802   (19,308,878)
                                                   ============  ============
Operations not entailing sources nor application
 of funds
  Increase in other liabilities...................    4,240,632    12,764,430
  Withdrawal of the Subsidiary Company's voluntary
   reserve........................................   (1,204,660)  (12,764,430)
  Decrease in minority interests..................     (495,340)          --
  Acquisition of gas distribution networks with
   liabilities....................................   (2,540,632)          --
  Acquisition of fixed assets.....................      (11,971)          --
  Addition of intangible assets...................     (144,989)          --
  Increase in intercompany payables...............      156,960           --
  Decrease in loans (principal plus interest).....   94,725,000           --
  Irrevocable contribution on account of future
   payments.......................................  (94,725,000)          --
                                                   ------------  ------------
Total operations not entailing sources nor
 application of funds.............................          --            --
                                                   ------------  ------------

  The accompanying notes are an integral part of these consolidated financial statements.

               SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
             For the Fiscal Years Ended December 31, 1999 and 1998

NOTE 1: FINANCIAL STATEMENT PRESENTATION

  As required by General Resolution No. 290/97 of the Comision Nacional de Valores (the "CNV"), which establishes that consolidated financial statements must be submitted following the procedure outlined in Technical Resolution No. 4 of the Argentine Federation of Professional Councils of Economic Sciences, the Balance Sheets of the Company at December 31, 1999 and 1998, and the Statements of Income and Cash Flows for the fiscal years then ended have been consolidated on a line-by-line basis with the financial statements of the Subsidiary Company.

  Non-monetary items included in the Financial Statements at December 31, 1999 and 1998, have been restated in current Pesos up to August 31, 1995. No adjustments have been applied since such date.

  Although the Consolidated Financial Statements of our Subsidiary Company, Camuzzi Gas Pampeana S.A. are not presented in comparative form due to the fact that the Financial Statements of the Subsidiary Company I.V. Invergas S.A. as of December 31, 1998 apply to an irregular 14-day period (commenced on December 18, 1998) but taking into consideration that the effect of the Financial Statements of I.V. Invergas S.A. on the Consolidated Financial Statements of Camuzzi Gas Pampeana S.A. is not significant, these Financial Statements are presented in comparative form.

  The information as of December 31, 1998, has been reclassified, for comparative purposes, in order to be consistent with that of the current year.

  The December 31, 1999 and 1998 financial statements of the Subsidiary Company, Camuzzi Gas Pampeana S.A., which cover the same period as that of its Controlling Company, Sodigas Pampeana S.A., have been used in order to determine the equity value and carry out the consolidation.

NOTE 2: VALUATION CRITERIA

  The financial statements of the Subsidiary Company have been prepared based on criteria consistent with those applied for preparing the financial statements of Sodigas Pampeana S.A.

  In addition, the principal valuation and disclosure criteria used for the preparation of the consolidated financial statements at December 31, 1999 and 1998, are as follows:

a.Local currency assets and liabilities

  The local currency assets and liabilities have been stated at their face value at the balance sheet date, including accrued interest.

  The implicit cost of financing contained in the monetary assets and liabilities has not been segregated as it is not deemed significant.

b.Foreign currency assets and liabilities

  Foreign currency assets and liabilities were translated at the exchange rate prevailing on the balance sheet date, including accrued interest.

               SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY c.Investments

 Current

  These are the following:

  -- Shares and participation in investment funds which have been valued at their market value or at their acquisition value as of the balance sheet date.

  -- Fixed-term deposits, which have been valued at their original amount plus interest accrued up to the closing date.

 Non-current

  These represent the investment in I.V. Invergas S.A., owner of 99.99% of the shares and voting rights of Distribuidora Gesell Gas S.A. (see Note 10). As of December 31, 1999, such investment has been valued at its acquisition cost.

d.Receivables to be recovered from customers

  These assets stem from agreements signed by Camuzzi Gas Pampeana S.A. with provinces, municipalities and other entities, to be recovered from customers who are currently connected, or will be connected in the future, to the network pursuant to the agreements. These were agreed upon in cubic meters of gas and have been valued at the average tariff for gas distributed.

e.Contribution of improvements receivables

  The works related to the gas distribution network of the Subsidiary Company are financed through the contribution of improvements applicable to the frontage landowners or holders of the plots of land of the city of Villa Gesell.

  The works performed are mandatorily payable by the owners or holders of the benefited premises. Such obligation is instrumented through debt certificates issued by Distribuidora Gesell Gas S.A. and submitted to the Municipality of Villa Gesell for their confirmation. The Municipality certifies that the network construction work has been performed by granting the certificate the nature of a liquid, due and unconditional debt (titulo ejecutivo) in accordance with section 521 of the Argentine Civil Code. The collection of the contribution of improvements receivables is enforceable within ten days after the notice of the liquidation approved by the Municipality. In order for such notice to be effective it must be published in the Official Gazette (Boletin Oficial).

  The contribution of improvements receivables are stated at their face value at the balance sheet date, including accrued interest.

f.Inventories

  These have been valued at their replacement cost as of the end of the year; the value thereof does not exceed their recoverable value.

               SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY g.Other assets

 Current

  -- LPG storage and vaporization Plant assigned to the Subsidiary Company
     Distribuidora Gesell Gas S.A. during the spin-off, which has been segregated for its sale. The plant is valued at its estimated recovery value.

 Non-current

  -- Other assets include Class "C" shares and bonds issued by Mercobank
     S.A.; these securities were received in exchange for deposits made with Banco de Credito Provincial S.A., at the time of its suspension, as mentioned in Note 9 to the Consolidated Financial Statements. These assets were valued at their estimated recovery value.

  -- Includes the proportion of the cost of the work related to income to be acknowledged in connection with the debt certificates for the contribution of improvements held by the Municipality of Villa Gesell (see Note 10). Other non-current assets also includes the costs of the works performed in relation to the second tranche of the works agreed upon with the Municipality of Villa Gesell. Once operative, such costs will constitute a receivable to be recovered on account of contribution of improvements (see Note 2.e).

h.Fixed assets

  The fixed assets transferred by Gas del Estado at the beginning of the operations of Camuzzi Gas Pampeana S.A. have been valued in an overall manner, according to the contract for the transfer of the Company's shares by Gas del Estado. This value has been restated in current Pesos as at August 31, 1995. The aforementioned value was recalculated for each individual fixed asset, based on the stocktaking and valuation carried out during the fiscal year ended December 31, 1993 by independent consultants.

  Additions carried out after such date and up to August 31, 1995, were valued at their acquisition cost, restated in current Pesos at such date. As from September 1, 1995, additions have been valued at their acquisition cost in current Pesos of the corresponding period.

  Up to December 31, 1995, additions of gas distribution networks in favor of the Licensee Company made free of charge, were recorded at their replacement cost at the time of the transfer under the item "Other Income".

  According to resolutions of the CNV adopted in the meetings held on July 28 and August 10, 1995, the gas distribution networks transferred free of charge or partially funded by third parties after December 31, 1995 shall be recorded at the lower of their construction cost or the cost set for the transfer and their value to the business.

  In the case that the value of the asset added exceeds the value of the consideration assumed by the Licensee, or if such consideration does not exist (free of charge), a cross-entry shall be recorded in an adjustment account, which is shown deducted from the Fixed Assets, whose depreciation criteria is equivalent to that of the asset added.

  The obligation to partially or totally compensate third parties is recorded as a liability of the Subsidiary Company.

  The values thus determined are disclosed net of the corresponding accumulated depreciation, calculated using the straight-line method, based on the estimated useful lives of the assets.

               SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

  The Subsidiary Company defers the net costs derived from the financing with third party capitals of construction works which extends in time until they are in start-up conditions. The amount capitalized in fixed assets amounted to Ps. 1,202,029 during the fiscal year ended December 31, 1999.

  Also, includes the Fixed Assets transferred to the Subsidiary Company, Distribuidora Gesell Gas S.A., as a result of the spin-off, and additions carried out subsequently and up to December 31, 1999. Fixed Assets transferred at the beginning of the fiscal year have been restated up to August 31, 1995 and the additions were valued at their acquisition cost, restated in current Pesos at such date.

  The value of the Fixed Assets, taken as a whole, does not exceed their recoverable value.

i.Intangible assets

  Correspond to:

  -- The purchase of computer software and expenses in relation to the programs for the issuance of the Notes by Sodigas Pampeana S.A. and its Subsidiary Company, to be amortized over a five-year period.

  -- Organization expenses of the Subsidiary Company, Distribuidora Gesell
     Gas S.A., related to the home gas distribution network conversion, in order to enable the distribution of natural gas, and are amortized over a three-year period.

  Additions of Intangible Assets made up to August 31, 1995 are recorded at their acquisition cost restated in current Pesos at such date, while additions carried out after September 1, 1995 are disclosed at their acquisition cost in current Pesos of the corresponding period, in both cases net of their corresponding cumulative amortization, calculated according to the straight-line method.

j.Shareholders' equity

  The Capital Stock has been stated at its nominal value. The Capital Stock Adjustment represents the difference between the nominal value of the capital stock and its value adjusted, based on the fluctuation in the general wholesale price index up to August 31, 1995.

  Changes in net worth prior to August 31, 1995 are restated as of that date, while subsequent changes are stated in the currency value of the corresponding fiscal year.

k.Profit/(loss) accounts

  Profit/(loss) for the year is disclosed at historical values, except for the charges for assets consumed (fixed asset depreciation and intangible asset amortization), which were determined according to the values of such assets.

l.Accounting recognition of income

  The income stemming from gas distribution activities is recognized when the service is rendered and charged to the "Unbilled gas consumption" account.

m.Statement of Cash Flows

  The Statement of Cash Flows is presented using the Indirect Method of Alternative D of Technical Resolution No. 9 of the Argentine Federation of Professional Councils of Economic Sciences, considering Cash and Banks and Short-Term Investments as funds.

               SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY n.Accounting estimates

  The preparation of these financial statements as of a specified date requires that the Subsidiary Company's management performs estimates and assessments that affect the amount of the recorded assets and liabilities and the contingent assets and liabilities disclosed as of the date of these financial statements, as well as the income and expenses recorded during the year. The Subsidiary Company's management makes estimates so as to calculate, among other things, the income tax charge, the unbilled gas consumptions, the discounts to be made to users and the provisions for contingencies, as of a certain date. The actual future results may differ from the estimates and assessments made as of the date of the financial statements.

NOTE 3: CORPORATE CONTROL

  Sodigas Pampeana S.A. owns 70.862335% of the shares of Camuzzi Gas Pampeana
S.A.

NOTE 4: BREAKDOWN OF ITEMS

  Balance Sheet

a.Cash and banks

                                                        As of December 31,
                                                      -----------------------
                                                         1999         1998
                                                      -----------  ----------
                                                             (Pesos)
   Imprest fund......................................     123,773      93,549
   Banks (Schedule G)................................   2,161,179   1,787,547
                                                      -----------  ----------
     Total...........................................   2,284,952   1,881,096
                                                      ===========  ==========

b.Trade accounts receivable

                                                        As of December 31,
                                                      -----------------------
                                                         1999         1998
                                                      -----------  ----------
                                                             (Pesos)
   Current
   Trade debtors.....................................  23,825,582  22,312,546
   Subsidies receivable..............................   3,783,730   3,869,186
   Unbilled gas consumption..........................  17,610,221  17,543,890
                                                      -----------  ----------
     Subtotal........................................  45,219,533  43,725,622
   Less: Allowance for defaulting debtors (Schedule
    E)............................................... (10,009,254) (9,574,142)
                                                      -----------  ----------
     Total...........................................  35,210,279  34,151,480
                                                      -----------  ----------
   Non current
   Subsidies receivable..............................     426,000     426,000
                                                      -----------  ----------
     Total...........................................     426,000     426,000
                                                      -----------  ----------
     Total trade accounts receivable.................  35,636,279  34,577,480
                                                      ===========  ==========

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY c.Other accounts receivable

                                                          As of December 31,
                                                         ----------------------
                                                            1999        1998
                                                         ----------  ----------
                                                                (Pesos)
   Current
   Receivables to be recovered from customers (Note
    2.d)...............................................     207,130     584,852
   Contribution of improvements receivables (Note
    2.e)...............................................     327,598         --
   Guarantee deposits..................................     307,502     293,775
   Receivables to be recovered as per Section 41 Law
    24,076 (Note 15.b).................................   3,057,091   4,509,822
   Miscellaneous advance payments......................     119,819     172,059
   Prepaid expenses....................................     421,339     249,136
   Miscellaneous.......................................     335,457     459,738
                                                         ----------  ----------
     Subtotal..........................................   4,775,936   6,269,382
                                                         ----------  ----------
   less: Allowance for uncollectibility of contribution
    of improvements receivables (Schedule E)...........    (114,591)        --
                                                         ----------  ----------
     Total.............................................   4,661,345   6,269,382
                                                         ----------  ----------
   Non-current
   Judicial deposits...................................     551,410     159,215
   Receivables to be recovered from customers (Note
    2.d)...............................................     223,436     117,140
   Receivables to be recovered as per Section 41 Law
    24,076 (Note 15.b).................................  22,354,184  25,402,907
   Contribution of improvements receivables (Note
    2.e)...............................................   4,385,658         --
   Prepaid expenses....................................      55,363      64,155
   Restricted availability funds.......................      64,330         --
   Miscellaneous.......................................      35,468      37,347
                                                         ----------  ----------
     Subtotal..........................................  27,669,849  25,780,764
                                                         ----------  ----------
   less: Allowance for uncollectibility of contribution
    of improvements receivables (Schedule E)...........  (1,096,415)        --
                                                         ----------  ----------
     Total.............................................  26,573,434  25,780,764
                                                         ----------  ----------
     Total Other accounts receivable...................  31,234,779  32,050,146
                                                         ==========  ==========

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY d.Other assets

                                                        As of December 31,
                                                       ----------------------
                                                          1999        1998
                                                       ----------  ----------
                                                              (Pesos)
   Current
   Fixed assets segregated for sale...................     86,400         --
                                                       ----------  ----------
     Total............................................     86,400         --
                                                       ----------  ----------
   Non-current
   Works in progress (Note 2.g and 10)................  1,240,682         --
   Series C Certificates, Mercobank S.A. (Note 9).....    667,325     667,325
   Fixed-term deposits with Mercobank S.A. (Note 9)...        --      517,455
   Mercobank S.A.'s shares (Note 9)...................  1,038,639     840,126
                                                       ----------  ----------
     Subtotal.........................................  2,946,646   2,024,906
                                                       ----------  ----------
   less:
     Allowance for depreciation of Mercobank S.A.'s
      shares (Note 9 and Schedule E)..................   (641,611)   (291,434)
     Allowance for uncollectibility of Series C
      Certificates (Note 9 and Schedule E)............   (667,325)   (516,000)
                                                       ----------  ----------
     Subtotal......................................... (1,308,936)   (807,434)
                                                       ----------  ----------
     Total............................................  1,637,710   1,217,472
                                                       ----------  ----------
     Total other accounts receivable..................  1,724,110   1,217,472
                                                       ==========  ==========

e.Suppliers

                                                        As of December 31,
                                                       ----------------------
                                                          1999        1998
                                                       ----------  ----------
                                                              (Pesos)
   Suppliers (Schedule G).............................  7,861,246   4,020,134
   Accrued invoices to be received.................... 26,068,520  28,724,356
                                                       ----------  ----------
     Total............................................ 33,929,766  32,744,490
                                                       ==========  ==========

f.Loans

                                                            As of December 31,
                                                          ----------------------
                                                             1999       1998
                                                          ---------- -----------
                                                                 (Pesos)
   Current
   Bank debts............................................        --    2,150,000
   Notes (Schedule G)....................................        --   90,000,000
   Letters of credit (Schedule G)........................     42,467   3,585,024
   Accrued interest (Schedule G).........................    326,599     576,349
                                                          ---------- -----------
     Total...............................................    369,066  96,311,373
                                                          ---------- -----------
   Non-current
   Letters of credit (Schedule G)........................        --       42,324
   Notes (Schedule G).................................... 79,443,000  79,443,000
                                                          ---------- -----------
     Total............................................... 79,443,000  79,485,324
                                                          ---------- -----------
     Total loans......................................... 79,812,246 175,796,697
                                                          ========== ===========

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY g.Salaries and social security

                                                          As of December 31,
                                                         ---------------------
                                                            1999       1998
                                                         ---------- ----------
                                                                (Pesos)
   Social security liabilities payable..................    809,376    901,436
   Allowance for vacations..............................  1,647,601  1,650,772
   Allowance for bonuses................................  1,242,220  1,322,973
   Others...............................................     44,405     71,654
                                                         ---------- ----------
     Total..............................................  3,743,602  3,946,835
                                                         ========== ==========

h.Taxes payable

                                                          As of December 31,
                                                         ---------------------
                                                            1999       1998
                                                         ---------- ----------
                                                                (Pesos)
   Current
   Value added tax......................................  2,522,347  3,041,545
   Gross revenue tax....................................  1,592,845  2,040,654
   Income tax...........................................  8,202,578  7,956,479
   Provincial taxes.....................................  1,792,672  1,645,507
   Municipal rates......................................  1,489,293  1,365,903
   Tax on cost of business indebtedness.................    600,126     86,263
   Tax amnesty..........................................  4,119,246  4,023,808
   Others...............................................    433,645     26,967
                                                         ---------- ----------
     Total.............................................. 20,752,752 20,187,126
                                                         ---------- ----------
   Non-current
   Tax amnesty..........................................        --   4,119,816
                                                         ---------- ----------
     Total..............................................        --   4,119,816
                                                         ---------- ----------
     Total tax payables................................. 20,752,752 24,306,942
                                                         ========== ==========

i.Other liabilities

                                                          As of December 31,
                                                         ---------------------
                                                            1999       1998
                                                         ---------- ----------
                                                                (Pesos)
   Current
   Gas-in-kind payables.................................  2,362,240  2,548,780
   Consumer reconnection deposits.......................    161,317    184,743
   Reimbursements to be passed through on account of
    additional transportation charges...................  1,704,223  1,032,802
   Other accounts payable...............................  3,339,111  2,252,411
                                                         ---------- ----------
     Total..............................................  7,566,891  6,018,736
                                                         ---------- ----------
   Non-current
   Gas-in-kind payables................................. 10,719,648  8,968,626
   Other accounts payable...............................      1,000      1,000
                                                         ---------- ----------
     Total.............................................. 10,720,648  8,969,626
                                                         ---------- ----------
     Total other liabilities............................ 18,287,539 14,988,362
                                                         ========== ==========

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

 Statement of income

j.Net sales

                                                        For the fiscal years
                                                         ended December 31,
                                                       ------------------------
                                                          1999         1998
                                                       -----------  -----------
                                                               (Pesos)
Gas sales............................................. 371,278,212  375,138,727
Sales of other items..................................   3,481,234    2,243,917
Direct taxes on sales................................. (12,165,485)  (9,651,975)
                                                       -----------  -----------
  Total............................................... 362,593,961  367,730,669
                                                       ===========  ===========

k.Financial and holding gain/(loss)

                                                        For the fiscal years
                                                         ended December 31,
                                                       ------------------------
                                                          1999         1998
                                                       -----------  -----------
                                                               (Pesos)
Generated by assets
Interest..............................................   6,217,283    4,341,758
Income from investments...............................     513,135      391,747
Exchange differences..................................       3,529          720
Listing differences...................................         --         1,953
Discounts obtained....................................       2,515        7,179
                                                       -----------  -----------
  Total...............................................   6,736,462    4,743,357
                                                       -----------  -----------
Generated by liabilities
Financial interest.................................... (11,299,922) (17,282,651)
Interest on tax debts.................................    (828,061)  (2,151,331)
Business indebtedness cost tax........................  (1,837,815)         --
Exchange differences..................................      (4,084)      (8,517)
Miscellaneous.........................................     (14,335)     (13,076)
                                                       -----------  -----------
  Total............................................... (13,984,217) (19,455,575)
                                                       -----------  -----------
  Financial (loss), net...............................  (7,247,755) (14,712,218)
                                                       ===========  ===========

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY l.Other income and (expenses), net

                                                        For the fiscal years
                                                         ended December 31,
                                                        ----------------------
                                                           1999        1998
                                                        ----------  ----------
                                                               (Pesos)
   Other income
   Leases income......................................     396,200     255,900
   Engineering services income........................     898,142         --
   Commissions for collection charges on behalf of
    third parties.....................................      83,875      85,767
   Income from fixed assets sale......................      32,364         --
   Miscellaneous......................................     318,684   1,457,075
                                                        ----------  ----------
     Total............................................   1,729,265   1,798,742
                                                        ----------  ----------
   Other expenses
   Provision for lawsuits (Schedule "E")..............    (375,820) (2,843,200)
   Miscellaneous......................................    (810,008)   (813,311)
   Loss from non-current investments purchase.........    (187,509)        --
                                                        ----------  ----------
     Total............................................  (1,373,337) (3,656,511)
                                                        ----------  ----------
     Total other income and (expenses), net...........     355,928  (1,857,769)
                                                        ==========  ==========

m.Extraordinary (loss)

   Uncollectibility of Series "C" Certificates
    (Schedule E)......................................    (151,325)    (36,000)
   Depreciation of Mercobank S.A.'s shares (Schedule
    E)................................................    (669,118)   (291,434)
                                                        ----------  ----------
     Total (loss).....................................    (820,443)   (327,434)
                                                        ==========  ==========

NOTE 5: INTERCOMPANY BALANCES AND OPERATIONS

                                                         As of December 31,
                                                        ----------------------
                                                           1999        1998
                                                        ----------  ----------
                                                               (Pesos)
   Receivables
   Empresa de Energia de Rio Negro S.A................      29,217         --
   Aguas de Balcarce S.A..............................         216       1,449
   Aguas de Laprida S.A...............................       2,000       6,155
   Camuzzi Gas del Sur S.A............................     463,558     732,219
   Sodigas Sur S.A....................................      26,110     147,510
   Empresa Distribuidora de Energia Atlantica S.A.....         --       83,341
   Inversora Electrica de Buenos Aires S.A............     167,341     590,000
   Central Piedrabuena S.A.(2)........................   1,878,554  22,731,673
   CNG Argentina S.A..................................         264         --
                                                        ----------  ----------
     Total............................................   2,567,260  24,292,347
                                                        ==========  ==========
   Payables
   CNG................................................      50,000      25,000
   Camuzzi Argentina S.A..............................     906,874   1,113,309
   Empresa Distribuidora de Energia Atlantica S.A.....       3,210         --
   Sempra Energy International Chile Holdings I.B.V...      50,000      25,000
                                                        ----------  ----------
     Total............................................   1,010,084   1,163,309
                                                        ==========  ==========

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

                                                        For the fiscal years
                                                         ended December 31,
                                                        ----------------------
                                                           1999        1998
                                                        ----------  ----------
                                                               (Pesos)
Income/(loss) accounts
Camuzzi Gas del Sur S.A.
 Propane gas sales (*).................................    990,674     187,454
 Administrative and personnel services (*).............  3,458,401   3,304,509
 Gas transportation....................................     (8,428)        --
 Assistance service for natural gas transportation.....  2,540,571         --
 Regulators sale (*)...................................     32,364         --
Camuzzi Argentina S.A.
 Technical assistance and professional fees............ (4,038,111) (4,067,930)
 Work inspection service fees..........................        --     (339,209)
 Maintenance service of computer systems...............   (241,022)   (626,662)
 Recovery of expenses incurred for administrative
  financial advice (*).................................    283,959     986,890
 Financial and administrative advisory services (*)....   (183,399)   (499,704)
 Leases income (*).....................................    421,131     255,900
 Administrative expenses recovery (*)..................    183,532     272,412
 Recovery of expenses..................................    (50,000)    (50,000)
Loma Negra C.I.A.S.A
 Gas sales (1).........................................        --    4,180,508
Aguas de Balcarce S.A.
 Administrative and personnel services (*).............      7,074       7,440
Aguas de Laprida S.A.
 Administrative and personnel services (*).............     20,207       3,096
Empresa Distribuidora de Energia Atlantica S.A.
 Gas sales.............................................     12,612      10,559
 Purchases of electricity..............................    (50,715)    (55,121)
 Administrative expenses recovery (*)..................     68,338     133,730
Empresa de Energia de Rio Negro S.A.
 Administrative and personnel services (*).............     17,222         --
 Administrative and financial advisory fees (*)........      6,925         --
Central Piedrabuena S.A.
 Gas sales............................................. 23,700,701  52,271,752
Sempra Energy International Chile Holdings I.B.V.
 Recovery of expenses..................................    (25,000)    (25,000)
CNG
 Recovery of expenses..................................    (25,000)    (25,000)
Sodigas Sur S.A.
 Personnel services....................................    206,030     147,510
 Recovery of expenses..................................     99,796         --
 Financial interest....................................      1,518         --
Inversora Electrica de Buenos Aires S.A.
 Financial advisory services recovery..................        --      100,000
 Administrative services (*)...........................    183,564     490,000
Other Operations
Camuzzi Argentina S.A.
 Technical advisory services capitalized in works in
  progress (*).........................................    331,983     181,396
 Work inspection and direction services fees (*).......        --      161,293
 Software acquisition (*)..............................     56,800     129,624
 Sale of vehicles (*)..................................        --       45,125
 Miscellaneous (*).....................................     51,614      40,782
Aguas de Balcarce S.A.
 Sale of vehicles (*)..................................      1,650         --
Camuzzi Gas del Sur S.A.
 Storage material acquisition..........................     36,890         --
 Administrative and personnel services.................        325         --
 Miscellaneous.........................................      2,134     127,222
CNG Argentina S.A.
 Miscellaneous (*).....................................        264         --
Empresa Distribuidora de Energia Atlantica S.A.
 Miscellaneous.........................................        803      38,244
Central Piedrabuena S.A.
 Miscellaneous.........................................        --        3,420
IEBA S.A.
 Miscellaneous.........................................     10,059         --

                                            (Notes appear on the following page)

               SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

--------
(*) Corresponds to operations which approval is pending by the Board of
    Directors of the Company.
(1) On March 26, 1998, Loma Negra C.I.A.S.A. sold its interest in Sodigas Pampeana S.A., the controlling company of Camuzzi Gas Pampeana S.A.
(2) Central Piedrabuena S.A. made payments under protest for approximately Ps.
    2.0 million and additionally, it has not recorded approximately Ps. 1.9 million, which were originated by amounts due under the gas purchase agreement in force as of the time of the approval of the service. As of the date hereof, the dispute has been submitted to arbitration by the Regulatory Authority. Furthermore, the payment condition in force as of the time of the approval of the service is pending approval by the Board of Directors. In the opinion of the Subsidiary Company and its legal counsel, an adverse decision in relation to the aforementioned dispute is considered improbable.

 Clarifying note:

  The Subsidiary Company, Camuzzi Gas Pampeana S.A., together with Camuzzi Gas del Sur S.A. is currently involved in a dispute with Camuzzi Argentina S.A., in regard to the ownership of the invoicing and collection system (AG system). As of the date hereof, the parties are negotiating a resolution to solve the dispute. The parties have agreed that if they cannot settle the dispute, the dispute will be submitted to an arbitrator for resolution.

  In the opinion of the Subsidiary Company and its legal counsel, an adverse decision regarding the aforementioned claim is considered not probable.

NOTE 6: MANDATORY INVESTMENTS OF THE SUBSIDIARY COMPANY

  Chapter IV of the Distribution License states that the Subsidiary Company, Camuzzi Gas Pampeana S.A., must undertake a five-year plan from 1993 to 1997, which includes investments in network pipelines, services, protection against rust and corrosion, communications equipment and SCADA (centralized telemeasurement and control equipment system).

  The amounts of the investments, as set by the License for each year, are the following:

     Year                                                               U.S.$
     ----                                                             ----------
     1993............................................................  6,104,000
     1994............................................................  7,793,000
     1995............................................................  7,460,000
     1996............................................................  7,074,000
     1997............................................................  8,679,000
                                                                      ----------
       Total......................................................... 37,110,000
                                                                      ==========

  Additionally, the Licensee has fulfilled in due time and manner the mandatory investments for 1993, 1994, and 1996, and was notified of such fulfillment by ENARGAS following an operating audit of such investments. As a consequence of the differences in criteria regarding the investments corresponding to the year 1995, the Regulatory Authority has required Camuzzi Pampeana S.A. to post a U.S.$216,400 guarantee until the situation is settled. Mandatory investments for the year 1997 are pending approval by the Regulatory Authority.

NOTE 7: ISSUANCE OF NOTES BY THE SUBSIDIARY COMPANY

  On December 11, 1996, together with Camuzzi Gas del Sur S.A., Camuzzi Gas Pampeana S.A. issued jointly and severally Notes not convertible into shares under a Medium-Term-Note Program which was approved by Resolution No. 136 of the CNV dated December 6, 1996.

               SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

  Such issue was approved by the Board of Directors of the Licensee on November 12, 1996; the main purpose of this issue was to provide Camuzzi Gas Pampeana S.A. with an important availability of funds in order to (i) refinance Series B of the Notes in an aggregate principal amount of U.S.$90,000,000 issued jointly and severally with Camuzzi Gas del Sur S.A. under the Note Program approved by the Company's Shareholders' Meeting dated October 25, 1993; (ii) develop its investment plans; (iii) pay up working capital and (iv) refinance other liabilities.

  The conditions for the issuance are as follows:

  . Aggregate principal amount: U.S.$130,000,000

  . Percentage corresponding to Camuzzi Gas Pampeana S.A.: 61.11%

  . Interest rate: 9 1/4%, payable semi-annually in arrears.

  . Price: 99.80%.

  . Maturity of principal: December 15, 2001.

  The aforementioned program was created under a joint issuance with Camuzzi Gas del Sur S.A., and the two companies will be jointly and severally liable for the payment of interest and principal.

  On May 9, 1997, the issued Notes were registered before the United States Securities and Exchange Commission (SEC).

  The main restrictions under the offering circular for the issuance of Notes are the following:

  (a) Limitations on Liens: neither of the Issuers shall, nor shall either of the Issuers permit any of their respective Subsidiaries to, incur, assume or suffer the existence of, any lien upon its property, assets or revenues, whether now owned or hereafter acquired, securing any indebtedness of any person, unless the Notes are equally and ratably secured by such Liens, except for:

    (i) Liens existing on the Issue Date of the Notes:

    (ii) Liens for taxes or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of such Issuer or such Subsidiary Company, as the case may be, in conformity with Argentine professional accounting standards;

    (iii) Liens on all or part of any property, assets (including, without limitation, equity interests) or revenues to secure indebtedness incurred solely for purposes of financing the acquisition, construction or installation thereof incurred concurrently with or within 120 days after the completion of such acquisition, construction or installation, or liens on any property, assets (including, without limitation, equity interests) or revenues existing on the date of the acquisition thereof;

    (iv) Liens arising in the ordinary course of business which do not secure indebtedness and which (A) are not in effect for a period of more than 60 days, (B) are being contested in good faith by appropriate proceedings, which have the effect of preventing the forfeiture or sale of the property or the assets subject to any such lien, or (C) secure an obligation of less than U.S.$1,000,000;

    (v) Any attachment or judgment lien, unless (A) within 60 days after the entry thereof, its discharge has not been filed or execution thereof stayed pending appeal, (B) shall not have been discharged within 60 days after the expiration of any such stay or (C) is for an amount less than U.S.$1,000,000;

               SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

    (vi) Liens created or deposits made to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds and other obligations of a like nature incurred in the ordinary course of business;

    (vii) Any lien imposed by operation of mandatory provisions of applicable law that do not materially affect the Shareholders' Equity of the Issuers to perform their respective obligations under the Notes or Indenture;

    (viii) Liens other than those described in the foregoing clauses (i) through (vii) upon the property, assets or revenues of either or both of the Issuers or any of their respective Subsidiaries securing indebtedness in an aggregate principal amount not in excess of U.S.$10,000,000 (or its equivalent in other currencies) at any time outstanding; and

    (ix) Any extension, renewal or replacement, in whole or in part, of any lien described in the foregoing clauses (i) through (viii), provided that
  (A) such extension, renewal or replacement does not extend to any property other than that originally subject to the liens being extended, renewed or replaced and (B) the principal amount of the indebtedness secured by such lien is not increased.

  (b) Maintenance of the Net Worth to Consolidated Indebtedness Ratio: Neither of the Issuers shall permit the ratio of its Net Worth to its Consolidated Indebtedness to be less than 1 to 1.

  (c) Restrictions on Sale and Lease-Back Agreement: Neither of the Issuers shall, nor shall either of the Issuers permit any Subsidiary Company to, enter into any Sale and Lease-Back Agreement with respect to any property unless (i) such agreement involves a lease for a term of no more than three years by the end of which it is intended that the use of such property by the lessee shall be discontinued, (ii) such agreement is between the Issuers, or between either or both of the Issuers and a Subsidiary Company, or between Subsidiaries,
(iii) the Issuers or any Subsidiary Company would not be entitled to incur indebtedness secured by a mortgage on the property involved in such agreement at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Agreement, without equally and ratably securing the Notes, (iv) the proceeds of such agreement are at least equal to the fair market value thereof (as determined in good faith by the Board of Directors of each of the Issuers) and the Issuers apply an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such Sale and Lease-Back Agreement within 180 days of such sale to either (or a combination of) (A) the amortization (other than any mandatory amortization, mandatory prepayment or sinking fund payment or by payment at maturity) of debt for borrowed money of either or both of the Issuers or a Subsidiary Company (other than debt that is subordinated to the Notes or debt to either or both of the Issuers or a Subsidiary Company) that matures more than 12 months after the creation of such debt or (B) the purchase, construction or development of other comparable property, or (v) such agreement is entered into within 120 days after the initial acquisition by such Issuer or the Subsidiary Company, as the case may be, of the property subject to such agreement.

  (d) Merger, Consolidation or Sale of Assets: Neither of the Issuers will merge into or consolidate with any person or sell, lease, transfer or otherwise convey or dispose of all or substantially all of its assets, whether by one transaction or a series of transactions, to any person, (a) unless, in the case of any such merger or consolidation, (i) such Issuer is the successor person and (ii) any Noteholder who elects to be guaranteed or repaid upon such merger or consolidation pursuant to Argentine law is so guaranteed or repaid by either of the Issuers, or (b) unless, in the case of any such other transaction, (i) immediately after giving effect to such transaction or series of transactions, no Event of Default or event which, after the giving of notice or the lapse of time or both, would constitute an Event of Default, will have occurred and be continuing, (ii) the successor person is a company that will expressly assume the obligations of such Issuer under the Notes and the Indenture, and (iii) such Issuer shall have delivered to the Trustee an officer's certificate and an opinion of counsel stating that such merger, consolidation, sale, lease, transfer or other conveyance or disposition complies with the Notes

               SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY and that all conditions precedent therein relating to such transaction have been met. Upon the occurrence of any such merger, consolidation, sale, lease, transfer or other conveyance or disposition of all or substantially all of such Issuer's assets, the successor person will succeed to and become substituted for the Issuer or both Issuers, as the case may be, and may exercise every right and power of such Issuer with the same effect as if it had been named in the Notes and the Indenture and, thereafter, such Issuer will be released from its liability as obligor on the Debt Securities and under the Indenture.

NOTE 8: RESTRICTIONS ON THE SUBSIDIARY COMPANY'S ASSETS

 Assets essential for the rendering of the service

  Pursuant to the provisions of the terms and conditions for the privatization of the natural gas distribution services, the Company must obtain ENARGAS's prior consent to sell, assign, encumber or dispose of assets essential for the service. Failure to secure such consent may result in the revocation of the License.

NOTE 9: AMOUNTS TO BE RECOVERED BY CAMUZZI GAS PAMPEANA S.A. FROM BANCO MERCOBANK S.A.

  The Central Bank of the Argentine Republic (the "Central Bank"), through Resolution No. 365 dated August 20, 1997, suspended Banco Credito Provincial S.A. from operating as an authorized banking company, except with respect to those transactions with the Central Bank relating to from monetary and/or exchange regulation transactions; purchase and credit card transactions in effect as at such date; credit collection transactions, transactions involving fund management or related to the compliance with labor, social security or tax obligations; and the payment of pensions with funds provided for by the National Social Security Administration.

  In addition, on December 18, 1997, the Central Bank pursuant to Resolution No. 741, authorized a group of Banco Credito Provincial S.A.'s most significant depositors to acquire interests in Mercobank S.A., a retail commercial bank created pursuant to section 7 of the Argentine Financial Institutions Law.

  In exchange for the remaining outstanding deposits not assumed by Mercobank S.A., Camuzzi Gas Pampeana S.A. received Ps. 861,401 in Series C Certificates issued by the trust created by Mercobank S.A., with Promotora Fiduciaria S.A. serving as trustee, representing 40% of the amounts due from Banco Credito Provincial S.A.

  On August 25, 1998, Mercobank S.A. capitalized 22.53% of the amounts corresponding to the Series C Certificates in shares.

  Accordingly, 194,076 ordinary shares have been subscribed, with a par value of Ps. 1 (one peso) each.

  On April 30, 1999, the Ordinary and Extraordinary Shareholders' Meeting of Mercobank S.A. approved a capital increase of Ps. 40,000,000, through the capitalization of the fixed term deposits made by the shareholders. Furthermore, a capital decrease of Ps. 20,144,000 was approved in order to absorb accumulated losses. Consequently, as of December 31, 1999, the amount of the shares and Series "C" Certificates totalled Ps. 1,038,639 and Ps. 667,325, respectively.

  The Subsidiary Company set up an allowance of Ps. 667,325 corresponding to the portion of doubtful collectibility of the Series C Certificates it received. Regarding the shares held by the Subsidiary Company, as mentioned in
Note 2.f., the same were valued at their estimated recovery value, and, consequently, an allowance for depreciation amounting to Ps. 641,611 was set up.

               SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

NOTE 10: DEBT CERTIFICATES RELATED TO THE CONTRIBUTION OF IMPROVEMENTS HELD BY THE MUNICIPALITY OF VILLA GESELL

  As of the date of these Financial Statements, the Municipality of Villa Gesell holds debt certificates related to the contribution of improvements belonging to Distribuidora Gesell Gas S.A. for an aggregate amount of Ps. 1,573,488, which have been timely submitted for confirmation, their collection not being due as of December 31, 1999. (see Note 2.e).

  Furthermore, Ps. 708,064 are included under Other non-current assets caption for the proportion of the cost of the work related to income to be acknowledged at the time of the confirmation of such certificates enforcement. (see Note 2.g).

NOTE 11: ADJUSTMENTS TO THE INITIAL FINANCIAL STATEMENTS OF I.V. INVERGAS S.A.

  This note makes reference to the adjustments to the Special Balance Sheet prepared in relation to the corporate spin-off upon which Distribuidora Gesell Gas S.A., subsidiary company of I.V. Invergas S.A., was originated.

  On November 20, 1999, the revision process of the Spin-off Special Balance Sheet as of December 31, 1998 of the subsidiary company Distribuidora Gesell Gas S.A. was completed.

  As a result of such revision process, certain adjustments to the above-mentioned Spin-off Special Balance Sheet have arisen, the effect of which has been recognized as a higher value of the investments in the Financial Statements of the Subsidiary Company as of December 31, 1999.

NOTE 12: NON-CURRENT INVESTMENTS OF THE SUBSIDIARY COMPANY

  On May 28, 1999, the Subsidiary Company acquired 100% of the shares of I.V. Invergas S.A. for Ps. 2,950,000. I.V. Invergas S.A. holds 100% of the shares and voting rights of Distribuidora Gesell Gas S.A. (the "New Company"), which was created as a result of a spin-off by Coarco S.C.A. Such acquisition was made subject to the approval of the Ente Nacional Regulador del Gas. The principal assets of the New Company are: (a) the concession for the distribution of gas in the city of Villa Gesell, Province of Buenos Aires; (b) all of the assets used in the gas subdistribution activities under the Concession Agreement; and (c) the right to collect any and all the sums (and proprietary rights over any and all such sums) from debtors for improvements, whether due or to become due, made pursuant to works performed under the Concession Agreement.

  On July 6, 1999, the Ente Nacional Regulador del Gas approved the Agreement entered into between Coarco S.C.A. and the Municipality of Villa Gesell, pursuant to which the Municipality transferred the concession of such subdistribution service to Coarco S.C.A.

  On August 26, 1999, the Camuzzi Gas Pampeana S.A. decided to sell one share of I.V. Invergas S.A. to Sodigas Pampeana S.A. Consequently, the Subsidiary Company's interest in I.V. Invergas S.A. represents 99.991667% of its capital stock.

NOTE 13: RECORDABLE ASSETS OF THE SUBSIDIARY COMPANY

  As regards the real estate transferred under the Transfer Contract, the Subsidiary Company has effected the corresponding deeds with the Argentine General Notary Public, and only isolated and irrelevant cases are pending.

  Additionally, the Subsidiary Company completed the transfer of all the vehicles.

               SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

NOTE 14: CONSTRUCTION FUNDED BY THIRD PARTIES BY THE SUBSIDIARY COMPANY, CAMUZZI GAS PAMPEANA S.A.

  Constructions funded by third parties, incorporated into the Subsidiary Company's network during the fiscal years ended December 31, 1999 and 1998, were the following:

                                                           For the fiscal years
                                                                   ended
                                                               December 31,
                                                           ---------------------
                                                              1999       1998
                                                           ---------- ----------
                                                                  (Pesos)
     . For valuable consideration.........................  2,540,632  3,188,972

  On February 8, 1996, ENARGAS issued Resolution No. 268/96, which sets forth that regarding construction fully or partially financed by third party users, such users should receive a discount based on the difference between the value of the construction and the amount actually discounted, if any.

  By means of ENARGAS' Resolution No. 356, dated August 22, 1996, the Regulatory Authority established the amounts to be recognized to the users mentioned above according to the business value determined by such entity.

  In compliance with this resolution, regarding networks transferred free of charge, during the fiscal year 1996, the Subsidiary Company recorded a liability in an amount estimated as the payment price in m/3/ of gas which was debited from a reserve set up in previous years for this purpose. In those projects in which the payments made by the Licensee differed from those set forth by the Regulatory Authority, the liability corresponding to such difference was accounted for. Both liabilities were valued at current tariffs.

  Furthermore, on February 3, 1997, by means of Resolution No. 422 the Regulatory Authority set the charges that the Gas Distribution Companies shall have to pay to third party users financing network extension works; such amount resulted from the business value set forth by ENARGAS. This resolution was only applicable to works transferred to the Licensee Companies in 1996.

  As regards works to be financed by future clients, commenced and transferred to the net worth of the Licensees in 1997, the Regulatory Authority issued Resolution No. 587, dated March 16, 1998, whereby it established the consideration to be granted to the clients, in accordance with the methodological guidelines included therein.

  As of the date hereof the Subsidiary Company has taken the necessary steps to implement the reimbursement of the cubic meters duly suggested by the ENARGAS.

  Subsequently, the ENARGAS, through Order No. 4,688 dated December 30, 1997, modified the criteria previously established by its Resolutions No. 356/96 and 422/96 and Order No. 1877/96, in connection with the obligation of the Distribution Service Licensees to grant provisions to third party users who totally or partially paid undertakings related to new networks or extensions thereof.

  This amendment consists, basically, in the replacement of the obligation of such users to file the documentation evidencing their contribution, as called for by the above-mentioned resolutions, by the execution of an affidavit in relation thereof.

  The above-mentioned order of ENARGAS has been challenged by the Subsidiary Company on the grounds that it affects its legitimate rights. However, the Subsidiary Company undertook a study to determine its liability in connection with the compliance with such order. Such study revealed that if the existing users and the potential

               SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY users which have transferred assets without monetary compensation are entitled to the discounts set forth in the ENARGAS' resolutions, the maximum increase in the liabilities would amount to Ps. 1.7 million. This amount has been reflected in these Financial Statements as a withdrawal from the voluntary reserve.

  In addition, it should be noted that such liability may be substantially lower due to the fact that it was calculated considering that all the users would request such discounts and the addition of users to such works are complied. Once the term fixed by the regulatory authority for the granting of discounts is finished, an analysis of the actual value of in project shall be made upon the basis of the users really added and of the value to the business, increasing or decreasing the value of the liability as applicable.

  As regards the networks transferred for a consideration, the liability shall also be fixed at the amounts agreed to with the third party transferors.

NOTE 15: LEGAL AND TAX MATTERS

a. Income tax

  On January 30, 1998, the Subsidiary Company filed an amended tax return to modify the depreciation of fixed assets transferred to the Subsidiary Company without consideration. The amended return takes into account a change in the tax rules governing valuation of networks incorporated by the Subsidiary Company prior to June 1995, by reference to valuation rules specified in resolutions of the Ente Nacional Regulador del Gas (ENARGAS) with respect to the transfer of networks funded by third parties to the Operating Companies.

  The criteria applied by the Subsidiary Company in its amended return was not acknowledged by the Argentine Tax Authority ("AFIP") and on July 6, 1999 the AFIP notified the Subsidiary Company of an assessment for taxes on income related to gas networks transferred without consideration. The assessment totalled Ps. 21.7 million in income tax owed plus Ps. 40.3 million in interest and fines. On August 11, 1999, the Subsidiary Company filed an appeal with the Argentine Tax Court.

  The Subsidiary Company believes, based on the advice of its legal counsel, that the filing of the amended return and application of the ENARGAS criteria for tax purposes should have resolved the assessment, and therefore any attempt of the AFIP to continue with the case would not be succesful.

b.Gross sales tax--Province of Buenos Aires

  The Province of Buenos Aires Revenue Board (the "DPRPBA") has challenged the Subsidiary Company's gross sales tax returns, and has assessed claims of Ps. 8,853,585 and Ps. 7,386,021 for the fiscal years from December 1992 through February 1995, and from March 1995 to June 1996, respectively, not including fines and accessory charges. Such difference arises mainly from the fact that the tax authority claims that the tax base on which the tax rate should be applied for computing gross sales taxes on gas sales should include all revenue obtained, as gas prices are no longer regulated by the State after the privatization and as such the tax base is no longer regulated by the provisions of Section 141(a) of the Tax Code.

  The Subsidiary Company contends that the tax basis is the difference between the purchase and sale price.

  On November 25, 1996, the General Revenue Board issued a final opinion stating that, in its opinion, Camuzzi Gas Pampeana S.A. must pay gross sales tax on its total sales and not on the distribution margin. On December 13, 1996, the General Revenue Board further explained some points of the opinion indicating that, according to such body, the change of criterion had derived from the fact that as from the takeover of the natural gas distribution service by the Licensees, the regulations set forth under the Tax Code (Section 136, Subsection

               SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

(e) and Section 141, Subsection (a)) are not valid, since the Government, upon withdrawing from the business, no longer regulates the official selling prices.

  Although the Subsidiary Company's legal counsel advised the Subsidiary Company of the soundness of its position, the final opinion issued by the General Revenue Board, which explicitly adopts the tax criteria adopted by the Province of Buenos Aires, substantially changed the tax burden of the Licensee. Therefore, because the Subsidiary Company is not legally required to participate in a judicial proceeding, the results of which cannot be assured in spite of its sound defense, and because its property would be subject to attachment throughout the course of such proceeding, on December 19, 1996, the Subsidiary Company availed itself of a tax amnesty program pursuant to the provisions of the Provincial Law 11,808 (Official Gazette July 10, 1996).

  The foregoing implementation of new criteria altered the Licensee's tax burden generating a cost fluctuation and clearly constituting a "tax change". This event was considered as a non-recurring tariff adjustment pursuant to clause 9.6.2. of the Distribution License and by law 24,076.

  Through Resolution No. 544 dated November 17, 1997 and pursuant to the applicable regulations, ENARGAS authorized the pass-through to the tariffs of the tax liabilities incurred as a result of the legal changes in the payment of the tax in accordance with the methodology set forth by such Regulatory Authority in its note No. 108 dated January 12, 1998.

  As mentioned above, because a "change of tax rules" generates a right for the Subsidiary Company to pass through the added cost to the tariffs as envisaged in clause 9.6.2. of the Distribution License and in Law No. 24,076, Camuzzi Gas Pampeana S.A. accounted for the amounts recognized as tax payable, together with the payments made for the taxable basis of all income from gas sales, with a balancing entry in the form of a receivable to be collected from the users in future billings.

  On October 8, 1999, the Subsidiary Company received Order No. 4,107 issued by ENARGAS which provides a new calculation for tax charges based on Resolution 544/97. Camuzzi Gas Pampeana S.A. believes that the claim is unfounded and filed a Motion for Reconsideration contending that the order is inconsistent with the provisions of Resolution 544/97 and with Order No. 108 dated January 12, 1998 issued by ENARGAS, which sets forth the amounts authorized to be passed through to the tariff.

  As of December 31, 1999, the receivable to be recovered totalled Ps. 25,411,276, of which, Ps. 3,057,091 were recorded under "Other Current Accounts Receivable" and Ps. 22,354,184 under "Other Non-Current Accounts Receivable".

c.Municipal taxes

  Municipal tax regulations generally include a tax on the use of easements. The imposition of such tax conflicts with Federal Regulations.

  The distribution license grants the Licensee underground rights of way free of charge. The license authorizes the Licensee to pass through to consumers any cost increase attributable to a municipal tax levied and ratified by a court.

  Clause 6.1 of the Distribution License states: "while the Licensee is in charge of the service, the Licensee shall have the right to use free of charge any street, avenue, square, bridge, road and any other public place, including the subjacent and air spaces, necessary for the installation of facilities for the licensed service, including communication lines and interconnections with third parties".

               SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

  Nonetheless, if a court, pursuant to a final non-appealable judgment, upholds a provincial or municipal tax levied on the Licensee's underground right of way, the Licensee may pass through such additional cost to consumers residing within the jurisdiction in which such tax is applicable. The Regulatory Entity is required to act in accordance with the Clause 9.6.2 of the License, without any right of claim against the Subsidiary Company or Gas del Estado.

  In addition, under the Argentine Budget Law No. 24,624/95 applicable to the year 1996, in order to be entitled to the subsidies set forth in such law, the municipal rates for the use of subjacent space have to be abolished as from January 1, 1996.

  The following are the most relevant current disputes related to taxes on underground rights:

  Municipality of La Plata, Province of Buenos Aires: On October 19, 1995, the Subsidiary Company was served an official assessment from the Municipality of La Plata for the payment of Ps. 2,730,141, not including penalties and other expenses. The Subsidiary Company timely contested the claim with the applicable administrative authorities.

  Municipality of Realico, Province of La Pampa: The principal amount assessed by the Municipality of Realico totals Ps. 4,137. The Subsidiary Company contested the assessment, which was denied.

  Municipality of Coronel Suarez, Province of Buenos Aires: The principal amount claimed totals Ps. 6,300. The Subsidiary Company has filed a Motion for Reconsideration.

  Municipality of Necochea, Province of Buenos Aires: The Municipality claimed the payment of taxes on the permanent tourism fund amounting to Ps. 119,240, including interest, for the February 1993 through February 1999. The Subsidiary Company contested the claim by filing a Recurso de Revocatoria con Recurso Jerarquico en subsidio.

  Municipality of Mar del Plata, Province of Buenos Aires: The Subsidiary Company entered into an agreement with the Municipality, pursuant to which the Municipality granted an exemption (previously granted to Gas del Estado S.E.), to the payment of municipal taxes, rights and liens prior to the last quarter of 1998. As of such period, the Subsidiary Company has undertaken to pay the aforementioned items, except for those corresponding to use and occupation of public spaces, which will be deferred until the matter is resolved by the applicable administrative and/or judicial proceedings.

  Municipality of Las Flores, Provincia de Buenos Aires: The amount claimed totals Ps. 20,083, and Ps. 10,000 were budgeted for interest and legal costs. As the Subsidiary Company was served with a complaint in executory proceedings, the Subsidiary Company contested the claim and filed a motion to dismiss the case. The judgement rendered favored the Subsidiary Company; therefore, the Municipality appealed to the Court of Appeal, which agreed to hear the case. In addition, the Municipality levied an attachment of the Subsidiary Company's assets in the amount of the claim.

  The Subsidiary Company has set up a Ps. 22,500 provision, which is accounted for under the "Provisions" caption.

  In the opinion of the Subsidiary Company, except for the pending action with the Municipality of Las Flores, for which a provision has been set up, an adverse decision in relation to the aforementioned claims is unlikely.

               SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY d.Stamp tax

d.1. The Revenue Board of the Province of Neuquen notified Camuzzi Gas del Sur S.A. that it had computed a stamp tax on the gas purchase agreements entered into jointly with the Subsidiary Company, in the amount of Ps. 10,400,134. The notice was responded to and the resolution was interrupted on account of the moratorium decrees. Subsequently, statements were filed with the Argentine Ministry of Economy asking for an opinion in connection with such matter. The province issued Special Decree No. 3534 allowing the regulated companies to avail themselves to a moratorium until November 6, 1998, subsequently extended to January 11, 1999.

  Additionally, on January 7, 1999, the ENARGAS submitted a report to the Argentine Ministry of Economy, stating that "the taxes claimed by Neuquen, will unfailingly lead to a tariff increase, with a serious damage to the users".

  The deadline expired on January 11, 1999 and has not been further extended.

  On September 24, 1999, the Subsidiary Company was served a notice informing it that the audit performed by independent public accountants engaged by the Province of Neuquen's Revenue Board had been closed. The assessment of the debt for stamp tax on natural gas purchase agreements entered into jointly with Camuzzi Gas del Sur S.A. amounted to Ps. 5,017,021, not including penalties or other charges.

  As of December 31, 1999, the Subsidiary Company has reserved Ps. 1,536,551 in such regard.

  On January 18, 2000, the Subsidiary Company was notified of the amendment of the initial amount, which, as amended, totalled Ps. 5,028,358, of which Ps. 4,155,331 are included in the original notice. The aggregate claim for both companies amounts to Ps. 11,273,161. At the date hereof, the Subsidiary Company has not received further notice from the Revenue Board.

  Currently, the Licensee is waiting for a ruling by the Ministry of Economy.

d.2 On December 15, 1999, the Revenue Board notified the final assessment of stamp tax for an amount of Ps. 6,089,767, derived from the gas transport agreements entered into with Transportadora de Gas del Sur S.A., before the privatization, when Gas del Estado S.E. was the only shareholder of the Subsidiary Company.

  The Subsidiary Company has notified the Direccion Nacional de Normalizacion Patrimonial, the Liquidation Entities Coordinator and Gas del Estado S.E. that, in accordance with the provisions of the Transfer Agreement, any national, provincial or municipal stamp tax assessed on agreements related thereto, shall be borne by Gas del Estado S.E. or the Argentine Government.

  Camuzzi Gas Pampeana S.A. believes that these agreements were not subject to provincial stamp tax due to the fact that the parties who entered into said agreements were Argentine state-owned companies, and are therefore exempt from such tax. Although such agreements were subject to stamp tax, Camuzzi Gas Pampeana S.A. considers that Gas del Estado S.E. would be the party liable for the payment of this tax, in accordance with the provisions of the Transfer Agreement.

  On December 29, 1999, the Subsidiary Company filed a Motion for
Reconsideration against the Revenue Board determination.

  The Subsidiary Company believes, based on the advice of its legal counsel, that, other than as described in paragraph d.1., it is unlikely that such claim will be resolved unfavorably for the Subsidiary Company.

               SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

d.3 On December 29, 1999, the Revenue Board of the Province of Santa Cruz served a notice of administrative proceedings assessing Ps. 1,466,120 against the Subsidiary Company in relation to the stamp tax on gas purchase agreements entered into jointly with Camuzzi Gas del Sur S.A.

  On January 20, 2000, the Subsidiary Company filed its defense in relation to the notice received.

  The Subsidiary Company contends that the stamp tax does not apply to gas purchase agreements, which it believes are not instruments subject to the tax.

d.4 The Revenue Board of the Province of Rio Negro served Transportadora de Gas del Sur S.A. with a notice claiming stamp tax as due with respect to natural gas transport agreements entered into with the Subsidiary Company.

  As of the date of these financial statements, the Subsidiary Company has not received any notice from the Revenue Board of the Province of Rio Negro that a claim has been filed. Nonetheless, in the event a claim is filed by the Tax Authority and an adverse judgement is made, Camuzzi Gas Pampeana S.A. would have to pay 50% of the tax applicable to the operations performed after the takeover amounting to approximately Ps. 15.1 million. In addition, Transportadora de Gas del Sur S.A. could bring an action for reimbursement against the Subsidiary Company, if it were obligated to pay the entire amount claimed. Furthermore, Transportadora de Gas del Sur S.A. has received a claim for payment of Ps. 2.1 million for stamp taxes with respect to agreements transferred by Gas del Estado which set forth the Argentine Government as the sole responsible party.

d.5 The Revenue Board of the Province of Santa Cruz has notified
    Transportadora Gas del Sur S.A. of a claim for stamp tax on the natural gas transport agreements entered into with the Subsidiary Company.

  As of the date hereof, the Subsidiary Company has received no notice in relation thereto from the Revenue Board of the Province of Santa Cruz. However, if the claim filed by the Revenue Board were decided against the Subsidiary Company, Camuzzi Gas Pampeana S.A. would have to pay 50% of the tax corresponding to the operations conducted after the privatization, which tax would amount to Ps. 1.1 million.

  In addition, Transportadora de Gas del Sur S.A. could seek contribution from the Subsidiary Company, if it were obliged to pay the claimed tax in full. Also, Transportadora de Gas del Sur S.A. has received a Ps. 0.6 million claim for payment of stamp taxes with respect to the agreements transferred by Gas del Estado, which set forth Gas del Estado as the sole responsible party.

  The Subsidiary Company believes, based on the advice of its legal counsel, that it has a strong defense to the matters described in paragraphs d.3, d.4 and d.5 above in light of the manner in which the agreements were documented, and therefore, an adverse decision in relation to the aforementioned claims is not deemed probable.

e.Others

  On August 8, 1998, the Ministry of Economy and Public Works and Services filed a claim for Ps. 656,485 for differences in amounts collected on overdue invoices. Schedule XXI of the Share Transfer Agreement provides that Camuzzi Gas Pampeana S.A. is responsible for collecting such amounts for Gas del Estado S.E.

  The Subsidiary Company duly set up an allowance of Ps. 220,000 to satisfy the claim. The Subsidiary Company considers such amount to be sufficient.

NOTE 16: CAMUZZI GAS PAMPEANA S.A.'S ESSENTIAL ASSETS INVENTORY

  In compliance with ENARGAS' Resolution No. 60, the Subsidiary Company made an inventory of its essential assets as of December 31, 1997, which was certified on October 26, 1998 by an independent expert specialized in that field.

               SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

  As a result of said work finished during 1998, differences were detected between the recorded value and the book value of the assets which reduced the assets timely recorded in an amount of approximately Ps. 12.8 million.

  Due to the fact that the Subsidiary Company maintained a voluntary reserve account consisting of gas distribution networks financed by third parties and transferred free of charge, Camuzzi Gas Pampeana S.A. offset the aforementioned difference against the voluntary reserve.

NOTE 17: FIVE-YEAR TARIFF REVIEW

  On December 31, 1997, the Ente Nacional Regulador del Gas issued Resolution No. 468 whereby it approved the five-year tariff review and established new values for the K and X factors corresponding to each component of the tariff. Such values were applicable during the 1998-2002 five-year period.

  The incorporation of these two factors (with K representing the Investment factor and X representing the Efficiency factor) has been contemplated within the existing tariff scheme. Such factors will be added and subtracted respectively from the margin of distribution and, therefore, will affect the final tariff for the next five-year period.

  During the year 1997, the Subsidiary Company submitted its proposed investments for the determination of the K factor, which, once reviewed by the ENARGAS, were approved at the end of October 1997 for the La Pampa Norte subarea, and which will be in force as from the second semester of 1998.

  Simultaneously, the ENARGAS defined an efficiency factor (X) of 4.5% for the Subsidiary Company as from January 1, 1998, which considers the improvements to be achieved in that respect in the next five-year period.

NOTE 18: CAMUZZI GAS PAMPEANA S.A.'S SALES OF LIQUIDS

  As required by ENARGAS through its note No. 3299 dated October 26, 1994, the Subsidiary Company's sales of extracted liquids and their respective costs for the fiscal year ended December 31, 1999 are disclosed below:

                                                                       (Pesos)
                                                                      ----------
     Net sales....................................................... 17,899,004
     Direct costs of sales........................................... 15,554,421

NOTE 19: SALE OF THE SHARES AFFECTED TO THE EMPLOYEE STOCK OWNERSHIP PLAN OF THE SUBSIDIARY COMPANY

  In September, 1999, the Executive Committee of the Employee Stock Ownership Plan resolved to sell its aggregate shareholding in the Subsidiary Company, therefor engaging Lopez Manan, Fravega & Asoc., a consulting company. On December 13, 1999, offers were first made and such holdings were awarded to Camuzzi Argentina S.A. As of the date hereof, the process has not been completed and therefore, the shares have not yet been transferred.

               SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

NOTE 20: INFORMATION SYSTEMS ADAPTATION PROCESS OF THE SUBSIDIARY COMPANY, CAMUZZI GAS PAMPEANA S.A. (NOT INCLUDED IN THE AUDITORS' REPORT)

  The Subsidiary Company began a process to update its information systems and related technologies, which has been given priority by the Board of Directors. The work methodology adopted assigns different teams to make the administrative, invoicing, human resources, hardware and software systems year 2000 compliant. Upon commencement of the year 2000, no failures have been detected in the administrative, invoicing, human resources, hardware and software systems in relation to the Y2K.

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

                                  FIXED ASSETS
             For the Fiscal Years Ended December 31, 1999 and 1998

                                                                      Schedule A

                                                                                            Depreciation of the Year
                                                                                  ----------------------------------------------
                                                                                  Accumulated
                     Value as of                                                     as of                           Accumulated
                      beginning                                       Value as of  beginning                          as of end
 Principal account     of year   Additions   Transfers   Write-offs   end of year   of year   Amount(1)  Write-offs    of year
 -----------------   ----------- ---------- -----------  -----------  ----------- ----------- ---------- ----------  -----------
                       (Pesos)    (Pesos)     (Pesos)      (Pesos)      (Pesos)     (Pesos)    (Pesos)    (Pesos)      (Pesos)
 Land..............    4,711,706        --       (6,771)         --     4,704,935         --         --         --           --
 Condominiums......      816,147        --     (192,258)         --       623,889     101,722     18,132        --       119,854
 Buildings.........   14,263,215        --      470,849          --    14,734,064   1,985,688    388,044        --     2,373,732
 Facilities........    7,677,688     17,388     151,384          --     7,846,460     936,665    258,586        --     1,195,251
 Gas pipelines.....  178,167,520        --   11,112,537          --   189,280,057  34,835,174  5,000,158        --    39,835,332
 Main and secondary
 pipelines.........   37,620,144        --    9,790,977          --    47,411,121   7,988,758  1,203,312        --     9,192,070
 Distribution
 networks..........  270,962,397  3,742,661 (14,678,041)         --   260,027,017  47,303,309  8,150,699        --    55,454,008
 Machinery and
 equipment.........    3,286,582    565,255     (41,455)         --     3,810,382     647,556    155,850        --       803,406
 Pressure reduction
 stations..........   12,070,606        --      393,687          --    12,464,293   2,093,697    422,124        --     2,515,821
 Processing
 equipment.........      783,721        --       64,404          --       848,125      23,462     15,629        --        39,091
 Vehicles..........    6,762,713    498,541         480          --     7,261,734   4,309,130    517,300        --     4,826,430
 Furniture and
 office equipment..    1,861,014     99,064      (1,018)         --     1,959,060     496,567    133,480        --       630,047
 Gas meters........   45,202,832     71,024   3,170,178     (528,301)  47,915,733  12,136,061  2,242,809   (232,072)  14,146,798
 Gas cylinders.....        1,189        --            3          --         1,192         359         60        --           419
 Works in
 progress..........    7,583,211 20,705,883  (4,336,802)         --    23,952,292         --         --         --           --
 Computer
 equipment.........    5,899,793  1,976,835       1,015          --     7,877,643   5,419,688    512,516        --     5,932,204
 Communications
 equipment.........    5,715,339     74,144     (23,479)         --     5,766,004   1,779,456    556,887        --     2,336,343
 Material at
 warehouses........    3,631,391  5,882,846  (4,182,011)  (2,848,075)   2,484,151         --         --         --           --
 Advances to
 suppliers.........      702,426  3,249,996  (1,693,679)     (52,710)   2,206,033         --         --         --           --
                     ----------- ---------- -----------  -----------  ----------- ----------- ---------- ----------  -----------
   Total as of
   December 31,
   1999............  607,719,634 36,883,637         --    (3,429,086) 641,174,185 120,057,292 19,575,586   (232,072) 139,400,806
                     ----------- ---------- -----------  -----------  ----------- ----------- ---------- ----------  -----------
   Total as of
   December 31,
   1998............  598,578,008 26,189,135         --   (17,070,035) 607,697,108 102,319,435 19,380,111 (1,642,254) 120,057,292
                     =========== ========== ===========  ===========  =========== =========== ========== ==========  ===========
                      Net carrying value as
                         of December 31,
                     -----------------------
 Principal account      1999        1998
 -----------------   ----------- -----------
                       (Pesos)     (Pesos)
 Land..............    4,704,935   4,711,706
 Condominiums......      504,035     714,425
 Buildings.........   12,360,332  12,277,527
 Facilities........    6,651,209   6,740,613
 Gas pipelines.....  149,444,725 143,332,346
 Main and secondary
 pipelines.........   38,219,051  29,631,386
 Distribution
 networks..........  204,573,009 223,659,088
 Machinery and
 equipment.........    3,006,976   2,637,722
 Pressure reduction
 stations..........    9,948,472   9,976,909
 Processing
 equipment.........      809,034     760,259
 Vehicles..........    2,435,304   2,441,748
 Furniture and
 office equipment..    1,329,013   1,361,188
 Gas meters........   33,768,935  33,066,771
 Gas cylinders.....          773         830
 Works in
 progress..........   23,952,292   7,583,211
 Computer
 equipment.........    1,945,439     475,457
 Communications
 equipment.........    3,429,661   3,934,813
 Material at
 warehouses........    2,484,151   3,631,391
 Advances to
 suppliers.........    2,206,033     702,426
                     ----------- -----------
   Total as of
   December 31,
   1999............  501,773,379         --
                     ----------- -----------
   Total as of
   December 31,
   1998............          --  487,639,816
                     =========== ===========

----
Note:
(1) The accounting allocation of depreciation charges for the year is described in Schedule H.

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

                               INTANGIBLE ASSETS
             For the Fiscal Years Ended December 31, 1999 and 1998

                                                                      Schedule B

                                                                     Amortization
                                                        ---------------------------------------
                                                                                                Net carrying value
                                                                     Current year               as of December 31,
                                                                    ---------------             -------------------
                          Value as                      Accumulated
                             of               Value as     as of    Rate            Accumulated
                          beginning           of end of  beginning   per             as of end
   Principal account       of year  Additions   year      of year   annum Amount(1)   of year     1999      1998
   -----------------      --------- --------- --------- ----------- ----- --------- ----------- --------- ---------
                           (Pesos)   (Pesos)   (Pesos)    (Pesos)     %    (Pesos)    (Pesos)    (Pesos)   (Pesos)
Expenses relating to the
issuance of Notes.......  5,434,886   57,425  5,492,311  3,810,681    20    843,908  4,654,589    837,722 1,624,205
Software................    892,647  305,233  1,197,880    273,348    20    124,566    397,914    799,966   619,299
Organization expenses...        --   139,026    139,026        --    --       7,725      7,725    131,301       --
                          ---------  -------  ---------  ---------   ---  ---------  ---------  --------- ---------
Total as of December 31,
1999....................  6,327,533  501,684  6,829,217  4,084,029   --     976,199  5,060,228  1,768,989       --
                          ---------  -------  ---------  ---------   ---  ---------  ---------  --------- ---------
Total as of December 31,
1998....................  6,052,100  275,433  6,327,533  2,845,595   --   1,238,434  4,084,029        --  2,243,504
                          =========  =======  =========  =========   ===  =========  =========  ========= =========

----
Note:
(1) The accounting allocation of depreciation charges for the year is described in Schedule H.

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

                                  INVESTMENTS
             General Balance Sheet as of December 31, 1999 and 1998

                                                                      Schedule C

                                                              Value Recorded as
                                                               of December 31,
                                                              ------------------
                                            Number    Market
    Issuer and securities                    F.V.     Value      1999     1998
    ---------------------                  --------- -------- ---------- -------
                                                               (Pesos)   (Pesos)
CURRENT INVESTMENTS
Mutual Investment Funds
  Banco Rio............................... 5,917,065 1.695379 10,031,668
  Banco Supervielle Societe Generale......   610,885 1.146721    700,515    --
  Banque Nationale de Paris............... 1,397,211 1.091589  1,525,180    --
  Banca Nazionale del Lavoro.............. 3,658,526 1.286966  4,708,398
Shares
  INDUPA S.A.I.C..........................    90,881 0.860000     78,158 59,073
  FO.GA.BA. S.A.P.E.M.....................    10,000 1.000000     10,000    --
                                                              ---------- ------
  TOTAL CURRENT INVESTMENTS...............                    17,053,919 59,073
                                                              ---------- ------
NON-CURRENT INVESTMENTS
I.V. Invergas S.A.........................       246 1.000000        246    --
                                                              ---------- ------
  TOTAL NON-CURRENT INVESTMENTS...........                           246    --
                                                              ---------- ------
  TOTAL INVESTMENTS.......................                    17,054,165 59,073
                                                              ========== ======

                SODIGAS PAMPEANA S.A.AND ITS SUBSIDIARY COMPANY

                               OTHER INVESTMENTS
             General Balance Sheet as of December 31, 1999 and 1998

                                                                      Schedule D

                                                           Value Recorded as of
                                                               December 31,
                                                           ---------------------
      Principal account                                       1999       1998
      -----------------                                    ---------- ----------
                                                            (Pesos)    (Pesos)
   CURRENT INVESTMENTS
    Fixed-term deposits................................... 15,536,415 13,177,946
                                                           ---------- ----------
     Total................................................ 15,536,415 13,177,946
                                                           ========== ==========

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

                            CONSOLIDATED ALLOWANCES
             For the Fiscal Years Ended December 31, 1999 and 1998

                                                                      Schedule E

                                     Adjustments
                                       to the
                                       Special    Adjusted
                           Balances   Spin-off    balances                             Balances as of
                            as of      Balance     as of                                December 31,
                          beginning     Sheet    beginning                          ---------------------
          Item             of year    (Note 10)   of year    Additions   Decreases                1998
          ----            ---------- ----------- ---------- ----------- -----------    1999    ----------
                           (Pesos)     (Pesos)    (Pesos)     (Pesos)     (Pesos)    (Pesos)    (Pesos)
DEDUCTED FROM ASSETS
Allowance for defaulting
receivables.............   9,574,142     59,256   9,633,398     (1)       1,376,453 10,009,254  9,574,142
Allowance for
uncollectible Mercobank
S.A. Series "C"
Certificates............     516,000        --      516,000 (2) 151,325         --     667,325    516,000
Allowance for
depreciation of
Mercobank S.A.'s
shares..................     291,434        --      291,434 (2) 669,118     318,941    641,611    291,434
Allowance for
uncollectibility of
certificates
corresponding to
contribution of
improvements
receivables.............         --   1,063,589   1,063,589 (1) 147,417         --   1,211,006        --
DEDUCTED FROM
LIABILITIES
Provisions for
lawsuits................   2,914,472     28,700   2,943,172 (3) 339,884 (3) 681,367  2,601,689  2,914,472
                          ----------  ---------  ---------- ----------- ----------- ---------- ----------
 Total..................  13,296,048  1,151,545  14,447,593   3,060,053   2,376,761 15,130,885 13,296,048
                          ==========  =========  ========== =========== =========== ========== ==========

----
Notes:
(1) Charged to Marketing Expenses in Schedule H.
(2) Charged to Extraordinary Income (Note 4.m.)
(3) Pesos 40,000 charged to Other Expenses (Note 4.l.)

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

                                 COST OF SALES
             For the Fiscal Years Ended December 31, 1999 and 1998

                                                                      Schedule F

                                                        For the Fiscal Years
                                                         ended December 31,
                                                       ------------------------
                                                          1999         1998
                                                       -----------  -----------
                                                         (Pesos)      (Pesos)
Inventories at beginning of year......................   1,951,983          --
Adjustment to the Special Spin-off Balance Sheet......  (1,786,025)         --
                                                       -----------  -----------
Adjusted inventories at beginning of year.............     165,958       37,142
                                                       -----------  -----------
Plus:
  Gas purchases....................................... 146,163,383  155,228,445
  Acquisition of transportation capacity..............  79,999,642   80,354,997
  Expenses per breakdown in Schedule H................  49,665,908   46,780,455
Less:
  Inventories at end of year..........................      81,333      161,545
                                                       -----------  -----------
  COST OF SALES....................................... 275,913,558  282,239,494
                                                       ===========  ===========

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

                    FOREIGN CURRENCY ASSETS AND LIABILITIES
             General Balance Sheet as of December 31, 1999 and 1998

                                                                      Schedule G

                                                           Amount in Argentine
                                                              currency as of
                                                               December 31,
                                                          ----------------------
                                     Type and
                                     amount of   Current
                                      foreign    exchange
                                     currency      rate      1999       1998
                                   ------------- -------- ---------- -----------
                                                           (Pesos)     (Pesos)
CURRENT ASSETS
Cash and banks.................... U$S   107,900  1.0000     107,900     317,874
Other receivables................. U$S       --      --          --      157,500
                                   -------------  ------  ---------- -----------
  Total current assets............       107,900     --      107,900     475,374
                                   -------------  ------  ---------- -----------
  Total assets....................       107,900     --      107,900     475,374
                                   -------------  ------  ---------- -----------
CURRENT LIABILITIES
Suppliers......................... U$S   200,397  1.0000     200,397      37,711
Bank loans
  Loan from Banco Rio............. U$S       --   1.0000         --    1,901,533
  Loan from Banco Boston.......... U$S       --   1.0000         --      250,119
  Bank Boston--Eximbank........... U$S    42,467  1.0000      42,467      85,024
  Notes--Interest................. U$S   326,599  1.0000     326,599     326,599
  BNL Letters of credit........... U$S       --                  --    3,748,098
  Financial loans
  Notes........................... U$S       --                       90,000,000
                                   -------------  ------  ---------- -----------
    Total current liabilities.....       569,463     --      569,463  96,349,084
                                   -------------  ------  ---------- -----------
NON-CURRENT LIABILITIES
Financial and banking loans
Notes--Principal.................. U$S79,443,000  1.0000  79,443,000  79,443,000
Bank Boston--Eximbank............. U$S       --   1.0000         --       42,324
                                   -------------  ------  ---------- -----------
  Total non-current liabilities...    79,443,000     --   79,443,000  79,485,324
                                   -------------  ------  ---------- -----------
  Total liabilities...............    80,012,463     --   80,012,463 175,834,408
                                   =============  ======  ========== ===========

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

          INFORMATION REQUIRED UNDER ART. 64, CLAUSE (B) OF LAW 19,550
             For the Fiscal Years Ended December 31, 1999 and 1998

                                                                      Schedule H

                         Total as of                                                Total as of
                         December 31,            Services Administrative Marketing  December 31,
         Items               1999     Sales Cost   Cost      Expenses     Expenses      1998
         -----           ------------ ---------- -------- -------------- ---------- ------------
                           (Pesos)     (Pesos)   (Pesos)     (Pesos)      (Pesos)     (Pesos)
Fees for services.......   8,806,423   4,027,369     --      4,779,054          --    5,959,902
Salaries and wages......  21,234,960   8,793,964 427,114     7,878,980    4,134,902  19,359,328
Contributions...........   6,158,885   2,586,732     --      2,340,376    1,231,777   5,912,403
Transportation
 expenses...............   1,409,719     592,082     --        535,694      281,943   1,171,965
Taxes and assessments...   3,052,526     597,068     --      2,156,924      298,534   2,750,272
Depreciation of fixed
 assets.................  19,575,586  18,306,316     --        846,180      423,090  19,380,111
Amortization of
 intangible assets......     976,199       7,725     --        968,474          --    1,238,434
Hired services..........   7,479,345   4,304,761     --      2,558,417      616,167   7,101,145
Postage, communications
 and data processing....   1,746,602     521,667     --        966,394      258,541   1,907,693
Processing of liquids...   6,307,337   6,307,337     --            --           --    5,652,797
Overheads...............   6,770,941   3,620,887     --      2,296,669      853,385   5,965,924
Defaulting debtors......   1,674,809         --      --            --     1,674,809   2,898,836
Advertising.............     324,547         --      --            --       324,547     310,314
                          ----------  ---------- -------    ----------   ----------  ----------
  Total as of December
   31, 1999.............  85,517,879  49,665,908 427,114    25,327,162   10,097,695         --
                          ----------  ---------- -------    ----------   ----------  ----------
  Total as of December
   31, 1998.............         --   46,780,455 324,192    21,693,788   10,810,689  79,609,124
                          ==========  ========== =======    ==========   ==========  ==========

--------
Note:
(1) Charged to "Miscellaneous" under the caption "Other Expenses" (Note 4.l)

                             SODIGAS PAMPEANA S.A.

                             US GAAP RECONCILIATION
                          Reconciliation of Net Income

                                                                         ANNEX I

                                                                   Year Ended
                                                                  December 31,
                                                                      1999
                                                                  -------------
Net income as reported under Argentine GAAP...................... Ps.15,487,156
US GAAP adjustments:
  Depreciation expense...........................................     2,900,219
  Intangible asset...............................................      (244,148)
  Intangible asset amortization..................................       377,072
  Gross sales tax settlement.....................................     2,768,773
  Regulatory issues..............................................       318,885
  Deferred income taxes..........................................      (800,491)
  Technical assistance fee.......................................      (458,423)
  Deferred expenses..............................................        43,958
  Minority interest..............................................    (1,842,703)
  Available for sale securities..................................       227,615
  Allocation of negative goodwill................................      (204,043)
                                                                  -------------
US GAAP adjustments, net......................................... Ps. 3,086,714
                                                                  -------------
Net income under US GAAP......................................... Ps.18,573,870
                                                                  =============

                             SODIGAS PAMPEANA S.A.

                             US GAAP RECONCILIATION
                     Reconciliation of Shareholders' Equity

                                                                  ANNEX I(cont).

                                                                  Year Ended
                                                                 December 31,
                                                                     1999
                                                                --------------
Shareholders' Equity as reported under Argentine GAAP.......... Ps.323,278,928
US GAAP adjustments:
  Initial carrying value of assets.............................    (38,565,393)
  Contribution of gas networks.................................    (63,721,063)
  Capitalization of interest...................................      4,019,596
  Depreciation expense.........................................     16,895,086
  Intangible assets............................................       (127,314)
  Intangible assets amortization...............................         15,660
  Gross sales tax settlement...................................    (23,964,755)
  Regulatory issues............................................     (1,610,384)
  Deferred income taxes........................................      5,763,059
  Technical assistance fee.....................................      7,411,052
  Deferred expenses............................................        (41,582)
  Minority interest............................................     27,433,060
  Allocation of negative goodwill..............................       (204,043)
                                                                --------------
US GAAP adjustments, net....................................... Ps.(66,697,019)
                                                                --------------
Shareholders' Equity under US GAAP............................. Ps.256,581,909
                                                                ==============

                                                                  ATTACHMENT I-5

                              BUENOS AIRES ENERGY
                                  COMPANY S.A.

                       CONSOLIDATED FINANCIAL STATEMENTS
             For the fiscal year commenced January 1, 1999 and 1998
                      and ended December 31, 1999 and 1998

          BUENOS AIRES ENERGY COMPANY S.A. AND ITS SUBSIDIARY COMPANY

           CONSOLIDATED BALANCE SHEETS AT DECEMBER 31, 1999 AND 1998
                                (Notes 1 and 2)

                                                     December 31,  December 31,
                                                         1999          1998
                                                     ------------  ------------
                                                       (Pesos)       (Pesos)
ASSETS
Current Assets
Cash and banks (Note 3.a)...........................    1,350,212     2,523,248
Investments (Schedule C)............................    1,051,157       544,113
Trade accounts receivable (Note 3.b)................   50,779,880    49,981,623
Other receivables (Note 3.c)........................    3,416,038     3,391,004
                                                     ------------  ------------
Total current assets................................   56,597,287    56,439,988
                                                     ------------  ------------

Non-current assets
Trade accounts receivable (Note 3.b)................    2,446,381     3,028,167
Other receivables (Note 3.c)........................   37,944,014    37,502,967
Fixed assets (Schedule A)...........................  425,110,853   419,916,748
Intangible assets (Schedule B)......................   19,315,322    20,179,721
Other Assets (Note 3.d.)............................      256,352     1,332,206
                                                     ------------  ------------
Total non-current assets............................  485,072,922   481,959,809
                                                     ------------  ------------
TOTAL ASSETS........................................  541,670,209   538,399,797
                                                     ============  ============

LIABILITIES
Current Liabilities
Commercial liabilities (Note 3.e)...................   17,115,830    20,072,630
Bank and financial loans (Note 3.f).................   54,511,727    34,070,622
Intercompany liabilities (Note 3.g).................    7,232,393     6,820,807
Social security liabilities (Note 3.h)..............    4,114,433     4,051,454
Tax liabilities (Note 3.i)..........................   11,062,994    14,671,523
Other liabilities (Note 3.j)........................      592,783       739,049
Allowances (Schedule E).............................          --        120,000
                                                     ------------  ------------
Total current liabilities...........................   94,630,160    80,546,085
                                                     ------------  ------------

Non-current liabilities
Bank and financial loans (Note 3.f).................  230,000,000   230,000,000
Intercompany liabilities (Note 3.g).................          --      1,380,000
Tax liabilities (Note 3.i)..........................      282,467           --
Other liabilities (Note 3.j)........................    2,830,864     1,939,328
                                                     ------------  ------------
Total non-current liabilities.......................  233,113,331   233,319,328
                                                     ------------  ------------
TOTAL LIABILITIES...................................  327,743,491   313,865,413
                                                     ------------  ------------
Minority interests in subsidiaries..................  120,115,434   125,227,021
                                                     ------------  ------------
SHAREHOLDERS' EQUITY................................   93,811,284    99,307,363
                                                     ------------  ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..........  541,670,209   538,399,797
                                                     ============  ============

The accompanying notes and schedules are an integral part of these consolidated financial statements.

                       BUENOS AIRES ENERGY COMPANY S.A.
                          AND ITS SUBSIDIARY COMPANY

                    CONSOLIDATED STATEMENT OF INCOME/(LOSS)
            For the fiscal year commenced January 1, 1999 and 1998
                     and ended December 31, 1999 and 1998
                                (Notes 1 and 2)

                                                   December 31,  December 31,
                                                       1999          1998
                                                   ------------  ------------
                                                     (Pesos)       (Pesos)
Net sales.........................................  189,866,120   200,836,538
Cost of sales (Schedule H)........................ (147,145,027) (149,993,368)
                                                   ------------  ------------
  Gross profit....................................   42,721,093    50,843,170
                                                   ------------  ------------
Marketing expenses (Schedule H)...................  (14,669,638)  (15,032,060)
Administrative expenses (Schedule H)..............   (8,490,594)   (8,113,198)
Financial gain/(loss) (Note 18)
  Generated by assets.............................    2,542,874     2,417,783
  Generated by liabilities........................  (27,493,335)  (23,675,722)
Other income , Net (Note 19)......................    1,726,154     2,915,742
Income tax (1)....................................   (4,198,000)  (10,343,847)
Ordinary loss on minority interests in
 subsidiaries.....................................    2,897,914      (687,449)
                                                   ------------  ------------
  Ordinary loss...................................   (4,963,532)   (1,675,581)
Extraordinary loss (Note 17)......................   (1,075,854)     (543,202)
Extraordinary income from minority interests in
 subsidiaries.....................................      543,307       274,317
                                                   ------------  ------------
  Net loss for the year...........................   (5,496,079)   (1,944,466)
                                                   ============  ============

--------
(1) Includes $ 9,621 and $ 13,892 of Baeco S.A. and $ 457,056 and $ 504,465 of
    IEBA S.A. corresponding to Tax on Minimum Hypothetical Income at December 31, 1999 and 1998 respectively.


      The accompanying notes and schedules are an integral part of these consolidated financial statements.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
             For the fiscal year commenced January 1, 1999 and 1998
              and ended December 31, 1999 and 1998 (Notes 1 and 2)

                                                       December     December
                                                       31, 1999     31, 1998
                                                      -----------  -----------
                                                        (Pesos)      (Pesos)
CHANGES IN FUNDS
Funds at beginning of year...........................   3,067,361    2,783,222
(Decrease)/Increase funds............................    (665,992)     284,139
                                                      -----------  -----------
Funds at end of year.................................   2,401,369    3,067,361
                                                      ===========  ===========
CAUSES OF CHANGES IN FUNDS
Sources of Funds
Ordinary loss for the year...........................  (4,963,532)  (1,675,581)
Plus: Items not entailing applications of funds
  Intangible asset amortization......................   2,691,497    2,441,832
  Accrued intercompany liabilities pending payment...   1,653,776    2,670,693
  Accrued expenses and purchases pending payment.....  15,695,259   17,235,483
  Accrued social security and taxes pending payment..   3,999,163    4,032,531
  Accrued tax liabilities pending payment............   3,753,977    9,843,332
  Accrued net financial income/(loss) pending
   payment...........................................   6,930,941    6,120,622
  Controlled, controlling and/or related company
   accrued net financial/(loss) pending payment......     152,892       14,033
  Fixed asset depreciation...........................  11,981,409   11,213,573
  Labor contingencies under art. 26 accrued in the
   year..............................................     529,306      444,330
  Net book value of fixed assets written off.........     228,285       11,737
  Materials used up and others.......................   1,445,007    1,280,736
  Bad debt allowance (Net increase)..................   2,393,564      695,153
  Tax on minimum hypothetical income.................     466,677      518,357
  Tax on financial cost..............................     890,312      890,312

Less: Items not entailing sources of funds
  Accrued controlled, controlling and/or related
   company sales pending collection..................     (20,931)      (3,919)
  Intangible assets written off......................         --       (32,973)
  Accrued interest pending collections...............         --        (1,552)
  Sales pending collection........................... (40,704,411) (43,314,667)
  Provision for lawsuits.............................    (120,000)     120,000
  Gain/(Loss) from Minority Equity in Controlled
   Companies.........................................  (2,897,914)     687,449
                                                      -----------  -----------
Funds generated by ordinary operations...............   4,105,277   13,191,481
                                                      -----------  -----------
Extraordinary loss for the year......................    (532,547)    (268,885)
Plus: Items not entailing applications of funds
  Allowances other assets............................   1,075,854      560,293
                                                      -----------  -----------
Less: Items not entailing sources of funds
  Increase in other receivables......................         --       (17,091)
  Income on minority interest in subsidiaries........    (543,307)    (274,317)
                                                      -----------  -----------
Funds generated by extraordinary operations..........         --           --
                                                      -----------  -----------
Funds generated by operations (Carried forward)......   4,105,277   13,191,481
                                                      ===========  ===========

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
             For the fiscal year commenced January 1, 1999 and 1998
       and ended December 31, 1999 and 1998 (Notes 1 and 2)--(Continued)

                                                      December     December
                                                      31, 1999     31, 1998
                                                     -----------  -----------
                                                       (Pesos)      (Pesos)
Funds generated by operations (Brought forward).....   4,105,277   13,191,481
                                                     -----------  -----------
Other sources of funds
Bank and financial loans, net of payments...........  19,445,694   14,870,460
Collections of receivables at beginning of
 year/Transferred...................................  48,622,161   43,044,391
Collection of intercompany receivables at beginning
 of year............................................       6,540       70,801
Increase in other liabilities.......................         --       161,838
Collection of interest at beginning of year.........       1,552          --
                                                     -----------  -----------
Total other sources of funds........................  68,075,947   58,147,490
                                                     -----------  -----------
Total sources of funds..............................  72,181,224   71,338,971
                                                     -----------  -----------
Applications of funds
Increase in other receivables.......................    (181,147)     (93,456)
Increase in fixed assets............................ (18,136,806) (21,693,713)
Payment of salaries and social security charges at
 beginning of year..................................  (3,936,184)  (3,874,715)
Payment of other liabilities at beginning of year...    (256,682)    (803,255)
Payment of commercial debts at beginning of year.... (19,989,772) (19,153,142)
Payment of financial loans at beginning of year.....  (5,935,530)  (5,539,722)
Payment of intercompany liabilities at beginning of
 year...............................................  (3,434,726)  (5,347,509)
Net variation tax liabilities....................... (18,190,343) (10,739,177)
Dividends paid......................................  (1,670,366)  (1,922,493)
Increase in intangible assets.......................  (1,115,660)  (1,887,650)
                                                     -----------  -----------
Total applications of funds......................... (72,847,216) (71,054,832)
                                                     -----------  -----------
(Decrease)/Increase in funds........................    (665,992)     284,139
                                                     ===========  ===========


The accompanying notes and schedules are an integral part of these consolidated financial statements.

                       BUENOS AIRES ENERGY COMPANY S.A.
                          AND ITS SUBSIDIARY COMPANY

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
            For the fiscal year commenced January 1, 1999 and 1998
                     and ended December 31, 1999 and 1998

NOTE 1: CONSOLIDATED FINANCIAL STATEMENTS

  The Company has consolidated its balance sheet at December 31, 1999 and 1998, the statements of income/(loss) and cash flows for the fiscal years commenced January 1, 1999 and 1998 and ended December 31, 1999 and 1998, with the balance sheet at December 31, 1999 and 1998 and the statements of income/(loss) and cash flows for the fiscal years commenced January 1, 1999 and 1998 and ended December 31, 1999 and 1998 of its Subsidiary Company Inversora Electrica de Buenos Aires S.A. on a line-by-line basis, following the procedure established by Technical Resolution No. 4 of the Argentine Federation of Professional Councils of Economic Sciences (FACPCE).

  The following data reflect the corporate control:

        Subsidiary                   Principal line of business             Percentage held
        ----------                   --------------------------             ---------------
 Inversora Electrica de   Equity interest in Empresa Distribuidora de             55%
 Buenos Aires S.A.        Energia Atlantica S.A. (EDEA S.A.). It holds the
                          corporate control (90%).

NOTE 2: FINANCIAL STATEMENT PRESENTATION AND ACCOUNTING POLICIES

  The financial statements of the subsidiary have been prepared based on criteria consistent with those applied by Buenos Aires Energy Company S.A. for preparing its financial statements.

  For purposes of comparison, the balances at December 31, 1998 have been reclassified to state them on a consistent basis with those of the Current year.

  In addition, the principal valuation and disclosure criteria used for preparing the consolidated financial statements of the subsidiary at December 31, 1999, which have not been explained in the note on accounting policies of the Controlling Company, are as follows:

a.Investments

  These correspond to units in mutual funds, which have been valued at their quotation value at closing date.

b.Fixed assets

  The value of the fixed assets transferred to EDEA S.A. for the rendering of public utility services has been determined considering the purchase price paid by the majority shareholder (Buenos Aires Energy Company Sociedad Anonima) for the capital stock, less the assets and liabilities transferred by the Licensor.

  Based on a technical appraisal report issued by independent experts, EDEA S.A. has assigned the total value to the different captions forming part of the fixed assets transferred, as well as their remaining useful life. Depreciation has been calculated following the straight-line method.

  Additions carried out subsequently have been disclosed at their acquisition cost, net of the corresponding accumulated depreciation charges calculated on the straight-line method, using an estimated useful life.

  Materials and spare parts in stock at closing date, considered as fixed assets, were valued at their estimated replacement cost at that date. Consumption of such assets is included in the cost of sales for the year in which they were used up.

          BUENOS AIRES ENERGY COMPANY S.A AND ITS SUBSIDIARY COMPANY

  The value of EDEA S.A.'s Fixed Assets, taken as a whole, does not exceed their estimated recoverable value, as disclosed by business projections taken as a whole.

c.Intangible assets

  This caption includes the following items:

  --EDEA S.A.'s obligation to bear certain costs and/or expenses, in accordance with the License agreement.

  --Pre-operating and organization expenses of EDEA S.A.

  --Labor commitments with EDEA S.A.'s personnel determined through actuarial estimates, as described in Note 16 to the consolidated financial statements.

  --EDEA S.A.'s Systems development expenses.

  Intangible assets will be amortized based on the straight-line method over fifteen years calculated on a monthly basis, considering the first management period, mentioned in Note 9 to the consolidated financial statements as provided in Art. Nos. 6 to 12 of the License Agreement, with the exception of the systems development expenses which will be amortized based on the straight-line method over a maximum five-year period.

  Furthermore, this caption includes the following items:

  --Payment made for Consulting work and expenses engaged for purposes of the International Public Bid for the purchase of the Share Capital of Empresa Distribuidora de Energia Atlantica Sociedad Anonima--#11.3.j. of the Terms and Conditions for the Bid. These expenses are amortized under the straight-line method over fifteen years calculated on a monthly basis, considering the first management period mentioned in Note 9 to the consolidated financial statements.

  --Other expenses relating to the International Public Bid mentioned above, in addition to those provided for in #11.3.j. of the Terms and Conditions for the Bid, which are amortized under the same method and over the same period.

  --Other expenses relating to the bridge loan granted by Citibank N.A.
   Bahamas Branch to make the irrevocable contribution to EDEA S.A.. These expenses are amortized in line with the straight-line method, over the life of the negotiable bond program (5 and 7 years)--Note 7 -, which replaced the loan mentioned, calculated on a monthly basis.

  --Expenses connected with the issuance of the Negotiable Bonds--Note 7 -.
   These expenses are amortized in line with the straight-line method, over the life of the negotiable bond program (5 and 7 years), calculated on a monthly basis.

d)Other assets

  Includes shares and bonds received from Mercobank S.A. as settlement of EDEA S.A.'s restricted savings account and current account balances deposited with Banco Credito Provincial, as mentioned in note 17 to the consolidated financial statements. These assets are disclosed at their estimated recoverable value.

e)Income and Expenditure Accounts

  The consolidated net income/(loss) for the year have been disclosed in the currency values, except for the charges for assets consumed (depreciation of fixed assets, consumption of materials and spare parts and amortization of intangible assets), which were determined based on the values of those assets.

           BUENOS AIRES ENERGY COMPANY S.A AND ITS SUBSIDIARY COMPANY

NOTE 3: BREAKDOWN OF BALANCE SHEET CAPTIONS

 Balance Sheet

  As at December 31, 1999 and 1998, the breakdown of balance sheet captions is as follows:

a.Cash and Banks

                                                       December 31, December 31,
                                                           1999         1998
                                                       ------------ ------------
                                                         (Pesos)       (Pesos)
Cash..................................................      2,424       16,047
Imprest fund..........................................     46,646       42,568
Funds collected to be deposited.......................        --       203,862
Banks.................................................  1,301,142    2,260,467
Bank in foreign currency (Schedule G).................        --           304
                                                        ---------    ---------
Total.................................................  1,350,212    2,523,248
                                                        =========    =========

b.Trade receivables

Current
Trade debtors (1)...................................  47,484,356   40,947,429
Controlled, controlling and/or related company
 debtors:
  --Empresa de Energia de Rio Negro S.A.............      20,834          --
  --Camuzzi Gas Pampeana S.A........................       3,331          --
Energy supplied pending invoicing...................  17,156,000   19,721,000
Others..............................................   6,776,906    6,792,656
                                                     -----------  -----------
Subtotal............................................  71,441,427   67,461,085
Less: Bad debt allowance (Schedule E)............... (20,661,547) (17,479,462)
                                                     -----------  -----------
Subtotal............................................  50,779,880   49,981,623
                                                     -----------  -----------
Non-current
Trade debtors (1)...................................   6,080,381    7,483,705
Less: Bad debt allowance (Schedule E)...............  (3,634,000)  (4,455,538)
                                                     -----------  -----------
Subtotal............................................   2,446,381    3,028,167
                                                     -----------  -----------
Total...............................................  53,226,261   53,009,790
                                                     ===========  ===========

--------
(1) Includes refinanced agreements

           BUENOS AIRES ENERGY COMPANY S.A AND ITS SUBSIDIARY COMPANY c.Other receivables

                                                     December 31, December 31,
                                                         1999         1998
                                                     ------------ ------------
                                                       (Pesos)      (Pesos)
Current
Documents with first maturity following April 1,
 1997 (less than 60-day default as at June 2,
 1997)..............................................         --       403,288
Non-transferred documents included in Circular No.
 88 of the Terms of Reference and Conditions........         --       873,695
Miscellaneous.......................................         --        12,000
                                                      ----------   ----------
Subtotal............................................         --     1,288,983
Bad debt allowance (Schedule E).....................         --    (1,288,982)
Employees Stock Ownership Plan (Note 5).............   1,238,600    1,559,972
VAT credit..........................................      50,783      358,747
Miscellaneous advance payments......................     255,355      127,095
Intercompany receivables
  United Utilities Int. LTD.........................         --         2,621
Receivables from the staff..........................     143,876      187,149
Tax to be recovered.................................     632,198          --
Receivables from ESEBA S.A..........................         --       903,028
Income Tax..........................................     709,943       74,490
Other receivables...................................     385,283      177,901
                                                      ----------   ----------
Subtotal............................................   3,416,038    3,391,004
                                                      ----------   ----------
Non-current
Miscellaneous advances..............................      22,500          --
Loans to personnel..................................     215,606      354,633
Employee Stock Ownership Plan (Note 5)..............  35,999,784   37,148,334
Tax on Minimum Hypothetical Income..................   1,329,364          --
Other receivables...................................     376,760          --
                                                      ----------   ----------
Subtotal............................................  37,944,014   37,502,967
                                                      ----------   ----------
Total...............................................  41,360,052   40,893,971
                                                      ==========   ==========

d.Other assets

                                                       December 31, December 31,
                                                           1999         1998
                                                       ------------ ------------
                                                         (Pesos)      (Pesos)
Time deposit with Mercobank (Note 17).................        --       574,351
Mercobank S.A. shares (Note 17).......................  1,152,590      933,384
Valuation allowance (Note 17 and Schedule E)..........   (896,238)    (323,808)
Mercobank S.A. Bond "C" (Note 17).....................    741,397      741,397
Bad debt allowance (Note 17 and Schedule E)...........   (741,397)    (593,118)
                                                        ---------    ---------
Total.................................................    256,352    1,332,206
                                                        =========    =========

           BUENOS AIRES ENERGY COMPANY S.A AND ITS SUBSIDIARY COMPANY e.Commercial liabilities

In local currency
  Suppliers...............................................  2,372,863  8,251,465
  Provisions for invoices to be received..................  8,948,956  5,842,853
                                                           ---------- ----------
Subtotal.................................................. 11,321,819 14,094,318
                                                           ---------- ----------
In foreign currency (Schedule G)
  Suppliers...............................................  5,713,571  4,856,990
  Provisions for invoices to be received..................     80,440  1,121,322
                                                           ---------- ----------
Subtotal..................................................  5,794,011  5,978,312
                                                           ---------- ----------
Total..................................................... 17,115,830 20,072,630
                                                           ========== ==========

f.Bank and financial loans

                                                       December 31, December 31,
                                                           1999         1998
                                                       ------------ ------------
                                                         (Pesos)      (Pesos)
Current
In foreign currency (Schedule G)
  Citibank (1)........................................   2,500,000    9,800,000
  Banco Rio de la Plata (1)...........................   5,000,000    4,550,000
  Banco del Buen Ayre (1).............................   2,100,000    8,000,000
  Banco Frances (1)...................................  19,980,000          --
  Bank Boston (1).....................................  18,000,000    5,600,000
  Accrued bank interest...............................     995,526      185,092
  Accrued negotiable obligations interest.............   5,935,415    5,935,415
                                                       -----------  -----------
Subtotal..............................................  54,510,941   34,070,507
                                                       -----------  -----------
In local currency
  Bank Boston--overdraft..............................         --           115
  Banco Velox--overdraft..............................         786          --
                                                       -----------  -----------
Subtotal..............................................  54,511,727   34,070,622
                                                       -----------  -----------
Non-current
Negotiable Bonds (Schedule G)......................... 230,000,000  230,000,000
                                                       -----------  -----------
Subtotal.............................................. 230,000,000  230,000,000
                                                       -----------  -----------
Total................................................. 284,511,727  264,070,622
                                                       ===========  ===========

--------
(1) They are being renegotiated so as to obtain financing terms of between 120 and 365 days.

           BUENOS AIRES ENERGY COMPANY S.A AND ITS SUBSIDIARY COMPANY g.Intercompany liabilities

                                                     December 31, December 31,
                                                         1999         1998
                                                     ------------ ------------
                                                       (Pesos)      (Pesos)
Current
Camuzzi Gas Pampeana S.A............................    137,919      673,341
Sodigas Pampeana S.A................................     29,494          --
Central Piedra Buena S.A. (Schedule G)..............    791,444          --
Camuzzi Argentina S.A...............................    914,295      673,585
Camuzzi Argentina S.A. (Note 6 and Schedule G)
  --Principal.......................................  3,037,500    2,565,000
  --Interest........................................     97,361        8,131
United Utilities International Argentina S.A.
 (Schedule G).......................................        --       110,912
United Utilities International Argentina S.A........    436,349    1,208,936
United Utilities International LTD (Note 6 and
 Schedule G)
  --Principal.......................................    720,000      720,000
  --Interest........................................     23,078        3,191
CNG International Corporation (Note 6 and Schedule
 G)
  --Principal.......................................  1,012,500      855,000
  --Interest........................................     32,453        2,711
                                                      ---------    ---------
Subtotal............................................  7,232,393    6,820,807
                                                      ---------    ---------
Non-Current
Camuzzi Argentina S.A. (Note 6 and Schedule G)......        --       765,000
CNG International Corporation (Note 6 and Schedule
 G).................................................        --       255,000
United Utilities International LTD (Note 6 and
 Schedule G)........................................        --       360,000
                                                      ---------    ---------
Subtotal............................................        --     1,380,000
                                                      ---------    ---------
Total...............................................  7,232,393    8,200,807
                                                      =========    =========

h.Social security liabilities

Salaries payable............................................     1,762     1,762
Social security charges payable............................. 1,062,590 1,008,784
Accrued vacations........................................... 1,223,581 1,169,669
Provision for annual bonus based on efficiency.............. 1,657,496 1,669,991
Provision for tourism assignment............................    49,308    50,047
Provision for PPAP bond.....................................   119,696   151,201
                                                             --------- ---------
Total....................................................... 4,114,433 4,051,454
                                                             ========= =========

           BUENOS AIRES ENERGY COMPANY S.A AND ITS SUBSIDIARY COMPANY i.Tax payables

                                                       December 31, December 31,
                                                           1999         1998
                                                       ------------ ------------
                                                         (Pesos)      (Pesos)
National taxes
  Law 23,681..........................................      81,044       82,654
  VAT Debit...........................................   1,913,719    1,175,429
  Tax on financial cost...............................   1,039,641      912,337
  Income tax..........................................   1,735,249    8,080,059
  Payment facility plans--VAT.........................     242,115          --
  Other...............................................       2,613          --
                                                        ----------   ----------
Subtotal..............................................   5,014,381   10,250,479
                                                        ----------   ----------
Provincial taxes
  Law 7,290...........................................   1,392,646      877,367
  Law 9,038...........................................     765,750      481,234
  Law 11,769 section 72 bis...........................     586,182      353,381
  Gross revenue tax...................................     131,341      150,608
                                                        ----------   ----------
Subtotal..............................................   2,875,919    1,862,590
                                                        ----------   ----------
Municipal taxes
  Law 11,769 Section 72/Ter...........................   1,869,510    1,750,765
  Law 10,740..........................................   1,303,184      807,689
                                                        ----------   ----------
Subtotal..............................................   3,172,694    2,558,454
                                                        ----------   ----------
Subtotal..............................................  11,062,994   14,671,523
                                                        ==========   ==========
Non-current
National taxes
Payment facility plan--VAT............................     282,467          --
                                                        ----------   ----------
Subtotal..............................................     282,467          --
                                                        ----------   ----------
Total.................................................  11,345,461   14,671,523
                                                        ==========   ==========

j.Other liabilities

Current
Labor commitment towards personnel (Note 16)................    56,771    38,424
User guarantee deposit......................................   409,868   229,507
Miscellaneous...............................................   126,144   471,118
                                                             --------- ---------
Subtotal....................................................   592,783   739,049
                                                             --------- ---------
Non-current
Labor commitment forwards personnel (Note 16)............... 2,828,864 1,937,328
Miscellaneous...............................................     2,000     2,000
                                                             --------- ---------
Subtotal.................................................... 2,830,864 1,939,328
                                                             --------- ---------
Total....................................................... 3,423,647 2,678,377
                                                             ========= =========

          BUENOS AIRES ENERGY COMPANY S.A AND ITS SUBSIDIARY COMPANY

NOTE 4: FIXED ASSETS TRANSFERRED

  According to the Terms of Reference and Conditions for the International and National Public Bid called for all the shares of Empresa Distribuidora de Energia Atlantica S.A. and the License Agreement, the fixed assets transferred by the Licensor to EDEA S.A. include, among others, Properties, Vehicles, Transformation Stations, Works in Progress, Materials and Spare Parts and any other assets necessary for the rendering of the public utility service existing at the moment in which EDEA S.A. started its operations.

  These assets shall only be used in connection with the rendering of the public utility service, and shall be transferred to the Province of Buenos Aires upon expiration of the License.

NOTE 5: EMPLOYEE STOCK OWNERSHIP PROGRAM

  Class C shares of EDEA S.A., representing 10% of its capital stock, were transferred to Inversora Electrica de Buenos Aires to be held by Banco de la Provincia de Buenos Aires as trustee, until the Employee Stock Ownership Participation Program is implemented with them.

  Pursuant to Chapter XII of the Terms of Reference and Conditions and to Clause Nine of Circular No. 36 for the privatization of EDEA S.A., the employees of such Company who elect to participate in the Stock Ownership Program shall pay the purchase price of Ordinary Class C shares to the Licensees, with the full amount of annual dividends corresponding to such shares, net of the Trustee's fees and the creation of a Guarantee and Repurchase Fund.

  Accordingly, the classification as current and non-current of such receivable is included in Note 3.c., and was made based on the projection of dividends distributed and to be distributed by EDEA S.A.

NOTE 6: LOANS FROM THE SHAREHOLDERS OF THE CONTROLLED COMPANY

  On May 27, 1997, IEBA S.A. requested the financial assistance of its shareholders, pro rata to their shareholdings, for the payment of the price balance of the shares in Empresa Distribuidora de Energia Atlantica S.A.. The amounts obtained were as follows:

  Buenos Aires Energy Company S.A.      U.S.$16,500,000
  United Utilities International Limited        U.S.$13,500,000

  These loans were partially settled with the proceeds of the issuance of Negotiable Bonds mentioned in Note 7 to the consolidated financial statements and the balance was renegotiated as follows:

 Loan from United Utilities International Limited for U.S.$13,500,000

  --U.S.$9,450,000 plus interest were settled on September 24, 1997, with the proceeds of the Negotiable Bonds.

  --U.S.$2,250,000 were allocated to an irrevocable contribution.

  --U.S.$1,800,000 were refinanced in 5 semiannual installments of U.S.$360,000 each, due as from March 31, 1998. Interest rate: LIBOR, 180-day rate.

 Loan from the shareholders of BAECO S.A. for U.S.$16,500,000

  --U.S.$11,400,000 plus interest were settled after September 30, 1997, with the proceeds of the Negotiable Bonds.

          BUENOS AIRES ENERGY COMPANY S.A AND ITS SUBSIDIARY COMPANY

  --U.S.$5,100,000 were refinanced in 5 semiannual installments of U.S.$1,020,000 each, maturing on March 31, 1998. Interest rate: LIBOR, 180-day rate.

NOTE 7: ISSUANCE OF NEGOTIABLE BONDS

  On September 24, 1997, IEBA S.A. issued Negotiable Bonds non-convertible into shares, under the Negotiable Bond Program approved by the CNV through Resolutions Nos. 11,880 and 11,898 dated September 8 and September 18, respectively.

The conditions of the issuance were as follows:

  Class A securities

 .Face value: U.S.$100,000,000

 .Annual interest rate: 8.65% payable semi-annually in arrears

 .Maturity of principal: September 16, 2002.

  Class B securities

 .Face value: U.S.$130,000,000

 .Annual interest rate: 9.00%, payable semi-annually in arrears

 .Maturity of principal: September 16, 2004.

  The main restrictions under the conditions for the issuance of the Negotiable Bonds are the following:

  Limitation on Additional indebtedness: The Issuer shall not, create, incur, assume or issue either, directly or indirectly, guarantee or in any manner become, either directly or indirectly, liable for or with respect to it ("incur") or tolerate any Indebtedness (including the Acquired Indebtedness), except for Indebtedness falling within at least one of the following categories:

    (i) Indebtedness under the Securities and the Trust Agreement; (ii) Indebtedness of the Issuer and of the Restricted Subsidiaries outstanding at the Issue Date after giving effect to the application of the proceeds of the sale of Securities; (iii) Indebtedness of the Issuer or of any Restricted Subsidiary; provided that, following such Indebtedness and after giving effect thereto, (a) no Default or Event of Default shall have occurred and be continuing, (b) the Consolidated EBITDA Coverage Ratio of the Issuer determined on a pro forma basis, for the last four fiscal quarters, taken as a whole, and assuming such Indebtedness had been incurred on the first day of such fourth quarter, had been at least 2.0 to 1.0; (iv) the Indebtedness incurred between the Issuer and any Restricted Subsidiary; (v) Indebtedness incurred in Interest Rate Agreements or Currency Agreements entered into with the purpose of hedging the fluctuations of interest rates or currency with respect to such Indebtedness and not for speculation purposes; (vi) (a) the Indebtedness of the Issuer regarding (1) the purchase price of the property acquired in the ordinary course of business or (2) obligations under other transactions related to capital investments; and (b) additional Indebtedness of EDEA provided that (x) such Indebtedness is assumed in relation to EDEA's business and operations, (y) such Indebtedness is not incurred in relation to a Permitted Investment under subsections (vi) or (vii) of the corresponding definition; and
    (z) immediately after the assumption of an Indebtedness and after giving effect thereto, the ratio (A) of the aggregate sum of EDEA's Total Consolidated Indebtedness plus any Indebtedness of the Issuer then incurred pursuant to subsection (a) above, to (B) EDEA's Total Consolidated Capitalization, does not exceed 0.40 to 1.00; and (vii) the replacements, renewals, refinancing and extensions of the Indebtedness described in clauses (i) through (vii) above; provided, however, that any such

          BUENOS AIRES ENERGY COMPANY S.A AND ITS SUBSIDIARY COMPANY replacements, renewals, refinancing and extension (a) shall not provide for any mandatory redemption, amortization or sinking fund requirement in an amount in excess of the amounts or at a date prior to the dates specified in the Indebtedness being replaced, renewed, refinanced or extended, and (b) shall not exceed the principal amount (plus accrued interest, prepayment premium and costs of operations, if any) of the Indebtedness.

  Limitation on Restricted Payments: The Issuer shall not make, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless:

    (i) no Default or Event of Default had occurred and be continuing at the time or after giving effect to such Restricted Payment; (ii) (A) up to September 30, 2000, the Consolidated EBITDA Coverage Ratio is at least 1.75 to 1.0 and (B) thereafter the Issuer may incur an additional Indebtedness of U.S.$1.00 pursuant to clause (iii) of the "Limitation on Additional Indebtedness" covenant; and (iii) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of: (a) the difference between the sum of (1) 100% of cumulative Consolidated EBITDA (or if such consolidated cumulative EBITDA is negative, less 100% of such amount) and (2) the result of multiplying 1.5 times the Consolidated Net Interest Expense, in each instance calculated for the fiscal year (taken as one accounting period) commenced on June 2, 1997 and ended on the last day of the last full fiscal quarter immediately preceding such Restricted Payment for which quarterly or annual financial statements of the Issuer are available, and (b) 100% of the aggregate Net Proceeds received by the Issuer from the issuance or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock) of the Issuer or any Indebtedness or other securities of the Issuer convertible into Capital Stock (other than Disqualified Capital Stock) or exercisable or exchangeable for Capital Stock of the Issuer which have been so converted, exercised or exchanged, as the case may be.

  For purposes of determining the amounts expended for Restricted Payments, cash distributed shall be valued at the face value thereof and property other than cash shall be valued at its Fair Market Value.

  Notwithstanding the foregoing, the Company may make Permitted Payments.

  "Permitted Payments" include:

  (x) the payment of any dividend within 60 calendar days after the date of declaration thereof, if at such date of such declaration the payment complied with the provisions of the Trust Agreement, (y) the withdrawal of any Capital Stock or Subordinated Indebtedness of the Issuer or of any Restricted Subsidiary by conversion into or by exchange for, shares of Capital Stock of the Issuer or of any Restricted Subsidiary (other than Disqualified Capital Stock), or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of Capital Stock (other than Disqualified Capital Stock) of the Issuer; and
  (z) the withdrawal of any Subordinated Indebtedness of the Issuer by exchange for or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of Subordinated Indebtedness of the Issuer permitted to be incurred in accordance with the "Limitation on Additional Indebtedness" covenant herein.

  In determining the amount of Restricted Payments permissible under clause
(iii) above, amounts expended pursuant to clauses (x), (y) and (z) in the preceding paragraph shall be included as Restricted Payments.

  Limitation on liens. The Issuer shall not, whether indirectly or directly, and shall not permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) of any kind upon any of their respective property or assets now owned or hereafter acquired (including any Capital

           BUENOS AIRES ENERGY COMPANY S.A AND ITS SUBSIDIARY COMPANY

Stock) or proceeds therefrom securing any Indebtedness, unless the Securities and all the amounts due under the Trust Agreement are equally and ratably secured by such Lien upon such property, assets or proceeds, together with (or prior to, in the event the obligation or liability to be secured with such a Lien were a Subordinate Indebtedness) the obligation or liability secured by such Lien.

  Ownership of voting stock of EDEA. The Issuer shall at all times maintain ownership of at least 90% of the securities of EDEA entitled to vote.

  In addition to the aforementioned restrictions, there are other restrictions related to the following:

  Limitation on dividends and other payment restrictions affecting the Subsidiaries.

          BUENOS AIRES ENERGY COMPANY S.A. AND ITS SUBSIDIARY COMPANY

    Disposal of the proceeds of sales of assets.

    Limitation on transactions with affiliates.

    Limitation on mergers, mergers by absorption and sales of assets.

    Limitation on designation of unrestricted Subsidiaries.

NOTE 8: CALCULATION OF THE CONSOLIDATED EBITDA AND CONSOLIDATED EBITDA COVERAGE RATIO

  In accordance with the commitments under the issuance of Negotiable Bonds, the breakdown of the calculation of the EBITDA shall be the following:

   Net consolidated loss of subsidiary................             (9,694,369)
   Plus:
   Income tax.........................................  4,188,379
   Financial gain/(loss).............................. 27,359,051
   Depreciation and Amortization...................... 14,839,390
   Minority interest..................................    921,246
   Extraordinary loss.................................  1,075,854  48,383,920
                                                       ----------  ----------
   Less:
   Dividends from the minority interest (Net of
    corresponding payments received from the PPAP)....   (200,444)
   Financial gain/(loss) (1)..........................   (657,251)
   Amortization of negative goodwill..................        --
   Extraordinary income...............................        --     (857,695)
                                                       ----------  ----------
                                                                   37,831,856
                                                                   ==========

--------
(1)Does not include charges for late payment

  According to the commitments undertaken under the negotiable Bond Issuance Program, the breakdown of the calculation of the consolidated EBITDA coverage Ratio is as follows:

   Consolidated EBITDA (last four quarters)..............  28,957,535
   Proforma Consolidated interest expenses + Dividends     37,831,856  = 1.306
    paid to third parties................................

NOTE 9: MANAGEMENT PERIOD OF EDEA S.A.

  In accordance with the provisions of Sections 6 through 12 of the License Agreement, the term thereof shall be divided into management periods. The first period shall extend for fifteen years, as from takeover, and the remaining eight periods shall be for ten years each, as from the end of the preceding management period.

  At least six months prior to the end of each management period, Inversora Electrica de Buenos Aires S.A. shall be able to sell its holding of Class A shares of the Licensee -EDEA S.A.- through an International Public Bidding called for by the Ministry of Works and Public Services of the Province of Buenos Aires.

          BUENOS AIRES ENERGY COMPANY S.A. AND ITS SUBSIDIARY COMPANY

NOTE 10: SECURITIES GRANTED BY THE CONTROLLED COMPANY

In compliance with section 38 of the License Agreement, Class A Shares of EDEA, owned by Inversora Electrica de Buenos Aires S.A., are pledged in security for the performance of the obligations undertaken thereunder, under the following terms and conditions:

  * The pledged Class A shares shall be delivered to the Licensor.

  * The holders of Class A shares shall undertake the obligation to increase this security by creating a similar pledge on any Class A shares acquired thereafter by the Licensee, as a result of new capital contributions or capitalization of profits and/or balances of capital adjustments and/or share dividends.

  * The pledge thus created shall be maintained during the term of the License and such lien shall survive the succeeding transfers of Class A shares.

NOTE 11: RESTRICTIONS ON THE TRANSFER OF SHARES

  According to Section 16 of the License Agreement, Inversora Electrica de Buenos Aires S.A., as majority shareholder of the Class A shares of EDEA, shall not modify its holding of such shares or sell then for five (5) years as from the date of the enforcement of the License Agreement (June 2, 1997). Following such five-year period, Inversora Electrica de Buenos Aires S.A. shall be able to modify or sell its shareholding, prior authorization of the Competent Authority.

  Pursuant to Section 16 in fine of the License agreement and to Section 9 of the By-laws, the shareholders of Inversora Electrica de Buenos Aires S.A. are restricted over a five-year period as from the enforcement of the License (June 2, 1997) from modifying their holding of such shares or selling the shares of such Investment Company by a proportion and amount exceeding FORTY NINE PERCENT (49%) of their respective shareholdings of the Investment Company. Following such five-year period, the shareholders will be allowed to dispose of their shareholdings upon prior notice to the Provincial Executive Power through the Relevant Authority, as provided for in Provincial Law No. 11,769.

  In addition, the technical operator of EDEA S.A. shall not, over a five-year period as from the takeover (June 2, 1997) modify his holding of such shares or sell its Class A shares by a proportion and amount exceeding 39.20% of the total shares representing the capital stock of the Company. Following such five-year period, EDEA S.A. shall be able to modify its shareholding or sell its Class A Shares subject to the ordinary regulations set forth in connection with any of the Company's shareholders.

NOTE 12: FORWARD CONTRACTS

  At December 31, 1999, EDEA S.A. has energy sale forward contracts, some of which were received as a result of the privatization process, as follows:

  -- 29 contracts with cooperatives, maturing on year 2001,

  -- 15 contracts with large customers maturing between 2000 and 2002.

NOTE 13: INVESTMENTS AND ELECTRIC ENERGY SUPPLY SYSTEM

  It is EDEA S.A.'s responsibility to make the necessary investments to ensure the rendering of the public service in conformity with the quality levels set in the license agreement, as well as to execute block energy

          BUENOS AIRES ENERGY COMPANY S.A. AND ITS SUBSIDIARY COMPANY purchase and sale contracts that it considers necessary to cover the current and future demand within the licensed area, in addition to the energy purchase and sale contracts with Central Termica San Nicolas S.A. and the cold reserve contract with Eseba Generacion and Eseba S.A. or their predecessors, which are a requirement of the license, and the lack of supply cannot be given as a reason to be exempt from the responsibility concerning its obligation to provide the service.

NOTE 14: RESTRICTIONS ARISING FROM THE LICENSE AGREEMENT

  The rights and obligations of EDEA S.A. arising from the license agreement may not be assigned to any third party without the prior consent of the Provincial Executive Power. However, the prior consent of the Provincial Executive Power shall not be necessary to assign to a third party, for the purpose of granting a security, the economic rights arising from the actual rendering of the utility service regarding which the Licensee is entitled to render pursuant to the license agreement.

NOTE 15: RESTRICTED ASSETS

  EDEA S.A. shall be forbidden to create any mortgage, pledge, lien or security interest in favor of third parties upon the assets essential for the service. Notwithstanding the foregoing, EDEA S.A. shall dispose without restrictions of those assets which in the future may be deemed inadequate or unnecessary for such purpose. This restriction shall not extend to the creation of real property rights granted by EDEA S.A. upon an asset at the moment of its acquisition, as a security for the compliance of the payment of the purchase price.

NOTE 16: LABOR COMMITMENTS TOWARDS EDEA S.A.'S PERSONNEL

  In accordance with the provisions of Section 26 of the Collective Bargaining Agreement, every employee availing himself of the pension benefit plan, as well as his beneficiaries, in the case of employees who may have died while rendering services, shall be granted a bonus based on his monthly remuneration and seniority.

  According to the foregoing, the total cost recorded under income for the period, based on actuarial estimates, is made up of the following items:

                                                                         (Pesos)
                                                                         -------
   Costs of services.................................................... 183,340
   Interest costs....................................................... 109,695
   Amortization of initial commitment................................... 236,271
                                                                         -------
   Total................................................................ 529,306
                                                                         =======

where Costs of Services represent the current estimated actuarial value of the portion of indemnity attributable to the year, Interest Cost corresponds to the interest on the Projected Commitment and the Amortization is the portion corresponding to the Initial Liabilities at June 2, 1997, which amounted to Pesos 2,435,196, to be amortized in 15 equal annual installments.

  At December 31, 1999, the Projected Commitment has been calculated in a total of Pesos 3,967,886 and the Cumulative Commitment (current actuarial value of the portion of indemnity attributable to past services) totalled Pesos 2,885,635.

  Considering that the Cumulative Commitment should be disclosed as a minimum, the Minimum Additional Liabilities are recorded as a balancing entry under the Intangible Assets caption, for a total of Pesos 1,777,742 at December 31, 1999.

          BUENOS AIRES ENERGY COMPANY S.A. AND ITS SUBSIDIARY COMPANY

NOTE 17: RESTRICTION ON FUNDS

  The Argentine Central Bank (the "BCRA") resolved, under Resolution No. 365 dated August 20, 1997, the complete suspension of the transactions of Banco Credito Provincial S.A., except for those transactions related to the Central Bank derived from monetary regulation and/or exchange transactions; transactions related to purchase and credit cards existing at that date; credit collection transactions, mere custody administrative transactions or those related to the compliance with labor, social security or fiscal obligations; and the payment of pension and survivors' benefits with funds provided by the National Administration of Social Security.

  In addition, on December 18, 1997, the BCRA through Resolution No. 741 authorized the group of mayor depositors of Banco Credito Provincial S.A., to integrate a retail commercial bank named Mercobank S.A., created pursuant to the provisions of section 7 of the Financial Institutions Law.

  Mercobank S.A. acknowledged EDEA S.A. deposits for Pesos 1,435,528 equivalent to 60% of the total amount owed by Banco Credito Provincial, and EDEA, as major depositor, instructed the institution about the application of these deposits for an amount of up to Pesos 717,764 earmarked for the subscription of 717,764 ordinary shares, with a face value of Pesos 1 each, as irrevocable capital contribution.

  In exchange for the difference in this connection, on May 19, 1998 the company received from Mercobank S.A. a certificate covering a time deposit and on June 3, 1998 it collected the coupon No. 1 plus interest accrued for Pesos 147,560. Pesos 574,351 are still pending collection.

  In exchange for the balance of privileged liabilities for deposits not assumed by Mercobank S.A., EDEA S.A. would receive Pesos 957,017 in Class C Participation Certificates of the trust set up by Mercobank S.A., of which Promotora Fiduciaria S.A. is the trustee; those certificates are equivalent to 40% of the total amount owed by Banco Credito Provincial S.A.

  On August 25, 1998, Mercobank S.A. subscribed 215,620 ordinary shares, with a face value of Pesos 1 each, through the capitalization of Pesos 215,620 of the amount of the Class C Participation Certificates of the trust mentioned in the preceding paragraph. In view of this, the balance of those certificates totals Pesos 741,397. At December 31, 1999, EDEA S.A. had determined to provision all the class C certificates.

  On April 30, 1999 the Shareholders' Meeting of Mercobank S.A. resolved to reduce the capital in approximately $ 20,144,000 in order to absorb the accumulated negative results generated up to December 31, 1998. This decrease was applied prorata amongst all the Bank's shareholders. Furthermore, it was resolved to increase capital through the subscription of shares for the amount of the time deposit certificates which the shareholders received from Mercobank S.A. and which to-date have not expired.

  As a result of what is mentioned in the preceding paragraph, on December 31, 1999, EDEA holds 1,152,590 shares with a face value of $ 1 (one peso). EDEA has decided to set up a provision for $ 896,238 for the valuation of estimated recovery value of the shares held in Mercobank S.A.'s portfolio.

  At December 31, 1999, the Extraordinary Net Income/(Loss) caption includes $ 1,075,854, which is the devaluation of the shares and the increase in uncollectibility of the Class C certificates during the year.

          BUENOS AIRES ENERGY COMPANY S.A. AND ITS SUBSIDIARY COMPANY

NOTE 18: FINANCIAL INCOME/(LOSS)

  The breakdown of this caption at December 31, 1999 and 1998 is as follows:

                                             December 31, 1999 December 31, 1998
                                                  (Pesos)           (Pesos)
                                             ----------------- -----------------
   Generated by assets
   Surcharges for late payment..............      1,885,525         1,609,225
   Interest.................................        658,035           736,715
   Exchange differences and others..........           (686)           71,843
                                                -----------       -----------
   Subtotal.................................      2,542,874         2,417,783
                                                -----------       -----------
   Generated by liabilities
   Bank fees and expenses...................       (201,624)         (642,662)
   Interest on bank loans and others........    (23,662,637)      (22,108,084)
   Tax on financial cost....................     (3,615,328)         (912,337)
   Exchange differences.....................        (13,746)          (12,639)
                                                -----------       -----------
   Subtotal.................................    (27,493,335)      (23,675,722)
                                                -----------       -----------
   Total....................................    (24,950,461)      (21,257,939)
                                                ===========       ===========

NOTE 19: OTHER INCOME (EXPENDITURE), NET

  At December 31, 1999 and 1998 the breakdown of this caption is as follows:

                                           December 31, 1999 December 31, 1998
                                             (loss)/income     (loss)/income
                                                (Pesos)           (Pesos)
                                           ----------------- -----------------
   Recovery of bad debt allowance
    (Schedule E)..........................       855,907         2,851,000
   Recovery/(Loss) Provision for lawsuits
    (Schedule E)..........................       120,000          (120,000)
   Income from sales of fixed assets......       724,816               --
   Others.................................        25,431           184,742
                                               ---------         ---------
   Total..................................     1,726,154         2,915,742
                                               =========         =========

NOTE 20: INTERCOMPANY TRANSACTIONS

As at December 31, 1999 and 1998, intercompany transactions are as follows:

                                           December 31, 1999 December 31, 1998
                                                (Pesos)           (Pesos)
                                           ----------------- -----------------
   Transactions loss/(Income)
   Camuzzi Gas Pampeana S.A...............       240,140           734,289
   Camuzzi Gas Pampeana S.A...............       (50,715)          (55,121)
   Camuzzi Argentina S.A.                      1,335,549 (1)     1,222,939 (2)
   Central Piedra Buena S.A...............     4,115,644         6,109,488
   CNG International Corporation..........        44,070            61,394
   Sodigas Pampeana S.A...................        24,375               --
   Empresa de Energia Rio Negro S.A.......       (17,600)              --
   United Utilities International
    Argentina S.A.........................     1,339,597         1,421,379
   United Utilities International Ltd.....        34,380           103,435

          BUENOS AIRES ENERGY COMPANY S.A. AND ITS SUBSIDIARY COMPANY

--------
(1) Includes Pesos 268,000 in Intangible Assets and $ 32,000 in Fixed Assets (Works in Progress)
(2)Includes Pesos 207,708 in Intangible Assets.

NOTE 21: TAX ON MINIMUM HYPOTHETICAL INCOME.

  The Company filed a Declaratory Action of Unconstitutionality as a precautionary measure, so as to avoid payments of the tax corresponding to the Minimum Hypothetical Income for the year ended December 31, 1998.

  During February and March 1999 the first two prepayments of this tax were paid under protest; and the Company expressly reserves the right to claim the recovery of what had been paid, which amounts to $ 304,888. This amount is disclosed net of the debt for said tax in the caption Tax Liabilities. Additionally, the Company did not pay the third and last prepayment of $ 152,444 at its due date (April 15, 1999).

NOTE 22: ADVANCED DIVIDENDS

  On July 27, 1999 the Board of Directors of EDEA S.A. proposed the distribution of dividends in advance for Pesos 7,544,700, subject to the approval of the Shareholders' Meeting, of which Pesos 6,790,230 corresponded to IEBA S.A. which had collected them in their entirety at the closing date of these financial statements.

              BUENOS AIRES ENERGY COMPANY S.A. AND ITS SUBSIDIARY

                                  FIXED ASSETS
            For the fiscal years commenced January 1, 1999 and 1998
                      and ended December 31, 1999 and 1998

                                                                      Schedule A

                                      OPENING VALUE                                              DEPRECIATION
                 ------------------------------------------------------------ --------------------------------------------------
                                                                                           For the year
                                                                              --------------------------------------
                  Value at                                                    Accumulated
                  beginning  Additions                                            at                                 Accumulated
                   of year    for the                              Value at    beginning                              at end of
      Item       (Note 2.b)     year     Transfers   Deletions    end of year   of year   Rate  Amount(2)  Deletions    year
      ----       ----------- ---------- -----------  ---------    ----------- ----------- ----- ---------- --------- -----------
                   (Pesos)    (Pesos)     (Pesos)     (Pesos)       (Pesos)     (Pesos)     %    (Pesos)    (Pesos)    (Pesos)
Lines........... 237,294,808        --    8,244,764    219,105    245,320,467  8,705,850   2,32  5,627,693   8,992   14,324,551
Connections.....  79,089,755        --    1,114,620        --      80,204,375  2,881,698   2,30  1,842,874     --    4,724, 572
Transformers....   5,758,100        --      725,080        --       6,483,180    278,003   3,05    189,953     --       467,956
Operation
devices.........  26,262,121        --    2,649,668        --      28,911,789  1,268,571   3,00    853,604     --     2,122,175
Substations.....  12,092,951        --    1,339,725        --      13,432,676    536,180   2,80    365,185     --       901,365
Operating
Equipment.......   3,074,271    374,050   1,714,747        --       5,163,068    831,123  12,75    618,064     --     1,449,187
Control
Systems.........         --         --      535,241        --         535,241        --    9,00     59,471     --        59,471
Materials and
spare parts.....   8,334,030  4,150,387  (4,065,109) 1,445,007(1)   6,974,301        --     --         --      --           --
Meters in use...  18,543,278        --      830,626        --      19,373,904  1,793,208   6,46  1,217,520     --     3,010,728
Tools...........     303,282    194,857       6,089        --         504,228     74,339  33,33    143,595     --       217,934
Devices and
instruments.....     137,002     60,503         --         --         197,505      6,085  20,00     36,583     --        42,668
Computer
equipment.......   1,251,697    249,106         --         --       1,500,803    418,600  33,33    473,064     --        891664
Communications
equipment.......     108,275     94,408      27,886        --         230,569     34,799  33,33     66,655     --       101,454
Facilities......     143,422     34,287         --         --         177,709     34,081  33,33     57,386     --        91,467
Furniture and
fixtures........     231,512      8,508         --         --         240,020     46,068  20,00     47,341     --        93,409
Vehicles........   2,158,543    603,767         --      21,200      2,741,110    214,189  20,00    351,930   3,028      563,091
Works in
progress........  17,981,309 12,395,935 (13,629,921)       --      16,747,323        --     --         --      --           --
Land............   2,632,974    162,000         --         --       2,794,974        --     --         --      --           --
Buildings.......  21,473,466    518,000     640,284        --      22,631,750     22,163   2,00     30,491     --        52,654
Advances to
suppliers.......     190,909      2,998    (133,700)       --          60,207        --     --         --      --           --
                 ----------- ---------- -----------  ---------    ----------- ----------  ----- ----------  ------   ----------
Total at
December 31,
1999............ 437,061,705 18,848,806         --   1,685,312    454,225,199 17,144,957    --  11,981,409  12,020   29,114,346
                 =========== ========== ===========  =========    =========== ==========  ===== ==========  ======   ==========
Total at
December 31,
1998............ 415,951,841 22,402,742         --   1,292,878    437,061,705  5,931,789    --  11,213,573     405   17,144,957
                 =========== ========== ===========  =========    =========== ==========  ===== ==========  ======   ==========
                     Net         Net
                  carrying    carrying
                  value at    value at
      Item        12.31.99    12.31.98
      ----       ----------- -----------
                   (Pesos)     (Pesos)
Lines........... 230,995,916 228,588,958
Connections.....  75,479,803  76,208,057
Transformers....  6,015, 224   5,480,097
Operation
devices......... 26, 789,614  24,993,550
Substations..... 12, 531,311  11,556,771
Operating
Equipment.......   3,713,881   2,243,148
Control
Systems.........     475,770         --
Materials and
spare parts.....   6,974,301  8, 334,030
Meters in use...  16,363,176  16,750,070
Tools...........     286,294     228,943
Devices and
instruments.....     154,837     130,917
Computer
equipment.......     609,139     833,097
Communications
equipment.......     129,115      73,476
Facilities......      86,242     109,341
Furniture and
fixtures........     146,611     185,444
Vehicles........   2,178,019   1,944,354
Works in
progress........  16,747,323  17,981,309
Land............   2,794,974   2,632,974
Buildings.......  22,579,096  21,451,303
Advances to
suppliers.......      60,207     190,909
                 ----------- -----------
Total at
December 31,
1999............ 425,110,853         --
                 =========== ===========
Total at
December 31,
1998............         --  419,916,748
                 =========== ===========

----
Note:
(1) Includes consumption of materials and spare parts for Pesos 1,303,671 (included in Schedule H and Expenses and Services for Maintenance and Operation) and Other Expenditures for Pesos 141,336.
(2) Included in Schedule H.

              BUENOS AIRES ENERGY COMPANY S.A. AND ITS SUBSIDIARY
                               INTANGIBLE ASSETS

 For the fiscal years commenced January 1, 1999 and 1998 and ended December 31,
                                 1999 and 1998

                                                                      Schedule B

                                OPENING VALUE                                       DEPRECIATION
                  ------------------------------------------ -----------------------------------------------------------
                                                                                   For the year
                                                                         ---------------------------------
                                                             Accumulated
                   Value at  Additions             Value at      at                                          Accumulated
   Principal      beggining   for the               end of    beginning                                       at end of
    Account        of year     year    Deletions     year      of year      Rate     Amount(1) Deletions (1)    year
   ---------      ---------- --------- ---------  ---------- ----------- ----------- --------- ------------- -----------
                   (Pesos)    (Pesos)   (Pesos)    (Pesos)     (Pesos)        %                   (Pesos)      (Pesos)
Pre-operating
and organization
expenses........   2,821,829   487,307      --     3,309,136    212,396         6,67   216,764        --        429,160
Consulting fees
and other
expenses re.
international
public bidding
for the purchase
of EDEA S.A's
shareholding....   5,765,495       --       --     5,765,495    608,583         6,67   384,367        --        992,950
Expenses re. the
issue of
Negotiable
Bonds...........   4,233,826       --       --     4,233,826    946,696  20,00/14,30   710,021        --      1,656,717
Expenses re.
Loan from
Citibank........   4,636,232       --       --     4,636,232  1,180,217  20,00/14,30   745,398        --      1,925,615
Costs and
Expenses assumed
under the
License
Agreement.......   3,596,330       --       --     3,596,330    345,926         6,67   243,330        --        589,256
Labor
undertakings as
per Section 26
Collective
Bargaining
Agreement
(Note 16).......   1,733,370   609,922      --     2,343,292    399,066          --    166,484        --        565,550
Systems
development.....   1,057,648   177,477      --     1,235,125    133,845        20,00   226,268        --        360,113
Licenses for
software........     239,711   718,876      --       958,587     77,991        33,33   165,349        --        243,340
                  ---------- --------- --------   ----------  ---------  ----------- ---------    -------     ---------
Total at
December 31,
1999............  24,084,441 1,993,582      --    26,078,023  3,904,720          --  2,857,981        --      6,762,701
                  ========== ========= ========   ==========  =========  =========== =========    =======     =========
Total at
December 31,
1998............  22,344,253 1,887,650 (147,462)  24,084,441  1,237,827          --  2,699,866    (32,973)    3,904,720
                  ========== ========= ========   ==========  =========  =========== =========    =======     =========
                   Net book   Net book
   Principal       value at   value at
    Account        12.31.99   12.31.98
   ---------      ---------- ----------
                   (Pesos)    (Pesos)
Pre-operating
and organization
expenses........   2,879,976  2,609,433
Consulting fees
and other
expenses re.
international
public bidding
for the purchase
of EDEA S.A's
shareholding....   4,772,545  5,156,912
Expenses re. the
issue of
Negotiable
Bonds...........   2,577,109  3,287,130
Expenses re.
Loan from
Citibank........  2,710, 617  3,456,015
Costs and
Expenses assumed
under the
License
Agreement.......   3,007,074  3,250,404
Labor
undertakings as
per Section 26
Collective
Bargaining
Agreement
(Note 16).......   1,777,742  1,334,304
Systems
development.....     875,012    923,803
Licenses for
software........     715,247    161,720
                  ---------- ----------
Total at
December 31,
1999............  19,315,322        --
                  ========== ==========
Total at
December 31,
1998............         --  20,179,721
                  ========== ==========

----
Note:
(1) Includes Pesos 2,691,497 and 2,408,859 for Amortization of Intangible Assets and Pesos 166,484 and 258,034 under Salaries and Wages in Schedule H for 1999 and 1998 respectively.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY

                                  INVESTMENTS
            Consolidated Balance Sheet at December 31, 1999 and 1998

                                                                  Schedule C

                                                              Book    Book Value
                                                            Value At      At
         Item                                               12.31.99   12.31.98
         ----                                               --------- ----------
                                                             (Pesos)   (Pesos)
   CURRENT INVESTMENTS
     Mutual funds
     Provinfondos..........................................   442,000  544,113
     BankBoston 1784.......................................   609,157      --
                                                            ---------  -------
   TOTAL CURRENT INVESTMENTS............................... 1,051,157  544,113
                                                            ---------  -------
   TOTAL INVESTMENTS....................................... 1,051,157  544,113
                                                            =========  =======

                       BUENOS AIRES ENERGY COMPANY S.A.
                          AND ITS SUBSIDIARY COMPANY

                                  ALLOWANCES
            For the fiscal years commenced January 1, 1999 and 1998
                     and ended December 31, 1999 and 1998

                                                                     Schedule E

                                                                 Net book   Net book
                          Opening   Additions for                value at   value at
      Item                Balances    the year     Decrease      12.31.99   12.31.98
      ----               ---------- -------------  ---------    ---------- ----------
                          (Pesos)      (Pesos)      (Pesos)      (Pesos)    (Pesos)
DEDUCTED FROM ASSETS
Allowance for trade
 receivables............ 21,935,000   3,249,471(1)   888,924(2) 24,295,547 21,935,000
Allowance for other
 receivables............  1,288,982         --     1,288,982(4)        --   1,288,982
Allowance for other
 assets.................    916,926   1,075,854(3)   355,145(4)  1,637,635    916,926
                         ----------   ---------    ---------    ---------- ----------
Total at December 31,
 1999................... 24,140,908   4,325,325    2,533,051    25,933,182        --
                         ----------   ---------    ---------    ---------- ----------
Total at December 31,
 1998................... 22,885,462   4,390,866(5) 3,135,420(6)        --  24,140,908
                         ----------   ---------    ---------    ---------- ----------
CARRIED UNDER LIABILI-
 TIES
For lawsuits............    120,000         --       120,000(7)        --     120,000
                         ----------   ---------    ---------    ---------- ----------
Total at December 31,
 1999...................    120,000         --       120,000           --         --
                         ----------   ---------    ---------    ---------- ----------
Total at December 31,
 1998...................        --      120,000(7)       --            --     120,000
                         ==========   =========    =========    ========== ==========

--------
Note:
(1) Included in Schedule H.
(2) Pesos 855,907 were included in Other income/(expenditure), net (note 19) and Pesos 33,017 correspond to allowances used during the year.
(3) Included in Extraordinary Net income/(loss) (Note 17).
(4) Uses during the year.
(5) Pesos 3,830,573 are included in Schedule H and Pesos 560,293 in Extraordinary Net income/(loss) (Note 17) net of differences of Pesos 17,091 recognized by Mercobank.
(6) Pesos 2,851,000 are included in Other income/(expenditure), net (Note 19) and Pesos 284,420 correspond to uses during the year.
(7) Included in Other Income Net (Note 19).

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY

                    FOREIGN CURRENCY ASSETS AND LIABILITIES
            Consolidated Balance Sheet at December 31, 1999 and 1998

                                                                      Schedule G

                                                         Amount in   Amount in
                                                         Argentine   Argentine
                            Type and amount of Exchange currency at currency at
           ITEMS             foreign currency  rate (1)  12.31.99    12.31.98
           -----            ------------------ -------- ----------- -----------
                                                          (Pesos)     (Pesos)
CURRENT ASSETS
  Cash and banks...........               --       --           --          304
                                                        ----------- -----------
      Total current
       assets..............                                     --          304
                                                        ----------- -----------
      Total assets.........                                     --          304
                                                        =========== ===========
CURRENT LIABILITIES
  Commercial liabilities...  U.S.$  5,794,011   1.0000    5,794,011   5,978,312
  Bank and financial loans
   (including interest)....  U.S.$ 54,510,941   1.0000   54,510,941  34,070,507
  Intercompany liabilities
    United Utilities
     International LTD.....  U.S.$    743,078   1.0000      743,078     723,191
    United Utilities
     International
     Argentina S.A.........               --       --           --      110,912
    Central Piedra Buena...  U.S.$    791,444   1.0000      791,444         --
    Camuzzi Argentina
     S.A...................  U.S.$  3,134,861   1.0000    3,134,861   2,573,131
    CNG International
     Corporation...........  U.S.$  1,044,953   1.0000    1,044,953     857,711
                                                        ----------- -----------
      Total current
       liabilities.........                              66,019,288  44,313,764
                                                        ----------- -----------
NON-CURRENT LIABILITIES
  Bank and financial Loans
    Negotiable bonds--
     Principal.............  U.S.$230,000,000   1.0000  230,000,000 230,000,000
  Intercompany liabilities
    United Utilities
     International LTD.....               --       --           --      360,000
    Camuzzi Argentina
     S.A...................               --       --           --      765,000
    CNG International
     Corporation...........               --       --           --      255,000
                                                        ----------- -----------
      Total non-current
       liabilities.........                             230,000,000 231,380,000
                                                        =========== ===========
      Total liabilities....                             296,019,288 275,693,764
                                                        =========== ===========

--------
(1) Banco Nacion official rate of exchange at 12.31.99 for U.S. Dollars.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY

          INFORMATION REQUIRED UNDER ART. 64, CLAUSE (b) OF LAW 19,550
            For the fiscal years commenced January 1, 1999 and 1998
                      and ended December 31, 1999 and 1998

                                                                      Schedule H

                           Cost of   Administrative Marketing   Total at    Total at
         Items              sales       expenses     expenses   12.31.99    12.31.98
         -----           ----------- -------------- ---------- ----------- -----------
                           (Pesos)      (Pesos)      (Pesos)     (Pesos)     (Pesos)
Purchase of energy and
 power.................. 112,236,923         --            --  112,236,923 114,354,252
Fees for services.......   1,653,897   1,157,166       606,859   3,417,922   3,671,794
Salaries and wages......  14,933,894   2,261,941     4,718,051  21,913,886  22,048,834
Traveling expenses......     216,397     242,666        80,887     539,950     730,941
Taxes and charges.......   1,562,129         870       196,627   1,759,626   2,492,553
Fixed Asset
 depreciation...........  11,382,339     299,535       299,535  11,981,409  11,213,573
Intangible Asset
 amortization...........     340,685   2,095,299       255,513   2,691,497   2,408,859
Expenses and Services
 hired for maintanance
 and operation..........   4,060,304   1,026,448     1,769,984   6,856,736   7,024,116
Postage, communications
 and data processing....     148,061     704,164     3,021,195   3,873,420   4,251,862
General expenses for
 operation..............     610,398     702,505       218,720   1,531,623     782,612
Bad debts...............         --          --      3,249,471   3,249,471   3,830,573
Advertising.............         --          --        252,796     252,796     328,657
                         -----------   ---------    ---------- ----------- -----------
  Total at December 31,
   1999................. 147,145,027   8,490,594    14,669,638 170,305,259         --
                         -----------   ---------    ---------- ----------- -----------
  Total at December 31,
   1998................. 149,993,368   8,113,198    15,032,060         --  173,138,626
                         ===========   =========    ========== =========== ===========

        Free translation of the report issued for Argentine purposes in accordance with local generally accepted accounting principles

                               Auditors' Report

To the President and Directors of
Buenos Aires Energy Company S.A.

  In our capacity as independent public accountants, we report on the audit we performed of the financial statements of Buenos Aires Energy Company S.A., detailed in point 1. below. The preparation and issuance of these financial statements are the responsibility of the Company's Board of Directors, in the exercise of its exclusive functions. Our responsibility is to issue a report on such financial statements, based on our examination performed with the scope mentioned in point 2. below.

1. FINANCIAL STATEMENTS AUDITED

  We have examined the Balance Sheets of Buenos Aires Energy Company S.A. at December 31, 1999 and 1998, as well as the Statements of Income, Changes in Shareholders' Equity and Cash Flows for the financial years then ended, together with notes 1 to 11 and schedules C and G.

  In addition, we have examined the Consolidated Balance Sheets of Buenos Aires Energy Company S.A. and its subsidiary Inversora Electrica de Buenos Aires S.A. at December 31, 1999 and 1998, as well as the Consolidated Statements of Income and Cash Flows for the financial years then ended, together with notes 1 to 22 and consolidated schedules A, B, C, E, G and H.

2. SCOPE OF THE AUDIT WORK

  Our examination was conducted in accordance with auditing standards in force in Argentina, as approved by the Professional Council of Economic Sciences. Those standards require that the auditor plan and perform the audit to form an opinion about the fairness of the significant information contained in the financial statements. An audit includes the examination, on a selective test basis, of the judgmental elements supporting the information disclosed in the financial statements and the evaluation of the accounting standards used in their preparation and, as a part thereof, the fairness of the estimates made by the Board of Directors.

3. OPINION

  In our opinion, the financial statements referred to in point 1. present fairly, in all material respects, the net worth and financial condition of the Company at December 31, 1999 and 1998, the results of its operations, changes in its shareholders' equity and cash flows for the financial years then ended, as well as the consolidated net worth and financial condition of the Company, the consolidated results of operations and consolidated cash flows of the Company and its subsidiary, in accordance with professional accounting standards in force in Argentina.

4. SPECIAL INFORMATION CALLED FOR BY EXISTING REGULATIONS

  As called for by regulations in force, we report that:

  4.1. The financial statements mentioned in point 1. above are recorded in the Inventories and Balances book and stem from accounting records kept in all formal respects in accordance with legal standards.

  4.2. The financial statements mentioned in point 1. have been prepared in accordance with the provisions of Law 19,550 and 22,903, as well as Resolution N 290/97 of the National Securities Commission, except for the non-presentation of the Informative Review, as required by that Resolution.

  4.3. At December 31, 1999, there no liabilities accrued in respect of employer contributions and employee withholdings towards the Integrated Pension and Survivors' Benefit System, according to the Company's accounting records.

Buenos Aires,
February 17, 2000.

                                          PRICEWATERHOUSECOOPERS

                                                                      (Partner)
                                          _____________________________________
                                                    Alberto Boruchowicz

Buenos Aires Energy Company S.A.

                             US GAAP RECONCILIATION

                                                                As of
                                                             December 31,
                                                                 1999
                                                             ------------
   Reconciliation of shareholders' equity:
   Total shareholders' equity under Argentine GAAP.......... $93,811,284
   U.S. GAAP Adjustments:
   Deferred Income taxes....................................  (2,570,335)(a)
   Deferral of expenses.....................................  (3,457,755)(b)
   Depreciation expenses....................................     308,196 (c)(d)
   Financing costs..........................................  (2,710,617)(e)
   Minority interest........................................   4,108,324 (f)
                                                             -----------
   Total Shareholders' Equity under U.S. GAAP...............  89,489,097
                                                             -----------

                                                             Twelve-month
                                                             period ended
                                                             December 31,
                                                                 1999
                                                             ------------
   Reconciliation of net loss:
   Net loss under Argentine GAAP............................ $(5,496,079)
   U.S. GAAP Adjustments:
   Deferred Income taxes....................................    (765,721)(a)
   Deferral of expenses.....................................    (225,568)(b)
   Depreciation expenses....................................     125,193 (c)(d)
   Financing costs..........................................     745,398 (e)
   Investments..............................................     372,079 (g)
   Minority interest........................................     101,950 (f)
                                                             -----------
   Net Loss under U.S. GAAP.................................  (5,142,748)
                                                             -----------

                                                                   Twelve-month
                                                                   period ended
                                                                   December 31,
                                                                       1999
                                                                   ------------
Analysis of changes in shareholders' equity under U.S. GAAP:
Balance of shareholders' equity as of December 31, 1998........... $95,003,924
Net income........................................................   (5,42,748)
Unrealized holding loss in available for sale securities..........    (372,079)
                                                                   -----------
Balance of shareholders' equity as of December 31, 1999...........  89,489,097
                                                                   -----------